Exhibit 1

Media Release

8 September 2008

ST.GEORGE AND WESTPAC AGREE REVISED TERMS

•                  St.George Board confirms unanimous recommendation of Westpac offer in the absence of a superior proposal

•                  No change in merger exchange ratio which remains at 1.31 Westpac shares for each St.George share held

•                  St.George shareholders to receive a final dividend and a special dividend totalling up to $1.25 per St.George share, an increase of $0.28 per St.George share

•                  Independent Expert, Grant Samuel, confirms the Westpac proposal is ‘fair and reasonable and in the best interests of St.George shareholders’

•                  Break fee of $100 million payable by St.George in specified circumstances

•                  Acceleration of integration and transition planning

•                  Westpac remains committed to the proposed operating model including maintaining the St.George and Westpac branch networks

Westpac and St.George today announced a revised merger proposal involving a higher dividend for St.George shareholders and a package of measures to increase the certainty of completion of the transaction and accelerate merger benefits. The St.George Board confirmed its unanimous support for the merger.

St.George Chairman, John Curtis welcomed today’s announcement.

“The St.George Board believes that the merger of St.George and Westpac, on the terms proposed, is a very positive outcome for St.George shareholders. The Independent Expert has informed St. George that the merger proposal is fair and reasonable and in the best interests of St.George shareholders,” Mr Curtis said.

“Our Board unanimously recommends that shareholders vote in favour of the merger, in the absence of a superior proposal.

“The revised merger terms recognise the contribution of St.George to the strength of the combined organisation. Westpac will continue to have a AA rating with a strong capital base and broad-based funding to support future growth,” Mr Curtis said.

Westpac Chairman, Ted Evans, said that the merger would deliver positive outcomes for both Westpac and St.George.

“In light of volatile and challenging market conditions, we have been pleased by the continuing strength of both the Westpac and St.George businesses since announcement of the merger proposal,” Mr Evans said.

“Today we have agreed a number of measures to enhance the certainty of a successful outcome, including accelerating integration and transition planning.

“This will ensure that we realise merger benefits more quickly and work closely together to optimise customer retention,” Mr Evans said.

St.George FY08 Final Dividend and Special Dividend

In addition to the St.George 2008 final dividend, St.George shareholders will now receive an additional fully franked special dividend (at the same time as the 2008 final dividend is paid). The amount and other details concerning the special dividend will be announced when the St.George annual results are released and the 2008 final dividend is announced on 29 October 2008.

Westpac has agreed to the payment of the special dividend by St.George on the basis that the aggregate amount of the special dividend and the final dividend does not exceed $1.25 per St.George share.

This is an increase of $0.28 per St.George share in total potential dividends payable to St.George shareholders, which equates to a total potential additional dividend payment to St.George shareholders of approximately $160 million.

There has been no change to the merger exchange ratio, which remains at 1.31 Westpac shares for each St.George share irrespective of the amount of the dividend paid by St.George.

Westpac confirms the transaction is expected to be EPS accretive within three years of the merger.

Independent Expert

The Independent Expert, Grant Samuel, has reviewed the merger proposal and has concluded that it is fair and reasonable, and in the best interests of St.George shareholders, in the absence of a superior proposal emerging. The proposed special dividend reinforces this conclusion.

The Independent Expert’s report will be released to the market with the scheme documentation after the regulatory review process is complete. Grant Samuel has confirmed that although its report is currently in the final stages of preparation for submission to the Australian Securities & Investments Commission during the coming week, they have completed their analysis and formed their conclusions.

Amendments to Merger Implementation Agreement

To reflect the revisions to the terms of the merger proposal, St.George and Westpac have agreed to amend certain terms of the Merger Implementation Agreement (MIA) dated 26 May 2008. A copy of the amended and restated MIA is attached.

The amendments include a package of enhancements intended to increase the certainty of completion of the transaction and bring forward realisation of merger benefits, including:

•                  Enhanced co-operation between Westpac and St.George in relation to integration planning, with a view to accelerating the process of integrating the two banks, bringing forward the realisation of merger benefits and minimising integration risk, including jointly developing strategies to maximise customer retention; and

•                  A break fee of $100 million payable by St.George to Westpac in certain specified circumstances, including a change in the St.George Board’s unanimous recommendation of the merger proposal.

The amended MIA also sets out the terms of arrangement in respect of the SAINTS and St.George employee options.

Next steps

It is intended that the scheme book will be lodged with ASIC shortly and is expected to be released to the market on 30 September 2008 and dispatched to St.George shareholders in mid October. The scheme meeting is expected to be held on 13 November 2008.

Full details of the Independent Expert’s report will be published in the scheme book. The ACCC has announced that it will not oppose the merger. The transaction also requires approval from the Federal Treasurer.

Mr Curtis and Mr Evans said the merger will provide the opportunity for both St.George and Westpac to grow stronger together, benefiting shareholders and customers.

Ends.

For Further Information

David Lording	Jeremy Griffith
Westpac Media Relations	St.George Corporate Relations
Ph: 02 8253 3510	Ph: 02 9236 1328
Ph: 0419 683 411	Ph: 0411 259 432

Merger Implementation
Agreement

Westpac Banking Corporation

St.George Bank Limited

Allens Arthur Robinson

Deutsche Bank Place

Corner Hunter and Phillip Streets

Sydney  NSW  2000

Tel  61 2 9230 4000

Fax  61 2 9230 5333

www.aar.com.au

© Copyright Allens Arthur Robinson, Australia 2008

Merger Implementation Agreement

Table of Contents

1.	Defined Terms and Interpretation		4

	1.1	Defined terms	4
	1.2	Interpretation	16
	1.3	Consents and approvals	17
	1.4	Business Day	17
	1.5	Date of this Agreement	18

2.	Agreement to Propose Schemes		18

3.	Conditions Precedent		18

	3.1	Conditions to Share Scheme	18
	3.2	Best endeavours to satisfy Share Scheme Conditions	19
	3.3	ACCC Approval	20
	3.4	Waiver of Share Scheme Conditions	21
	3.5	Notifications	21
	3.6	Conditions not satisfied	22

4.	Share Scheme		23

	4.1	Outline of Share Scheme	23
	4.2	Share Scheme Consideration	23
	4.3	Ineligible Foreign Shareholders	23

5.	Other St.George Securities		24

	5.1	SAINTS Scheme	24
	5.2	SPS, CPS and CPS II	25
	5.3	Option Scheme	25
	5.4	Compulsory acquisition	27

6.	Implementation Steps		27

	6.1	St.George’s obligations	27
	6.2	Register details	31
	6.3	Westpac’s obligations	31
	6.4	Assistance of officers and advisers	32
	6.5	Board changes	33
	6.6	Scheme Booklet responsibility statements	33

7.	Implementation Committee		34

	7.1	Establishment	34
	7.2	Membership	34
	7.3	Functions	34
	7.4	Meetings of Implementation Committee	34
	7.5	No partnership	34
	7.6	Integration planning	35

8.	Meetings and Court Approvals		35

	8.1	Court refuses to make orders	35
	8.2	Scheme voted down	35

i

9.	Recommendation of Share Scheme		36

	9.1	St.George Board recommendation	36
	9.2	Changes in St.George Board recommendation	36
	9.3	Other Schemes	37

10.	Conduct at Court Proceedings		37

11.	Conduct of Business		37

	11.1	Conduct by St.George	37
	11.2	Conduct by Westpac	39
	11.3	St.George securities	40

12.	Dividends		40

	12.1	St.George dividends	40
	12.2	Westpac dividends	40
	12.3	2008 final dividends	41
	12.4	Special Dividend	41
	12.5	St.George Dividend Reinvestment Plan	42

13.	Representations and Warranties		42

	13.1	St.George Warranties	42
	13.2	Westpac Warranties	44
	13.3	Reliance by parties	46
	13.4	Survival of representations	46
	13.5	Notification	46

14.	No Reliance on Due Diligence Information		47

	14.1	Due diligence investigations	47
	14.2	No warranty by St.George or Westpac	47
	14.3	Own enquiries	48
	14.4	Benefit	49

15.	Releases		49

	15.1	Westpac directors and officers	49
	15.2	St.George directors and officers	49

16.	Termination		51

	16.1	Termination for material breach	51
	16.2	Termination due to change or withdrawal of St.George Board recommendation	51
	16.3	Other termination events	51
	16.4	Method of termination	52
	16.5	Effect of termination	52

17.	Indemnities		52

	17.1	Indemnity by St.George	52
	17.2	Indemnity by Westpac	52
	17.3	Survival of indemnities	52

18.	Public Announcements and Communications		53

	18.1	Public announcements	53
	18.2	Agreement on Communications	53
	18.3	Shareholder communications	53

ii

19.	Exclusivity		54

	19.1	No-shop restriction	54
	19.2	No-talk restriction	54
	19.3	No due diligence	54
	19.4	Notification	54
	19.5	Exceptions	55

20.	Reimbursement of Westpac Costs		55

	20.1	Acknowledgement	55
	20.2	Reimbursement	55
	20.3	Compliance with law	56
	20.4	No other liability	56
	20.5	Termination by St.George	56

21.	Confidentiality Deed		56

22.	Co-operation		56

	22.1	St.George consent and assistance	56
	22.2	Westpac consent and assistance	57
	22.3	Indemnities	58

23.	General		59

	23.1	Entire agreement	59
	23.2	Further acts	59
	23.4	Notices	59
	23.5	Expenses and stamp duties	60
	23.6	Amendments	60
	23.7	Assignment	61
	23.8	Governing law	61
	23.9	Waiver	61
	23.10	No representation or reliance	61
	23.11	No merger	61
	23.12	GST	61
	23.13	Counterparts	62

Annexure 1 – Timetable			63

Annexure 2 – Share Scheme			65

Annexure 3 – SAINTS Scheme			66

Annexure 4 – Option Scheme			67

Annexure 5 – Deed Poll			68

Signing Page			69

iii

Date	8 September 2008

Parties

1.	Westpac Banking Corporation (ACN 007 457 141) of Level 20, 275 Kent Street, Sydney, NSW 2000 (Westpac)

2.	St.George Bank Limited (ACN 055 513 070) of Level 15, 182 George Street, Sydney, NSW 2000 (St.George)

Recitals

A	On 9 May 2008, Westpac submitted a merger proposal to St.George under which Westpac would acquire all of the St.George Shares pursuant to a scheme of arrangement.

B

On 13 May 2008, Westpac and St.George entered into an agreement to record the key terms of the merger, make a joint announcement of the merger and to facilitate the conduct of due diligence and finalisation of a merger implementation agreement containing the terms on which the merger would be implemented. Westpac and St.George jointly announced to the ASX their conditional agreement to merge and the key terms of the merger at approximately 9.30am on 13 May 2008.

C	On 26 May 2008, the parties entered into a Merger Implementation Agreement to record and give effect to the definitive terms on which St.George and Westpac will propose and implement the Share Scheme.

D

On 8 September 2008, the parties amended and restated the Merger Implementation Agreement so as to set out in more detail various matters agreed in the Merger Implementation Agreement, and to reflect other matters which have been agreed by the parties.

It is agreed as follows.

1.	Defined Terms and Interpretation

1.1	Defined terms

In this Agreement, the following definitions apply unless the context requires otherwise.

2008 Financial Year means the financial year ending 30 September 2008.

2009 Financial Year means the financial year ending 30 September 2009.

ACCC means the Australian Competition and Consumer Commission.

ACCC Approval means the occurrence of any of the following:

(a) Westpac receives written notice from the ACCC to the effect that the ACCC does not propose to oppose, intervene or seek to prevent the implementation of the Transaction under or by reference to section 50 of the Trade Practices Act 1974 (Cth) (TPA), which notification is either unconditional or on conditions acceptable to both parties;

(b)

Westpac is granted clearance or authorisation to implement the Transaction by the ACCC or the Australian Competition Tribunal, unless revoked or stayed, which clearance or authorisation is either unconditional or on conditions acceptable to both parties; or

(c)

the Federal Court of Australia or any other competent Australian court makes a declaration that the implementation of the Transaction would not contravene the TPA either unconditionally or on conditions acceptable to both parties.

Adviser means, in relation to an entity, a financier, financial adviser, corporate adviser, accounting adviser, auditor, legal adviser, or technical or other expert adviser or consultant who provides advisory services in a professional capacity to the market in general and who has been engaged by that entity.

Announcement Date means the day on which the announcement referred to in clause 18.1(a) has been released to the ASX by both parties.

APRA means the Australian Prudential Regulation Authority.

ASIC means the Australian Securities and Investments Commission.

ASIC Review Draft means the draft of the Scheme Booklet which is provided to ASIC for approval pursuant to section 411(2) of the Corporations Act.

ASIC Review Period means the period from the date on which the ASIC Review Draft is submitted to ASIC to the date on which ASIC registers the Scheme Booklet in accordance with section 412(6) of the Corporations Act.

ASX means the Australian Securities Exchange.

ASX Listing Rules means the official listing rules of the ASX.

Award Option means a zero exercise price option to acquire a St.George Share, granted under St.George’s Executive Performance Share Plan, which will participate in the Option Scheme.

Award Option Holder means a person who is registered in the Award Option Register as the holder of one or more Award Options from time to time.

Award Option Register means the register of Award Options kept by St.George.

Borrower Share has the meaning given to that term in the St.George Constitution.

Business Day means a week day on which trading banks are open for business in Sydney, Australia.

Claim means, in relation to a person, any claim, demand, action, legal proceeding, or judgment brought, made or given against the person.

Communications means all forms of communications, whether written, oral, in electronic format or otherwise, and whether direct or indirect via agents or Representatives.

Competing Transaction means a transaction, which if completed, would mean a person (other than Westpac or a Related Body Corporate of Westpac) would:

(a)                                  directly or indirectly, acquire an interest, a relevant interest in or become the holder of:

(i)            more than 50% of the St.George Shares or more than 50% of the shares in any of St.George’s Material Subsidiaries; or

(ii)           the whole or a material part of the business or property of St.George or any of its subsidiaries;

(b)           acquire control of St.George, within the meaning of section 50AA of the Corporations Act; or

(c)           otherwise acquire or merge (including by way of a reverse takeover bid or dual listed companies structure) with St.George.

For the purposes of paragraph (a)(ii) above, the acquisition of an interest in the business or property of St.George or any of its subsidiaries will be material if:

(d)                                 the relevant business or property contributes 50% or more of the consolidated net profit after tax of St.George; or

(e)                                  the business or property represents 50% or more of the total consolidated assets of St.George.

Confidentiality Deed means the confidentiality deed dated 13 May 2008 between St.George and Westpac.

Corporations Act means the Corporations Act 2001 (Cth).

Court means the Federal Court of Australia or the Supreme Court of New South Wales, to be agreed by Westpac and St.George.

Court Approval Date means the first day on which the application made to the Court for an order pursuant to section 411(4)(b) of the Corporations Act approving the Share Scheme is heard or, if the application is adjourned for any reason, the first day on which the adjourned application is heard.

CPS means the non-cumulative, unsecured, converting preference shares issued under Article 6B of the St.George Constitution on the terms set out in the terms of issue contained in the replacement prospectus for CPS dated 16 November 2006.

CPS II means the non-cumulative, unsecured, converting preference shares issued under Article 6B of the St.George Constitution on the terms set out in the terms of issue contained in the replacement prospectus for CPS II dated 27 November 2007.

Deed of Cancellation means a deed dated on or around 8 September 2008 between St.George, Westpac and the holder of options granted under the St.George Executive Option Plan.

Deed Poll means the deed poll to be entered into by Westpac in favour of the Share Scheme Participants, SAINTS Scheme Participants and Option Scheme Participants, in the form of Annexure 5 or as may otherwise be agreed by St.George and Westpac.

Depositor Share has the meaning given to that term in the St.George Constitution.

Disclosed means fairly disclosed:

(a)                                  in the case of St.George:

(i)                                    by St.George in writing to Westpac prior to 26 May 2008; or

(ii)                                 in any announcement made by St.George on ASX prior to 26 May 2008; and

(b)           in the case of Westpac:

(i)            by Westpac in writing to St.George prior to 26 May 2008; or

(ii)           in any announcement made by Westpac on ASX prior to 26 May 2008.

Effective means, when used in relation to a Scheme, the coming into effect pursuant to section 411(10) of the Corporations Act of the order of the Court made under section 411(4)(b) in relation to that Scheme.

Effective Date means, when used in relation to a Scheme, the date that Scheme becomes Effective.

Exchange Date has the meaning given in the terms of issue of the SPS, CPS or CPS II, as applicable.

Exchange Notice has the meaning given in the terms of issue of the SPS, CPS or CPS II, as applicable.

Excluded Award Option Holder means any Award Option Holder who has, as at 8 September 2008, entered into a Deed of Cancellation.

Excluded SAINTS Holder means any SAINTS Holder who is Westpac or a Related Body Corporate of Westpac.  However, such a SAINTS Holder will not be an Excluded SAINTS Holder if that SAINTS Holder has no beneficial interest in any SAINTS held.  Where such a SAINTS Holder has a beneficial interest in some, but not all, of the SAINTS held, that person will be an Excluded SAINTS Holder but only in respect of those SAINTS in which a beneficial interest is held.

Excluded Shareholder means any St.George Shareholder who is Westpac or a Related Body Corporate of Westpac.  However, such a St.George Shareholder will not be an Excluded Shareholder if that St.George Shareholder has no beneficial interest in any St.George Shares held.  Where such a St.George Shareholder has a beneficial interest in some, but not all, of the St.George Shares held, that person will be an Excluded Shareholder, but only in respect of those St.George Shares in which a beneficial interest is held.

Exclusivity Period means the period commencing on the date of this Agreement and ending on the first to occur of:

(a)                                  termination of this Agreement;

(b)                                 the Effective Date of the Share Scheme; and

(c)                                  the Sunset Date.

First Court Date means the first day on which an application is made to the Court for an order under section 411(1) of the Corporations Act approving the convening of the Share Scheme Meeting.

Government Agency means any government or representative of a government or any governmental, semi-governmental, administrative, fiscal, regulatory or judicial body, department, commission, authority, tribunal, agency, competition authority or entity in any part of the world.  It includes ASIC, ACCC and ASX (and any other securities exchange).

Headcount Test means (as applicable):

(a)                                  the requirement imposed by section 411(4)(a) of the Corporations Act that the resolution to approve the Share Scheme at the Share Scheme Meeting is passed by a majority in number of the St.George Shareholders (other than Excluded Shareholders) present and voting, either in person or by proxy;

(b)           the requirement imposed by section 411(4)(a) of the Corporations Act that the resolution to approve the SAINTS Scheme at the SAINTS Scheme Meeting is passed by a majority in number of the SAINTS Holders (other than Excluded SAINTS Holders) present and voting, either in person or by proxy; or

(c)           the requirement imposed by section 411(4)(a) of the Corporations Act that the resolution to approve the Option Scheme at the Option Scheme Meeting is passed by a majority in number of the Award Option Holders (other than Excluded Award Option Holders) present and voting, either in person or by proxy.

Implementation Committee has the meaning given in clause 7.1.

Implementation Date means, when used in relation to a Scheme, the fifth Business Day after the Scheme Record Date for that Scheme, or such other date as the parties may agree.

Independent Expert means a person to be appointed by St.George as independent expert to prepare a report stating whether, in the expert’s opinion:

(a)                                  the Share Scheme is in the best interests of St.George Shareholders;

(b)                                 the SAINTS Scheme is in the best interests of SAINTS Holders; and

(c)                                  the Option Scheme is in the best interests of Award Option Holders.

Independent Expert’s Report means the report prepared by the Independent Expert.

Ineligible Foreign Shareholder means a Share Scheme Participant whose address shown in the Share Register as at the Scheme Record Date is a place outside Australia and its external territories, New Zealand, the UK, US, Hong Kong and Singapore, unless St.George and Westpac agree in writing that it is lawful and not unduly onerous or impracticable to issue that Share Scheme Participant with New Westpac Shares when the Share Scheme becomes Effective.

Insolvency Event means in relation to a person:

(a)                                  the person is or becomes unable to pay its debts as and when they fall due or is otherwise presumed to be insolvent under the insolvency laws applying to that person;

(b)                                 the person suspends or threatens to suspend payment of its debts generally;

(c)                                  other than in respect of a solvent winding-up, the calling of a meeting to consider a resolution to wind up the person (other than where the resolution is frivolous or cannot reasonably be considered to be likely to lead to the actual winding up of the person) or the making of an application or the making of any order, or the passing of any resolution, for the winding up, liquidation or bankruptcy of the person other than where the application or order (as the case may be) is set aside within 14 days;

(d)                                 the appointment of a provisional liquidator, liquidator, receiver or a receiver and manager or other insolvency official to the person or to the whole or a substantial part of the property or assets of the person;

(e)                                  the appointment of an administrator to the person; or

(f)                                    the entry by a person into any compromise or arrangement with creditors.

Investigating Accountant means an accounting firm to be appointed by Westpac to prepare the Investigating Accountant’s Report.

Investigating Accountant’s Report means the report addressed to Westpac and St.George that is prepared by the Investigating Accountant in relation to the financial information regarding the Merged Entity that is prepared by Westpac from information provided by Westpac and St.George for inclusion in the Scheme Booklet.

Material Subsidiary means, in relation to a party, a subsidiary of that party in respect of which:

(a)                                the business or property of the subsidiary contributes 50% or more of the consolidated net profit after tax of the party; or

(b)                               the business or property of the subsidiary represents 50% or more of the total consolidated assets of the party.

Merged Entity means the Westpac Group after implementation of the Share Scheme.

New Westpac Shares means Westpac Shares to be issued pursuant to the Share Scheme as Share Scheme Consideration and Westpac Restricted Shares to be issued pursuant to the Option Scheme as Option Scheme Consideration.

Officer means, in relation to an entity, its directors, officers and employees.

Options means Award Options.

Option Scheme means the scheme of arrangement under Part 5.1 of the Corporations Act between St.George and Option Scheme Participants, the form of which is attached as Annexure 4, subject to any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and agreed or consented to by St.George and Westpac.

Option Scheme Conditions means the conditions precedent to the Option Scheme, as set out in clause 5.3(b).

Option Scheme Consideration has the meaning given to it in the Option Scheme.

Option Scheme Meeting means the meeting of Award Option Holders ordered by the Court to be convened pursuant to section 411(1) of the Corporations Act in respect of the Option Scheme.

Option Scheme Participant means a person who is an Award Option Holder (other than an Excluded Award Option Holder) as at the Scheme Record Date.

Other Options means options issued under the Executive Option Plan and awards issued under the Executive Performance Share Plan which are not Award Options.

Related Body Corporate has the meaning given in the Corporations Act.

Representative means, in relation to a party:

(a)                                  a Related Body Corporate of the party;

(b)                                 an Officer of the party or any of the party’s Related Bodies Corporate; or

(c)                                  an Adviser to the party or any of the party’s Related Bodies Corporate.

RG 60 means Regulatory Guide 60 issued by ASIC on 4 August 1999, as amended.

RG 142 means Regulatory Guide 142 issued by ASIC on 4 August 1999, as amended.

SAINTS means the non-cumulative, redeemable and convertible preference shares issued under Article 6B of the St.George Constitution on the terms set out in the terms of issue contained in the replacement prospectus for SAINTS dated 12 July 2004.

SAINTS Holder means a person who is registered in the SAINTS Register as the holder of one or more SAINTS from time to time.

SAINTS Register means the register of SAINTS kept by St.George.

SAINTS Scheme means the scheme of arrangement under Part 5.1 of the Corporations Act between St.George and SAINTS Scheme Participants, the form of which is attached as Annexure 3, subject to any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and agreed or consented to by St.George and Westpac.

SAINTS Scheme Conditions means the conditions precedent to the SAINTS Scheme, as set out in clause 5.1(b).

SAINTS Scheme Consideration has the meaning given in clause 5.1(c).

SAINTS Scheme Meeting means the meeting of SAINTS Holders ordered by the Court to be convened pursuant to section 411(1) of the Corporations Act in respect of the SAINTS Scheme.

SAINTS Scheme Participant means a person who is a SAINTS Holder (other than an Excluded SAINTS Holder) as at the Scheme Record Date, except that in relation to the Stub Dividend it includes each Excluded SAINTS Holder.

Scheme Booklet means the explanatory memorandum containing the information described in clause 6 (relating to the Schemes) to be approved by the Court and despatched to the St.George Shareholders, SAINTS Holders and Award Option Holders in advance of the Scheme Meetings and St.George EGM, which must include the Schemes, the Deed Poll, explanatory statements complying with the requirements of the Corporations Act, an Independent Expert’s Report, notices of meetings and proxy forms.

Scheme Meetings means the Share Scheme Meeting, SAINTS Scheme Meeting and Option Scheme Meeting, and Scheme Meeting means any one of them as the context requires.

Scheme Record Date means, when used in relation to a Scheme, 7.00pm (Sydney time) on the fifth Business Day after the Effective Date of that Scheme, or such earlier date (after the Effective Date of that Scheme) as the parties may agree in writing.

Schemes means the Share Scheme, SAINTS Scheme and Option Scheme, and Scheme means any one of them as the context requires.

Shareholder Resolutions means the two inter-conditional resolutions to be put to St.George Shareholders, being:

(a)                                  to approve the Share Scheme (where such resolution will be put to St.George Shareholders at the Share Scheme Meeting and must be approved by the requisite majorities of St.George Shareholders under section 411(4) of the Corporations Act); and

(b)                                 to approve the amendment of the St.George Constitution to remove Articles 10, 11 and 12 (where such resolution will be put to St.George Shareholders at the St.George EGM and must be approved by a special resolution of St.George Shareholders under section 136(2) of the Corporations Act).

Share Register means the register of St.George Shares kept by St.George.

Share Registry means Computershare Investor Services Pty Limited, or such other person that provides share registry services to St.George from time to time.

Share Scheme means the scheme of arrangement under Part 5.1 of the Corporations Act between St.George and Share Scheme Participants, the form of which is attached as Annexure 2, subject to any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and agreed or consented to by St.George and Westpac.

Share Scheme Conditions means the conditions precedent to the Share Scheme, as set out in clause 3.1.

Share Scheme Consideration has the meaning given in clause 4.2(a)(ii).

Share Scheme Meeting means the meeting of St.George Shareholders ordered by the Court to be convened pursuant to section 411(1) of the Corporations Act in respect of the Share Scheme.

Share Scheme Participant means a person who is a St.George Shareholder (other than an Excluded Shareholder) as at the Scheme Record Date.

Share Splitting means:

(a)                                the splitting, prior to the Share Scheme Meeting, by a holder of St.George Shares into two or more parcels of St.George Shares but which does not result in any change in beneficial ownership of the St.George Shares;

(b)                               the splitting, prior to the SAINTS Scheme Meeting, by a holder of SAINTS into two or more parcels of SAINTS but which does not result in any change in beneficial ownership of the SAINTS; and

(c)                                the splitting, prior to the Option Scheme Meeting, by a holder of Options into two or more parcels of Options but which does not result in any change in beneficial ownership of the Options.

Special Dividend means a special dividend authorised by the St.George Board to be paid as contemplated in clause 12.4.

SPS means the non-cumulative, unsecured preference shares issued under Article 6B of the St.George constitution on the terms set out in the terms of issue contained in the replacement prospectus for SPS dated 8 June 2006.

St.George 2008 Final Dividend means any final dividend that is declared by the St.George Board in relation to the 2008 Financial Year in accordance with clause 12.3.

St.George 2008 Interim Dividend means the fully franked interim dividend of $0.88 per St.George Share declared by St.George in relation to the half year ended 31 March 2008.

St.George 2008 Half Year Results means the financial results of the St.George Group for the half year to 31 March 2008, as released in the form of Appendix 4D to the ASX on 6 May 2008.

St.George Board means the board of directors of St.George.

St.George Constitution means the constitution of St.George from time to time.

St.George Due Diligence Information has the meaning given in clause 14.1(a).

St.George EGM has the meaning given in clause 6.1(l).

St.George Group means St.George and its Related Bodies Corporate.

St.George Indemnified Parties means St.George, each of its Related Bodies Corporate and each of their respective Representatives.

St.George Information means all information included in the Scheme Booklet other than:

(a)           the Westpac Information;

(b)           the Independent Expert’s Report; and

(c)           the Investigating Accountant’s Report.

St.George Material Adverse Change means events, occurrences or matters which individually, or when aggregated with all such events, occurrences or matters have resulted in or could reasonably be expected to result in:

(a)           St.George’s consolidated net assets (excluding loan provisions, the cash flow hedging reserve, provision for dividends on St.George Shares and the foreign currency translation reserve) being $295 million or more below St.George’s consolidated net assets as at 31 March 2008 (excluding loan provisions, the cash flow hedging reserve, provision for dividends on St.George Shares and the foreign currency translation reserve) as disclosed in St.George’s Appendix 4D released to the ASX on 6 May 2008;

(b)           either:

(i)            St.George’s cash profits being, for the 2008 Financial Year, $120 million or more below the average of key brokers’ forecasts as agreed between the parties; or

(ii)           a diminution in St.George’s cash profits for the 2009 Financial Year of $130 million or more (after taking into account any matters in existence at the time of the diminution which offset the impact of the events, occurrences or matters giving rise to the diminution);

(c)           either:

(i)            St.George’s loan impairment expense being, for the 2008 Financial Year, $120 million or more above the average of key brokers’ estimates as agreed between the parties; or

(ii)           an increase in St.George’s loan impairment expense for the 2009 Financial Year of $130 million or more (after taking into account any matters in existence at the time of the increase which offset the impact of the events, occurrences or matters giving rise to the increase); or

(d)           a material adverse effect on the ability of St.George to perform its obligations under this Agreement,

provided that a St.George Material Adverse Change will not include an event, occurrence or matter which was Disclosed.

St.George Prescribed Occurrence means the occurrence of any of the following:

(a)           St.George converting all or any of its equity securities into a larger or smaller number of equity securities, other than in accordance with the mandatory terms of St.George’s hybrid equity instruments which are on issue as at the date of this Agreement;

(b)          St.George converting all or any of its equity securities (which are not St.George Shares) into St.George Shares;

(c)           St.George resolving to reduce its share capital in any way or reclassifying, redeeming or repurchasing directly or indirectly any of its equity securities;

(d)          St.George:

(i)            entering into a buy-back agreement; or

(ii)           resolving to approve the terms of a buy-back agreement under the Corporations Act;

(e)           St.George issuing equity securities or granting an option over equity securities, or agreeing to make such an issue or grant such an option, other than:

(i)            any issue or grant which St.George is obliged to make as at the date of this Agreement pursuant to an employee share, option or incentive scheme in place as at the date of this Agreement or as Disclosed to Westpac;

(ii)           any issue of shares on the exercise of Options granted before the date of this Agreement, where the performance and tenure hurdles (as applicable) in respect of those Options have been met as at the date of this Agreement or are met during the term of this Agreement;

(iii)          under St.George’s Dividend Reinvestment Plan (in respect of the St.George 2008 Interim Dividend and, in the event the Share Scheme has not become Effective by the Sunset Date, the St.George 2008 Final Dividend and the Special Dividend); or

(iv)          any underwriting arrangement entered into in relation to St.George’s Dividend Reinvestment Plan (in respect of the St.George 2008 Interim Dividend and, in the event the Share Scheme has not become Effective by the Sunset Date, the St.George 2008 Final Dividend and the Special Dividend);

(f)           St.George declaring, paying or distributing any dividend except as provided in clause 12;

(g)          St.George making or proposing any material change or amendment to its constitution;

(h)                               an entity within the St.George Group creating, or agreeing to create, any mortgage, charge, lien or other encumbrance over the whole, or a part, of its business or property otherwise than in the ordinary course of business; or

(i)            an Insolvency Event occurring in relation to St.George or a Material Subsidiary,

provided that a St.George Prescribed Occurrence will not include a matter which is:

(j)            required to be done or procured by St.George pursuant to this Agreement or the Transaction or SAINTS Scheme or Option Scheme or otherwise required by law;

(k)           Disclosed by St.George;

(l)            without limiting the generality of paragraph (j) above, which is necessary for an entity within the St.George Group to undertake to meet is contractual or legal obligations which exist at the date of this Agreement, provided such obligations have been Disclosed by St.George; or

(m)          unanimously approved by the Implementation Committee.

St.George Share means a fully paid ordinary share issued in the capital of St.George.

St.George Shareholder means a person who is registered in the St.George Share Register as the holder of one or more St.George Shares from time to time.

St.George Warranties means the representations and warranties of St.George in clause 13.1.

Stub Dividend has the meaning given in the SAINTS Scheme.

Sunset Date means 31 December 2008, or such later date as may be agreed by the parties.

Timetable means the timetable set out in Annexure 1, subject to any amendments as the parties may agree in writing.

Trading Day has the meaning given in the ASX Listing Rules.

Transaction means the acquisition by Westpac or a Related Body Corporate of Westpac of all the St.George Shares for the Share Scheme Consideration pursuant to the Share Scheme or as otherwise agreed by the parties.

Westpac Board means the board of directors of Westpac.

Westpac 2008 Final Dividend means any final dividend that is declared by the Westpac Board in relation to the 2008 Financial Year in accordance with clause 12.3.

Westpac 2008 Interim Dividend means the fully franked interim dividend of $0.70 per Westpac Share declared by Westpac in relation to the half year ended 31 March 2008.

Westpac 2008 Half Year Results means the financial results of the Westpac Group for the half year to 31 March 2008, as released in the form of an Appendix 4D to the ASX at approximately 8.20am on 1 May 2008.

Westpac Due Diligence Information has the meaning given in clause 14.1(b).

Westpac Group means Westpac and its Related Bodies Corporate.

Westpac Indemnified Parties means Westpac, each of its Related Bodies Corporate and each of their respective Representatives.

Westpac Information means the information about:

(a)                                Westpac; and

(b)                               the Westpac Group assuming implementation of the Schemes,

which Westpac provides to St.George for inclusion in the Scheme Booklet, but to avoid doubt excludes the St.George Information and the Independent Expert’s Report.

Westpac Material Adverse Change means events, occurrences or matters which individually, or when aggregated with all such events, occurrences or matters have resulted in or could reasonably be expected to result in:

(a)           Westpac’s consolidated net assets (excluding loan provisions, the cash flow hedging reserve, provision for dividends on Westpac Shares and the foreign currency translation reserve) being $819 million or more below Westpac’s consolidated net assets as at 31 March 2008 (excluding loan provisions, the cash flow hedging reserve, provision for dividends on Westpac Shares and the foreign currency translation reserve) as disclosed in

Westpac interim results for the 6 months ended 31 March 2008 released to ASX on 1 May 2008;

(b)           either:

(i)            Westpac’s cash earnings being, for the 2008 Financial Year, $350 million or more below the average of key brokers’ forecasts as agreed between the parties; or

(ii)           a diminution in Westpac’s cash earnings for the 2009 Financial Year of $380 million or more (after taking into account any matters in existence at the time of the diminution which offset the impact of the events, occurrences or matters giving rise to the diminution);

(c)           either:

(i)            Westpac’s impairment charges being, for the 2008 Financial Year, $400 million or more above the average of key brokers’ estimates as agreed between the parties; or

(ii)           an increase in Westpac’s impairment charges for the 2009 Financial Year of $430 million or more (after taking into account any matters in existence at the time of the increase which offset the impact of the events, occurrences or matters giving rise to the increase); or

(d)           a material adverse effect on the ability of Westpac to perform its obligations under this Agreement,

provided that a Westpac Material Adverse Change will not include an event, occurrence or matter which was Disclosed.

Westpac Prescribed Occurrence means the occurrence of any of the following:

(a)           Westpac converting all or any of its equity securities into a larger or smaller number of equity securities other than in accordance with the terms of Westpac’s hybrid equity instruments;

(b)          Westpac converting all or any of its equity securities (which are not Westpac Shares) into Westpac Shares, other than for the purpose of exercising a tax or regulatory call right in accordance with the terms of any of Westpac’s hybrid equity instruments;

(c)           Westpac resolving to reduce its capital in any way or reclassifying, combining, splitting or redeeming or repurchasing directly or indirectly any of its equity securities, other than for the purpose of exercising a tax or regulatory call right in accordance with the terms of any of Westpac’s hybrid equity instruments;

(d)          Westpac:

(i)            entering into a share buy-back agreement; or

(ii)           resolving to approve the terms of a share buy-back agreement under the Corporations Act;

(e)           Westpac issuing Westpac Shares or granting an option over Westpac Shares (excluding any conversion or exchange right under a hybrid equity instrument issued by Westpac), or agreeing to make such an issue or grant such an option other than pursuant to an employee share, option or incentive scheme or under Westpac’s Dividend Reinvestment Plan that is in effect at the date of this Agreement or any underwriting arrangement entered into in relation to that Dividend Reinvestment Plan;

(f)                                  Westpac declaring, paying or distributing any dividend except as provided in clause 12.2;

(g)                               Westpac making or proposing any material change or amendment to its constitution;

(h)                               an entity within the Westpac Group creating, or agreeing to create, after the date of this agreement any mortgage, charge, lien or other encumbrance over the whole, or a part, or its business or property otherwise than in the ordinary course of business;

(i)                                   an Insolvency Event occurring in relation to Westpac or a Material Subsidiary;

provided that a Westpac Prescribed Occurrence will not include a matter which is:

(j)                                   required to be done or procured by Westpac pursuant to this Agreement or the Transaction or SAINTS Scheme or Option Scheme or otherwise required by law;

(k)                                Disclosed by Westpac;

(l)                                   without limiting the generality of paragraph (j) above, which is necessary for a member of the Westpac Group to undertake to meet its contractual or legal obligations which exist at the date of this agreement, provided such obligations have been Disclosed by Westpac to St.George; or

(m)                             unanimously approved in writing by the Implementation Committee.

Westpac Restricted Share means Westpac Shares allocated under the Westpac Restricted Share Plan.

Westpac Restricted Share Plan means the employee share plan that offers Westpac Restricted Shares which was approved by Westpac shareholders on 14 December 2006, as amended from time to time.

Westpac Share means a fully paid ordinary share issued in the capital of Westpac.

Westpac Shareholder means a person who is registered in the register of members of Westpac as the holder of one or more Westpac Shares from time to time.

Westpac Warranties means the representations and warranties of Westpac in clause 13.2.

1.2          Interpretation

In this Agreement, headings are for convenience only and do not affect the interpretation of this Agreement and, unless the context otherwise requires:

(a)                                words importing the singular include the plural and vice versa;

(b)                               an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency;

(c)                                a reference to any thing (including, but not limited to, any right) includes a part of that thing but nothing in this clause 1.2(c) implies that performance of part of an obligation constitutes performance of the obligation;

(d)                               a reference to a clause, party, annexure, exhibit or schedule is a reference to a clause of, and a party, annexure, exhibit and schedule to, this Agreement and a reference to this Agreement includes any annexure, exhibit and schedule;

(e)           a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, whether passed by the same or another Government Agency with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

(f)           a reference to a document includes:

(i)            all amendments or supplements to, or replacements or novations of, that document; and

(ii)           any agreement in writing, or any certificate, notice, instrument or other document of any kind whether stored or provided in paper or electronic form;

(g)                               a reference to a party to a document includes that party’s successors and permitted assigns;

(h)                               a reference to an agreement other than this Agreement includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing;

(i)                                   a reference to an asset includes all property of any nature, including, but not limited to, a business, and all rights, revenues and benefits;

(j)                                   a reference to a body, other than a party to this Agreement (including, without limitation, an institute, association or authority), whether statutory or not:

(iii)                             which ceases to exist; or

(iv)         whose powers or functions are transferred to another body,

is a reference to the body which replaces it or which substantially succeeds to its powers or functions;

(k)                                where a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;

(l)                                   the word “includes” in any form is not a word of limitation;

(m)                            a reference to “$” or “dollar” is to Australian currency; and

(n)                               a reference to any time is a reference to that time in Sydney, Australia.

1.3          Consents and approvals

If the doing of any act, matter or thing under this Agreement is dependent on the consent or approval of a party or is within the discretion of a party, such consent or approval may be given or such discretion may be exercised conditionally or unconditionally or withheld by the party in its absolute discretion (unless this Agreement specifies otherwise).

1.4          Business Day

Except where otherwise expressly provided, where under this Agreement the day on which any act, matter or thing is to be done is a day other than a Business Day, such act, matter or thing will be done on the next Business Day.

1.5          Date of this Agreement

In this Agreement, a reference to “date of this Agreement” is a reference to the date on which this Agreement was first entered into, being 26 May 2008.

2.            Agreement to Propose Schemes

(a)           St.George agrees to propose the Schemes on and subject to the terms of this Agreement.

(b)           Westpac agrees to assist St.George to propose the Schemes on and subject to the terms of this Agreement.

(c)           The Share Scheme is not conditional upon the SAINTS Scheme or the Option Scheme becoming Effective.

(d)           Neither the SAINTS Scheme or Option Scheme will become Effective unless the Share Scheme becomes Effective.

(e)           Westpac and St.George agree to implement the Transaction, SAINTS Scheme and Option Scheme upon and subject to the terms of and conditions of this Agreement.

3.            Conditions Precedent

3.1          Conditions to Share Scheme

Subject to this clause 3, the Share Scheme will not become Effective and the obligations of Westpac under clause 4.2 are not binding, unless each of the following conditions precedent is satisfied or waived in accordance with clause 3.4.

(a)           ACCC: That, before 8.00am on the Court Approval Date, ACCC Approval is received.

(b)          ASIC and ASX: That, before 8.00am on the Court Approval Date, ASIC and ASX issue or provide such consents or approvals or do other acts which Westpac and St.George agree are necessary to implement the Transaction.  If such consents, approvals or doing of other acts are subject to conditions those conditions must be acceptable to Westpac and St.George.

(c)           Banking Act: That, before 8.00am on the Court Approval Date, all necessary approvals are provided in respect of the Transaction under the Banking Act 1959 (Cth). If such approvals are subject to conditions those conditions must be acceptable to Westpac and St.George.

(d)          Court approval: That, on the Court Approval Date, the Court approves the Share Scheme in accordance with section 411(4)(b) of the Corporations Act.

(e)           Financial Sector (Shareholdings) Act: That, before 8.00am on the Court Approval Date, all necessary approvals are provided in respect of the Transaction under the Financial Sector (Shareholdings) Act 1998 (Cth).  If such approvals are subject to conditions those conditions must be acceptable to Westpac and St.George.

(f)           Insurance Acquisitions and Takeovers Act: That, before 8.00am on the Court Approval Date, all necessary confirmations that the Transaction is not contrary to the public interest are provided and “go-ahead” decisions are made under the Insurance Acquisitions and Takeovers Act 1991 (Cth). If such approvals are subject to conditions those conditions must be acceptable to Westpac and St.George.

(g)          Orders and injunctions: That no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other statutory legal restraint or prohibition preventing the implementation of the Transaction is in effect as at 8.00am on the Court Approval Date.

(h)          Quotation of New Westpac Shares: That, before 8.00am on the Court Approval Date, the New Westpac Shares are approved for official quotation by ASX, such approval providing that:

(i)            on the Trading Day immediately following the Effective Date of the Share Scheme, the New Westpac Shares will commence trading on a deferred settlement basis; and

(ii)           on the Trading Day immediately following the Implementation Date of the Share Scheme, the New Westpac Shares that represent Share Scheme Consideration will commence trading on a normal settlement basis, subject only to customary conditions and the Share Scheme becoming Effective.

(i)            Shareholder approval: That, before 8.00am on the Court Approval Date, the Shareholder Resolutions are approved by the requisite majorities, subject to clause 8.2.

(j)            St.George Prescribed Occurrence: That, between the date of this Agreement and 8.00am on the Court Approval Date, no St.George Prescribed Occurrence occurs.

(k)           St.George Material Adverse Change: That, between the date of this Agreement and 8.00am on the Court Approval Date, no St.George Material Adverse Change occurs.

(l)            St.George representations and warranties: That the St.George Warranties are true and correct in all respects, in each case as at the times set out in clause 13.1.

(m)          Westpac Prescribed Occurrence: That, between the date of this Agreement and 8.00am on the Court Approval Date, no Westpac Prescribed Occurrence occurs.

(n)          Westpac Material Adverse Change: That, between the date of this Agreement and 8.00am on the Court Approval Date, no Westpac Material Adverse Change occurs.

(o)          Westpac representations and warranties: That the Westpac Warranties are true and correct in all respects, in each case as at the times set out in clause 13.2.

3.2          Best endeavours to satisfy Share Scheme Conditions

(a)           To the extent it is within its power to do so, each party must use its best endeavours, and will ensure that each of its Related Bodies Corporate uses its best endeavours, to procure:

(i)            that each of the Share Scheme Conditions that must be satisfied before 8.00am on the Court Approval Date be satisfied as soon as possible after the date of this Agreement, subject to clauses 6.1(h) and 6.1(j); and

(ii)           that there is no occurrence that is within the control of Westpac or St.George or any of their respective Related Bodies Corporate that would prevent any Share Scheme Condition being satisfied, except to the extent such action is required by law.

(b)          Without limiting clause 3.2(a), St.George must ensure that it and each entity in the St.George Group uses its best endeavours to satisfy, or procure the satisfaction of, the Share Scheme Conditions in clauses 3.1(j), 3.1(k) and 3.1(l).

(c)           Without limiting clause 3.2(a), Westpac must ensure that it and each entity in the Westpac Group uses its best endeavours to satisfy, or procure the satisfaction of, the Share Scheme Conditions in clauses 3.1(m), 3.1(n) and 3.1(o).

(d)          For the purposes of paragraphs (a), (b) and (c) above, the “best endeavours” of a party will require that party to (among other things):

(i)            observe and comply with clause 18; and

(ii)           co-operate with the other party or a Government Agency or third party in good faith with a view to satisfying the Share Scheme Conditions, including providing all information reasonably required by the other party in relation to the St.George Group or Westpac Group (as applicable) in order to satisfy the Share Scheme Conditions and providing all information reasonably required by any Government Agency or other third party to such Government Agency or third party as appropriate.

3.3          ACCC Approval

(d)          Westpac’s obligations under clause 3.2 with respect to the Share Scheme Condition in clause 3.1(a) include, without limitation and without limiting anything in clauses 3.2 or 18, the obligation to use its best endeavours to obtain ACCC Approval (including, without limitation, promptly making all necessary and appropriate applications and supplying all necessary information as would reasonably be required for the purpose of obtaining ACCC Approval).

(e)           Without limiting anything in clauses 3.2 or 18, each party will:

(i)            notify the other party in advance if it or any of its Representatives intends to engage in any material communication with the ACCC, Australian Competition Tribunal, Federal Court or other competent body; and

(ii)           provide to the other party in advance copies of any documents it or any of its Representatives intends to provide to the ACCC, Australian Competition Tribunal, Federal Court or other competent body, in connection with obtaining ACCC Approval.  Each party acknowledges and agrees that any information provided to the other party under this clause 3.3(e) will be “Confidential Information” of the other party under and in accordance with the Confidentiality Deed.

(f)           Without limiting anything in clauses 3.2 or 18, Westpac and St.George will agree, in good faith, on all other processes in connection with obtaining ACCC Approval.

(g)          Notwithstanding anything in this Agreement, in obtaining ACCC Approval Westpac or St.George will not be required to agree to or to proffer to:

(i)            divest, operate separately or hold separately any of its or their material businesses or assets, or those of their respective Related Bodies Corporate; or

(ii)           cease to conduct or materially reduce the scope of any business or operations in any jurisdiction in which it or they, or their respective Related Bodies Corporate conduct business or operations as at the date of this agreement; or

(iii)          limit the type or scope of any proposed or potential business or operations in any jurisdictions (whether or not they or any of their respective Related Bodies Corporate presently conduct business or operations in that jurisdiction as at the date of this Agreement); or

(iv)         relocate any of its material offices or operations.

3.4          Waiver of Share Scheme Conditions

(a)           The Share Scheme Conditions in clauses 3.1(a), 3.1(b), 3.1(c), 3.1(d), 3.1(e), 3.1(f), 3.1(g), 3.1(h) and 3.1(i) are for the benefit of each party, and any breach or non-fulfilment of any of those Share Scheme Conditions may not be waived by a party except with the written consent of the other party (provided and to the extent that such waiver is permitted by law).

(b)          The Share Scheme Conditions in clauses 3.1(j), 3.1(k) and 3.1(l) are for the sole benefit of Westpac, and any breach or non-fulfilment of any of those Share Scheme Conditions may only be waived by Westpac in writing.

(c)           The Share Scheme Conditions in clauses 3.1(m), 3.1(n) and 3.1(o) are for the sole benefit of St.George, and any breach or non-fulfilment of any of those Share Scheme Conditions may only be waived by St.George in writing.

(d)          A party entitled to waive the breach or non-fulfilment of a Share Scheme Condition pursuant to this clause 3.4 may do so in its absolute discretion.

(e)           If a party waives the breach or non-fulfilment of a Share Scheme Condition, that waiver will not preclude it from suing the other party for any breach of this Agreement that resulted from the breach or non-fulfilment of the Share Scheme Condition that was waived or arising from the same event which gave rise to the breach or non-fulfilment of the Share Scheme Condition.

(f)           Further, a waiver of a breach or non-fulfilment in respect of one Share Scheme Condition does not constitute:

(i)            a waiver of breach or non-fulfilment of any other Share Scheme Condition resulting from the same event; or

(ii)           a waiver of breach or non-fulfilment of that Share Scheme Condition resulting from any other event.

3.5          Notifications

Each party must:

(a)           keep the other promptly and reasonably informed of the steps it has taken and of its progress towards satisfaction of the Share Scheme Conditions;

(b)          promptly notify the other in writing if it becomes aware that any Share Scheme Condition has been satisfied; and

(c)           promptly notify the other in writing of a failure to satisfy a Share Scheme Condition or of any material development of which it becomes aware that may lead to a Share Scheme Condition not being satisfied.

3.6          Conditions not satisfied

(a)           If:

(i)            there is a breach or non-fulfilment of a Share Scheme Condition which is not waived in accordance with clause 3.4 by the time specified in 3.1 for satisfaction of the Share Scheme Condition; or

(ii)           there is an act, failure to act, event or occurrence which will prevent a Share Scheme Condition being satisfied by the time specified in clause 3.1 for its satisfaction (and the breach or non-fulfilment of the Share Scheme Condition which would otherwise occur has not already been waived), then:

(iii)         except in respect of the Share Scheme Condition in clause 3.1(i), the parties will consult in good faith with a view to determining whether:

(A)          the Share Scheme or a transaction that results in Westpac and its Related Bodies Corporate having beneficial ownership of all the St.George Shares may proceed by way of alternative means or methods;

(B)          to extend the relevant time or date for satisfaction of the Share Scheme Condition or the Sunset Date; or

(C)          to change the date of the application to be made to the Court for an order under section 411(4)(b) of the Corporations Act approving the Share Scheme or adjourning that application (as applicable) to another date agreed by the parties and, if required, approved by the Court; and

(iv)          in respect of the Share Scheme Condition in clause 3.1(i), either party may terminate this Agreement by notice in writing to the other without any liability to the other in which case clause 16.5 will have effect, provided that the party giving notice has otherwise fully complied with its obligations under this clause 3.

(b)           If St.George and Westpac are unable to reach agreement under sub-paragraphs (a)(iii)(A), (a)(iii)(B) or (a)(iii)(C) within the Required Consultation Period (as defined below), either party may, provided that Share Scheme Condition is for the benefit of that party and that party has otherwise fully complied with its obligations under this clause 3, terminate this Agreement by notice in writing to the other without any liability to the other in which case clause 16.5 will have effect.

(c)           For the purposes of clause 3.6(b), the Required Consultation Period is the shorter of:

(i)            five Business Days after both parties becoming aware that sub-paragraph (a)(i) or (a)(ii) above (as the case may be) is triggered; and

(ii)           the period commencing at the time both parties become aware that sub-paragraph (a)(i) or (a)(ii) above, as the case may be, is triggered and ending at 8.00 am on the Court Approval Date.

4.                                     Share Scheme

4.1                              Outline of Share Scheme

Subject to the terms and conditions of this Agreement, St.George agrees to propose the Share Scheme under which all of the St.George Shares held by Share Scheme Participants on the Scheme Record Date will be transferred to Westpac and the Share Scheme Participants will be entitled to receive the Share Scheme Consideration.

4.2                              Share Scheme Consideration

(a)                                Westpac covenants in favour of St.George (in its own right and as trustee on behalf of the Share Scheme Participants) that, in consideration for the transfer to Westpac of each St.George Share held by a Share Scheme Participant under the terms of the Share Scheme, it will on the Implementation Date:

(i)                                   accept that transfer; and

(ii)                                 in accordance with the terms of the Share Scheme, issue to each Share Scheme Participant 1.31 Westpac Shares for each St.George Share held by that Share Scheme Participant on the Scheme Record Date (the Share Scheme Consideration).

(b)                                 Any fractional entitlement to a part of a New Westpac Share (being a Westpac Share to be issued pursuant to the Share Scheme as Share Scheme Consideration):

(i)                                    which is 0.5 or greater will be rounded up to the nearest whole number of Westpac Shares; and

(ii)                                 which is less than 0.5 will be rounded down to the nearest whole number of Westpac Shares.

(c)                                Westpac covenants in favour of St.George (in its own right and on behalf of the Share Scheme Participants) that, upon issue:

(i)                                   the New Westpac Shares will rank equally in all respects with all existing Westpac Shares, other than with respect to the Westpac 2008 Final Dividend to which holders of New Westpac Shares will not be entitled; and

(ii)                                each New Westpac Share will be fully paid and free from any mortgage, charge, lien, encumbrance or other security interest (except that the Westpac Restricted Shares to be issued or transferred under the Option Scheme will be subject to such disposal restrictions as are imposed under or pursuant to the Westpac Restricted Share Plan and the Option Scheme).

4.3                              Ineligible Foreign Shareholders

The New Westpac Shares to which an Ineligible Foreign Shareholder would otherwise have become entitled will be issued to a nominee appointed by Westpac who will, in accordance with the Share Scheme, sell those New Westpac Shares and pay the proceeds received, after deducting any applicable brokerage, stamp duty and other taxes and charges, to the Ineligible Foreign Shareholder.  Westpac agrees to appoint the nominee at least 2 weeks prior to the Share Scheme Meeting.  The identity of the nominee and the terms and conditions of the appointment of the nominee are subject to St.George’s prior approval, acting reasonably.

5.                                    Other St.George Securities

5.1                              SAINTS Scheme

(a)                                Outline of SAINTS Scheme

Subject to the terms and conditions of this Agreement, St.George agrees to propose the SAINTS Scheme under which:

(i)                                   all of the SAINTS held by SAINTS Scheme Participants on the Scheme Record Date will be transferred to Westpac and the SAINTS Scheme Participants will be entitled to receive the SAINTS Scheme Consideration; and

(ii)                                in circumstances where the Implementation Date occurs after 20 November 2008, SAINTS Scheme Participants will be entitled to receive a Stub Dividend.

(b)                                SAINTS Scheme Conditions

(i)                                   The SAINTS Scheme will not become Effective and the obligations of Westpac under clause 5.1(c) are not binding, unless each of the following conditions precedent (the SAINTS Scheme Conditions) is satisfied.

(A)                            Regulatory approvals: That, before 8.00am on the Court Approval Date, all approvals, consents, modifications or waivers of a Governmental Agency which are reasonably necessary to implement the SAINTS Scheme being obtained;

(B)                              SAINTS Holder approval: That, before 8.00am on the Court Approval Date, the SAINTS Scheme is approved by the requisite majorities of SAINTS Holders under section 411(4) of the Corporations Act.

(C)                              Court approval: That, on the Court Approval Date, the Court approves the SAINTS Scheme in accordance with section 411(4)(b) of the Corporations Act.

(D)                             Share Scheme: That the Share Scheme becomes Effective.

(ii)                                To the extent it is within its power to do so, each party must use its best endeavours, and will ensure that each of its Related Bodies Corporate uses its best endeavours, to procure:

(A)                             that each of the SAINTS Scheme Conditions that must be satisfied before 8.00am on the Court Approval Date be satisfied as soon as possible after the date of this amended and restated Agreement, subject to clauses 6.1(h) and 6.1(j); and

(B)                              that there is no occurrence that is within the control of Westpac or St.George or any of their respective Related Bodies Corporate that would prevent any SAINTS Scheme Condition being satisfied, except to the extent such action is required by law.

(iii)         The SAINTS Scheme Conditions cannot be waived.

(iv)                            Each party must:

(A)                            keep the other promptly and reasonably informed of the steps it has taken and of its progress towards satisfaction of the SAINTS Scheme Conditions;

(B)                              promptly notify the other in writing if it becomes aware that any SAINTS Scheme Condition has been satisfied; and

(C)                              promptly notify the other in writing of a failure to satisfy a SAINTS Scheme Condition or of any material development of which it becomes aware that may lead to a SAINTS Scheme Condition not being satisfied.

(v)                                If any of the SAINTS Scheme Conditions are not satisfied, such that the SAINTS Scheme does not become Effective on or by the Implementation Date for the Share Scheme, then the SAINTS Scheme will not proceed and the parties’ respective obligations with respect to the SAINTS Scheme thereupon cease.

(c)                                SAINTS Scheme Consideration

Westpac covenants in favour of St.George (in its own right and as trustee on behalf of the SAINTS Scheme Participants) that, in consideration for the transfer to Westpac of each SAINTS held by a SAINTS Scheme Participant (other than an Excluded SAINTS Holder) under the terms of the SAINTS Scheme, it will on the Implementation Date:

(i)                                   accept that transfer; and

(ii)                                 in accordance with the terms of the SAINTS Scheme, pay each SAINTS Scheme Participant for each SAINTS held by that SAINTS Scheme Participant on the Scheme Record Date a cash amount of $100 (the SAINTS Scheme Consideration).

5.2                              SPS, CPS and CPS II

(a)                                Subject to the Share Scheme becoming Effective, on a date nominated in writing by Westpac which is after the Effective Date of the Share Scheme and in accordance with the terms of issue of the SPS, CPS and CPS II, St.George will serve an Exchange Notice in respect of all the SPS, CPS and CPS II nominating the exchange mechanism determined by Westpac (being any or a combination of redemption, buy-back or cancellation) and a date or dates to be agreed by Westpac and St.George as the Exchange Date.

(b)                               If requested by St.George, Westpac will provide St.George with funds to redeem, buy-back and/or cancel (as applicable) the SPS, CPS and CPS II, provided that to the extent that Westpac elects redemption as the exchange mechanism, Westpac must subscribe for shares in St.George on, or one Business Day before, the agreed Exchange Date to fund such redemption.

5.3                              Option Scheme

(a)                                Outline of Option Scheme

Subject to the terms and conditions of this Agreement, St.George agrees to propose the Option Scheme under which:

(i)                                   the debts and claims evidenced by, and the rights and obligations pertaining to, all of the Award Options held by Option Scheme Participants on the Scheme Record Date will be cancelled and extinguished; and

(ii)                                the Option Scheme Participants will be entitled to receive the Option Scheme Consideration.

(b)                               Option Scheme Conditions

(i)                                   The Option Scheme will not become Effective and the obligations of Westpac under clause 5.3(c) are not binding, unless each of the following conditions precedent (the Option Scheme Conditions) is satisfied.

(A)                            Option Holder approval: That, before 8.00am on the Court Approval Date, the Option Scheme is approved by the requisite majorities of Award Option Holders under section 411(4) of the Corporations Act.

(B)                              Court approval: That, on the Court Approval Date, the Court approves the Option Scheme in accordance with section 411(4)(b) of the Corporations Act.

(C)                              Share Scheme: That the Share Scheme becomes Effective.

(ii)                                To the extent it is within its power to do so, each party must use its best endeavours, and will ensure that each of its Related Bodies Corporate uses its best endeavours, to procure:

(A)                            that each of the Option Scheme Conditions that must be satisfied before 8.00am on the Court Approval Date be satisfied as soon as possible after the date of this amended and restated Agreement, subject to clauses 6.1(h) and 6.1(j); and

(B)                              that there is no occurrence that is within the control of Westpac or St.George or any of their respective Related Bodies Corporate that would prevent any Option Scheme Condition being satisfied, except to the extent such action is required by law.

(iii)          The Option Scheme Conditions cannot be waived.

(iv)                            Each party must:

(A)                            keep the other promptly and reasonably informed of the steps it has taken and of its progress towards satisfaction of the Option Scheme Conditions;

(B)                              promptly notify the other in writing if it becomes aware that any Option Scheme Condition has been satisfied; and

(C)                              promptly notify the other in writing of a failure to satisfy an Option Scheme Condition or of any material development of which it becomes aware that may lead to an Option Scheme Condition not being satisfied.

(v)                                If any of the Option Scheme Conditions are not satisfied, such that the Option Scheme does not become Effective on or by the Implementation Date for the Share

Scheme, then the Option Scheme will not proceed and the parties’ respective obligations with respect to the Option Scheme thereupon cease.

(c)                               Option Scheme Consideration

(i)                                  Westpac covenants in favour of St.George (in its own right and as trustee on behalf of the Option Scheme Participants) that, in consideration for the cancellation of the debts and claims evidenced by, and the rights and obligations pertaining to, each Award Option held by an Option Scheme Participant on the Scheme Record Date, Westpac will on the Implementation Date, provide the Option Scheme Consideration to each Option Scheme Participant in accordance with the Option Scheme.

 (ii)                            The Westpac Restricted Shares to be issued or transferred as Option Scheme Consideration will be subject to such disposal restrictions as are imposed under or pursuant to the Westpac Restricted Share Plan and the Option Scheme.

5.4                             Compulsory acquisition

Westpac agrees that any equity securities of St.George which remain in issue after the Implementation Date of the Share Scheme, including Options, SAINTS, Borrower Shares and Depositor Shares, will be compulsorily acquired by Westpac in accordance with Part 6A.2 of the Corporations Act.

6.                                    Implementation Steps

6.1                             St.George’s obligations

Subject to the terms of this Agreement, St.George must do all things as may be reasonably necessary or expedient on its part for the implementation and performance of the Schemes, in each case, so far as reasonably practicable, in accordance with the Timetable, including the following:

(a)                                Independent Expert: appoint the Independent Expert, and provide any assistance and information reasonably requested by the Independent Expert to enable it to prepare its report for inclusion in the Scheme Booklet;

(b)                               Preparation of Scheme Booklet: prepare and despatch the Scheme Booklet in relation to the Schemes, which must:

(i)                                  contain all information necessary to ensure that the Scheme Booklet complies with all applicable laws and in particular with the Corporations Act, RG 60, RG 142 and the ASX Listing Rules; and

(ii)                               not be misleading or deceptive in any material respect (whether by omission or otherwise);

(c)                                Investigating Accountant: provide any assistance and information reasonably requested by the Investigating Accountant to enable it to prepare the Investigating Accountant’s Report;

(d)                               Drafts of Scheme Booklet: provide to Westpac drafts of the Scheme Booklet in a timely manner and take into account in good faith the reasonable comments of Westpac and its Representatives in relation thereto when preparing revised drafts of the Scheme Booklet;

(e)                                Approval of ASIC Review Draft: as soon as practicable after preparation of the ASIC Review Draft, procure that a meeting of the St.George Board is convened to approve the ASIC Review Draft as being in a form appropriate for provision to ASIC for review;

(f)                                  Lodgement of ASIC Review Draft: as soon as practicable after the St.George Board meeting referred to in paragraph (e) above, provide a copy of the ASIC Review Draft to ASIC, as required by section 411(2) of the Corporations Act;

(g)                               ASIC Review Period: during the ASIC Review Period, keep Westpac informed of any matters raised by ASIC in relation to the Scheme Booklet, and use best endeavours, in co-operation with Westpac, to resolve any such matters;

(h)                               Approval of Scheme Booklet: as soon as practicable after the end of the ASIC Review Period, procure that a meeting of the St.George Board is convened to approve the Scheme Booklet for despatch to St.George Shareholders, SAINTS Holders and Award Option Holders provided however that the St.George Board has no obligation to do this until such time as it considers the Share Scheme Conditions in clauses 3.1(a), 3.1(b), 3.1(c), 3.1(e), 3.1(f) and 3.1(h) are or will be satisfied;

(i)                                   ASIC registration: request ASIC to register the Scheme Booklet in accordance with section 412(6) of the Corporations Act;

(j)                                   Application to Court: apply to the Court for orders under section 411(1) of the Corporations Act directing St.George to convene the Scheme Meetings, provided however that St.George has no obligation to apply to the Court for orders under section 411(1) of the Corporations Act convening the Scheme Meetings until such time as it considers the Share Scheme Conditions in clauses 3.1(a), 3.1(b), 3.1(c), 3.1(e), 3.1(f) and 3.1(h) are or will be satisfied;

(k)                                Scheme Meetings: promptly convene the Scheme Meetings in accordance with the Court orders, and put the resolution described in paragraph (a) of the definition of “Shareholder Resolutions” to St.George Shareholders at the Share Scheme Meeting;

(l)                                   St.George EGM: if the Court directs St.George to convene the Share Scheme Meeting, convene an extraordinary general meeting of St.George Shareholders (the St.George EGM) to be held immediately after the Share Scheme Meeting, and put the resolution described in paragraph (b) of the definition of “Shareholder Resolutions” to St.George Shareholders at the St.George EGM;

(m)                             Section 411(17)(b) statement: apply to ASIC for the production of a statement pursuant to section 411(17)(b) of the Corporations Act stating that ASIC has no objection to the Schemes;

(n)                               Court approval:

(i)                                   if the Shareholder Resolutions are passed by the requisite majorities of St.George Shareholders at the Share Scheme Meeting and St.George EGM, as soon as practicable after such time apply to the Court for an order approving the Share Scheme in accordance with sections 411(4)(b) and 411(6) of the Corporations Act;

(ii)                                if:

(A)                            the Shareholder Resolutions are passed by the requisite majorities of St.George Shareholders at the Share Scheme Meeting and St.George EGM; and

(B)                              the SAINTS Scheme is approved by the requisite majorities of SAINTS Holders at the SAINTS Scheme Meeting,

as soon as practicable after such time apply to the Court for an order approving the SAINTS Scheme in accordance with sections 411(4)(b) and 411(6) of the Corporations Act; and

(iii)                             if:

(A)                            the Shareholder Resolutions are passed by the requisite majorities of St.George Shareholders at the Share Scheme Meeting and St.George EGM; and

(B)                              the Option Scheme is approved by the requisite majorities of Award Option Holders at the Option Scheme Meeting,

as soon as practicable after such time apply to the Court for an order approving the Option Scheme in accordance with sections 411(4)(b) and 411(6) of the Corporations Act;

(o)                               Completion steps for Share Scheme:

(i)                                  if the Court approves the Share Scheme in accordance with sections 411(4)(b) and 411(6) of the Corporations Act, as soon as practicable after such time lodge with ASIC an office copy of the order approving the Share Scheme in accordance with section 411(10) of the Corporations Act;

(ii)                               close the Share Register as at the Scheme Record Date to determine the identity of the Share Scheme Participants and their entitlements to the Share Scheme Consideration;

(iii)                            subject to Westpac satisfying its obligations under clause 4.2, on the Implementation Date:

(A)                            execute proper instruments of transfer of and effect transfer of the St.George Shares to Westpac or a Related Body Corporate of Westpac in accordance with the Share Scheme; and

(B)                              register all transfers of St.George Shares held by Share Scheme Participants to Westpac;

(iv)                           provide all necessary information about the Share Scheme Participants that Westpac reasonably requires in order for Westpac to provide the Share Scheme Consideration to the Share Scheme Participants in accordance with the Share Scheme; and

(v)                              do all other things contemplated by or necessary to give effect to the Share Scheme and the orders of the Court;

(p)                               Completion steps for SAINTS Scheme:

(i)                                  if the Court approves the SAINTS Scheme in accordance with sections 411(4)(b) and 411(6) of the Corporations Act, as soon as practicable after such time lodge with ASIC an office copy of the order approving the SAINTS Scheme in accordance with section 411(10) of the Corporations Act;

(ii)                               close the SAINTS Register as at the Scheme Record Date to determine the identity of the SAINTS Scheme Participants and their entitlements to the SAINTS Scheme Consideration and any Stub Dividend;

(iii)                            subject to Westpac satisfying its obligations under clause 5.1(c), on the Implementation Date:

(A)                            execute proper instruments of transfer of and effect transfer of the St.George SAINTS to Westpac or a Related Body Corporate of Westpac in accordance with the SAINTS Scheme; and

(B)                              register all transfers of St.George SAINTS held by SAINTS Scheme Participants to Westpac;

(iv)                           provide all necessary information about the SAINTS Scheme Participants that Westpac reasonably requires in order for Westpac to provide the SAINTS Scheme Consideration to the SAINTS Scheme Participants in accordance with the SAINTS Scheme;

(v)                              where a Stub Dividend has been declared by the St.George Directors and is payable subject to and in accordance with the SAINTS Scheme, make payment of the Stub Dividend to the SAINTS Scheme Participants in accordance with the SAINTS Scheme; and

(vi)                           do all other things contemplated by or necessary to give effect to the SAINTS Scheme and the orders of the Court;

(q)                               Completion steps for Option Scheme:

(i)                                  if the Court approves the Option Scheme in accordance with sections 411(4)(b) and 411(6) of the Corporations Act, as soon as practicable after such time lodge with ASIC an office copy of the order approving the Option Scheme in accordance with section 411(10) of the Corporations Act;

(ii)                               close the Award Option Register as at the Scheme Record Date to determine the identity of the Option Scheme Participants and their entitlements to the Option Scheme Consideration;

(iii)                            subject to Westpac satisfying its obligations under clause 5.3(c), on the Implementation Date, all of the Award Options are cancelled in accordance with the Option Scheme;

(iv)                           provide all necessary information about the Option Scheme Participants that Westpac reasonably requires in order for Westpac to provide the Option Scheme

Consideration to the Option Scheme Participants in accordance with the Option Scheme; and

(v)                              do all other things contemplated by or necessary to give effect to the Option Scheme and the orders of the Court;

(r)                                    New information for Scheme Booklet: if at any time between the end of the ASIC Review Period and the Court Approval Date, St.George becomes aware either:

(i)                                  of new information which, were it known at the time the Scheme Booklet was prepared should have been included in the Scheme Booklet; or

(ii)                               that any part of the St.George Information in the Scheme Booklet is misleading or deceptive in a material respect (whether by omission or otherwise),

then, in either case, St.George will advise Westpac of that information and, if considered by St.George that supplementary disclosure is required, provide supplementary disclosure to St.George Shareholders, SAINTS Holders or Award Option Holders (as applicable).

6.2                              Register details

(a)                                St.George must give all necessary directions to the Share Registry to ensure that any information Westpac reasonably requests in relation to the St.George Share Register, SAINTS Register, Award Option Register, register of each of the CPS, CPS II and SPS, Share Scheme Participants, SAINTS Scheme Participants, Option Scheme Participants and the holders of the CPS, CPS II and SPS, including any CHESS sub-registers and any issuer-sponsored subregisters, is as soon as reasonably practicable provided to Westpac and, where requested by Westpac, St.George must procure that such information is made available to Westpac in such electronic form as is reasonably requested by Westpac.

(b)                               St.George must upon request by Westpac as soon as reasonably practicable provide to Westpac a copy of the register maintained by St.George in accordance with section 672DA of the Corporations Act and any information which it has and which is required to be included in that register but which has not been included at the date the request is made.

6.3                              Westpac’s obligations

Westpac must do all things as may be reasonably necessary or expedient on its part for the implementation and performance of the Schemes, in each case so far as reasonably practicable, in accordance with the Timetable, including:

(a)                                Investigating Accountant: appoint the Investigating Accountant, and provide any assistance and information reasonably requested by the Investigating Accountant to enable it to prepare the Investigating Accountant’s Report;

(b)                               Information for Scheme Booklet: provide the Westpac Information and Investigating Accountant’s Report to St.George for inclusion in the Scheme Booklet.  The Westpac Information must:

(i)                                  contain all information about Westpac and the Merged Entity necessary to ensure that the Scheme Booklet complies with all applicable laws and in particular with the Corporations Act, RG 60, RG 142 and the ASX Listing Rules;

(ii)                               without limiting the generality of sub-paragraph (i), include all information that would be required under section 636(1)(g) of the Corporations Act if the Scheme Booklet was a bidder’s statement offering the New Westpac Shares as consideration under a takeover bid; and

(iii)                            not be misleading or deceptive in any material respect (whether by omission or otherwise);

(c)                                Independent Expert information: provide any assistance and information reasonably requested by St.George or by the Independent Expert in connection with the preparation of the Independent Expert’s Report;

(d)                               New information for Scheme Booklet: if at any time between the end of the ASIC Review Period and the Court Approval Date, Westpac becomes aware either:

(i)                                  of new information which, were it known at the time the Scheme Booklet was prepared should have been included in the Westpac Information that is included in the Scheme Booklet; or

(ii)                               that any part of the Westpac Information is misleading or deceptive in a material respect (whether by omission or otherwise),

then, in either case, advise St.George of that so that St.George can determine whether supplementary disclosure to St.George Shareholders is required;

(e)                                Consent: provide a consent in such form as St.George reasonably requires in relation to the inclusion of the Westpac Information in the Scheme Booklet;

(f)                                  Deed Poll: prior to the ASIC Review Draft being submitted to ASIC as contemplated by clause 6.1(f), execute the Deed Poll; and

(g)                               Scheme Consideration:

(i)                                  if the Share Scheme becomes Effective, provide the Share Scheme Consideration in accordance with the Share Scheme and Deed Poll on the Implementation Date, and otherwise satisfy its obligations under the Share Scheme and Deed Poll;

(ii)                               if the SAINTS Scheme becomes Effective, provide the SAINTS Scheme Consideration in accordance with the SAINTS Scheme and Deed Poll on the Implementation Date, and otherwise satisfy its obligations under the SAINTS Scheme and Deed Poll; and

(iii)                            if the Option Scheme becomes Effective, provide the Option Scheme Consideration in accordance with the Option Scheme and Deed Poll on the Implementation Date, and otherwise satisfy its obligations under the Option Scheme and Deed Poll.

6.4                              Assistance of officers and advisers

(a)                                  Each party must procure that its Representatives work in good faith and in a timely and co-operative manner with the other party to implement the Schemes in accordance with this Agreement.

(b)                                 Without limiting the generality of paragraph (a):

(i)                                  if ASIC registers the Scheme Booklet in accordance with section 412(6) of the Corporations Act, St.George must as soon as practicable after such registration:

(A)                            publicly release via the ASX a copy of the Scheme Booklet; and

(B)                              make a joint Westpac/St.George announcement via the ASX regarding the public release of the Scheme Booklet, which must be in a form agreed between St.George and Westpac; and

(ii)                               on the day that the joint announcement in sub-paragraph (i)(B) above is released, St.George and Westpac will participate in a joint media conference and undertake joint briefings with analysts and institutional investors to explain all material aspects of the Transaction, including the merits of the Transaction.

6.5                              Board changes

On the Implementation Date of the Share Scheme:

(a)                                such persons as nominated by Westpac will be appointed to the St.George Board and such persons as requested by Westpac will retire from the St.George Board;

(b)                               3 current St.George directors as agreed by Westpac will be appointed to the Westpac Board;

(c)                                the Chairman of St.George, who will be one of the 3 St.George nominees, will be appointed as Deputy Chairman of Westpac; and

(d)                               the remaining members of the Westpac Board will comprise the Chief Executive Officer of Westpac and up to 7 non-executive directors.

6.6                              Scheme Booklet responsibility statements

The responsibility statement to appear in the Scheme Booklet, in a form to be agreed by the parties, will contain words to the effect that:

(a)                                St.George has provided, and is responsible for, the St.George Information in the Scheme Booklet, and that Westpac and its directors and officers do not assume any responsibility for the accuracy or completeness of that St.George Information;

(b)                               Westpac has provided, and is responsible for, the Westpac Information, and that St.George and its directors and officers do not assume any responsibility for the accuracy or completeness of that Westpac Information except to the extent that St.George has provided Westpac with information for the purpose of Westpac preparing information on the Merged Entity;

(c)                                the Independent Expert has provided and is responsible for the Independent Expert’s Report, and that:

(i)                                  Westpac and its directors and officers do not assume any responsibility for the accuracy or completeness of the Independent Expert’s Report; and

(ii)                               St.George and its directors and officers do not assume any responsibility for the accuracy or completeness of the Independent Expert’s Report; and

(d)                               the accounting firm that has been engaged by Westpac to prepare the Investigating Accountant’s Report has provided and is responsible for that report, and that:

(i)                                  Westpac and its directors and officers do not assume any responsibility for the accuracy or completeness of the Investigating Accountant’s Report; and

(ii)                               St.George and its directors and officers do not assume any responsibility for the accuracy or completeness of the Investigating Accountant’s Report.

7.                                     Implementation Committee

7.1                              Establishment

Promptly following the execution of this Agreement, the parties shall establish an implementation committee (the Implementation Committee) to act as a forum for consultation and planning between the parties in relation to the implementation of the Schemes.  The Implementation Committee, once established, shall remain in existence until the earlier of the Scheme Record Date of the Share Scheme and the termination of this Agreement in accordance with its terms (the Disbandment Date).

7.2                              Membership

The Implementation Committee shall comprise up to 5 representatives of Westpac and up to 5 representatives of St.George, and such other persons as the parties agree from time to time.

7.3                              Functions

The specific functions of the Implementation Committee shall be as follows:

(a)                                to develop a framework or broad set of protocols to facilitate Communications between the parties in relation to the Schemes from the Announcement Date until the Effective Date of the Share Scheme;

(b)                               to act as the primary forum for the parties to agree on the form and content of the Scheme Booklet, and this will involve (among other things) using its reasonable endeavours to resolve any dispute regarding the content of the draft Scheme Booklet;

(c)                                where required, approve matters pursuant to clause 11;

(d)                               act as the primary forum for the parties to consult and/or agree on the matters requiring consultation and/or agreement under clause 18; and

(e)                                such other matters as the Implementation Committee sees fit to carry out its role as a forum for consultation and planning between the parties in relation to the implementation of the Schemes.

7.4                              Meetings of Implementation Committee

The Implementation Committee must meet as often as is reasonably required and at least once per week until the Disbandment Date.

7.5                              No partnership

Subject to this Agreement, nothing in this clause 7 requires either party to act at the direction of the other.  The business of each party and its Related Bodies Corporate will continue to operate independently of the other until the Implementation Date of the Share Scheme.  The parties agree that nothing in this Agreement shall constitute the relationship of a partnership or a joint venture between the parties.

7.6                              Integration planning

(a)                                After the First Court Date the role of the Implementation Committee will be expanded to act as a forum for consultation and planning for the transition of the ownership of St.George and its businesses to Westpac and the smooth implementation of Westpac’s plans for those businesses following the implementation of the Share Scheme.

(b)                               In addition, and without limiting the generality of paragraph (a), after 8 September 2008:

(i)                                  the parties will ensure that their respective Treasurers meet on a weekly basis to discuss and exchange information on the funding positions of St.George and Westpac including their respective funding plans, wholesale funding requirements and debt maturity profiles on a rolling six monthly basis; and

(ii)                               both St.George and Westpac will co-operate with each other in good faith and use their respective best endeavours to progress the planning for the integration of St.George and Westpac with the objective of bringing forward the realisation of the merger benefits as soon as reasonably possible after the Implementation Date of the Share Scheme.  As part of this process, St.George and Westpac agree to jointly develop a strategy to minimise the risk of customer attrition occurring as a result of the Transaction.

8.                                     Meetings and Court Approvals

8.1                              Court refuses to make orders

(a)                                If the Court refuses to make an order under sub-section 411(1) of the Corporations Act to convene a Scheme Meeting or to make an order to approve a Scheme under sub-section 411(4)(b) of the Corporations Act, St.George must appeal the Court’s decision to the fullest extent possible except where:

(i)                                  the parties agree otherwise; or

(ii)                               the parties are advised by their respective legal counsel that an appeal would have either no reasonable prospect or a low probability of success; or

(iii)                            the St.George Directors have withdrawn their recommendation in relation to the Scheme pursuant to clause 9.

(b)                               The costs of any appeal shall be borne equally by the parties unless the St.George Board in good faith determines that, in its view, it is not in St.George’s best interests to bring the appeal having regard to (without limitation) the costs and prospects of success.  In this event, if Westpac still requires that an appeal should be brought, Westpac must bear all of the costs thereof.

8.2                              Scheme voted down

(a)                                If:

(i)                                  prior to a Scheme Meeting a party reasonably believes that there is evidence to suggest that Share Splitting has taken place to a material extent; or

(ii)                               a Scheme is not approved by St.George Shareholders, the SAINTS holders or the Option Holders (as applicable) at the Scheme Meeting by reason of the non-satisfaction of the Headcount Test, then, in either case, St.George shall provide to Westpac and its Representatives, for such period and at such times as Westpac reasonably requires, access to the Share Register, SAINTS Register or Award Option Register (as applicable) for the purpose of investigating whether Share Splitting may have occurred or may have caused or materially contributed to the Headcount Test not having been satisfied.

(b)                               St.George must, and must procure that its Representatives and Share Registry, co-operate with and provide Westpac and its Representatives with all such assistance as they reasonably require in connection with their investigations under clause 8.2(a).

(c)                                In addition to Westpac undertaking an investigation as to whether Share Splitting has taken place, St.George must, upon the reasonable request of Westpac, as soon as reasonably practicable, investigate whether Share Splitting has taken place and report the findings of that investigation to Westpac, including, without limitation, the extent to which it appears that the Share Splitting has caused or materially contributed to the Headcount Test not having been satisfied.  However, the parties acknowledge that, in practice, it may be difficult to determine the extent to which Share Splitting has occurred.

(d)                               If, following the investigations under this clause 8.2, both parties consider that Share Splitting may have caused or materially contributed to the Headcount Test not having been satisfied then St.George must:

(i)                                  seek Court approval of the relevant Scheme under subsection 411(4)(b) of the Corporations Act, notwithstanding that the Headcount Test has not been satisfied; and

(ii)                               make such submissions to the Court and file such evidence in connection with the application as Westpac reasonably requires.

9.                                     Recommendation of Share Scheme

9.1                              St.George Board recommendation

St.George represents to Westpac that, subject to clause 9.2, the St.George Board will:

(a)                                unanimously recommend the Share Scheme subject only to the qualifications that no superior proposal emerges; and

(b)                               provide reasons for that recommendation in the Scheme Booklet.

9.2                              Changes in St.George Board recommendation

The St.George Board will not withdraw or change a recommendation described in clause 9.1 unless the St.George Board has determined in good faith and acting reasonably, after having obtained written advice from its legal and, if appropriate, its financial advisers, that:

(a)                                the St.George Directors are by virtue of their fiduciary or statutory duties:

(i)                                  no longer able to recommend to St.George Shareholders that the Share Scheme be approved; or

(ii)                               no longer consider that the Share Scheme is in the best interests of St.George Shareholders and accordingly are required to withdraw such recommendation,

provided that the St.George Board may only withdraw or change its recommendation pursuant to this paragraph (a) if St.George has first made reasonable endeavours to consult with Westpac as to the matters, occurrences or events that would give rise to consideration of the withdrawal or change of recommendation; or

(b)                               a Competing Transaction constitutes a superior proposal to the Share Scheme.

9.3                              Other Schemes

St.George represents to Westpac that the St.George Board will:

(a)                                unanimously recommend each of the SAINTS Scheme and Option Scheme, subject only to the qualifications that no superior proposal emerges and the Independent Expert’s Report stating that the SAINTS Scheme or Option Scheme (as applicable) is in the best interests of SAINTS Holders or Award Option Holders (as applicable); and

(b)                               provide reasons for those recommendations in the Scheme Booklet.

10.                              Conduct at Court Proceedings

(a)                                St.George and Westpac are entitled to separate representation at all Court proceedings relating to the Schemes.

(b)                               Nothing in this Agreement shall be taken to give a party any right or power to give undertakings to the Court for or on behalf of the other party without that party’s consent.

(c)                                Each party must give all undertakings to the Court in all Court proceedings which are reasonably required to obtain Court approval and confirmation of the Schemes.

11.                              Conduct of Business

11.1                       Conduct by St.George

(a)                                From the date of this Agreement until the earlier of the Implementation Date, the Sunset Date and the date when this Agreement is terminated, St.George must, and must cause the members of the St.George Group to, conduct their respective businesses only in, and not take any action except in, the ordinary course and consistent with past practice or as contemplated by this Agreement or otherwise agreed by Westpac (such agreement not to be unreasonably withheld or delayed).

(b)                               Without limiting paragraph (a), St.George must use reasonable endeavours to ensure that it and the other entities in the St.George Group:

(i)           maintain their businesses and assets; and

(ii)                               preserve their relationships with customers, suppliers, licensors, licensees, joint venturers and others with whom they have business dealings.

(c)                                Without limiting paragraph (a), St.George must not and must ensure that the other entities in the St.George Group do not (without the prior written consent of Westpac, such consent not to be unreasonably withheld or delayed):

(i)                                  approve a new exposure or increase an existing exposure beyond the financial limits contemplated in St.George’s prudential limits as Disclosed to Westpac to any one counter party, except money market, treasury and foreign exchange transactions in the ordinary course of business and in accordance with existing risk management policies;

(ii)                               do anything, or refrain from doing anything, such that the aggregate of the following exceeds a specified amount as agreed between the parties:

(A)                             the amount of the St.George Group’s other deposits (as referred to on page 51 of St.George’s Appendix 4D for the St.George 2008 Financial Half Year Results);

(B)                               the amount of the St.George Group’s offshore borrowings (as referred to on page 51 of St.George’s Appendix 4D for the St.George 2008 Financial Half Year Results);

(C)                               the amount of the St.George Group’s domestic borrowings of the St.George Group (as referred to on page 51 of St.George’s Appendix 4D for the St.George 2008 Financial Half Year Results);

(D)                              the amount of the St.George Group’s subordinated debt of the St.George Group (as referred to on page 51 of St.George’s Appendix 4D for the St.George 2008 Financial Half Year Results);

(E)                                the amount of the St.George Group’s securitisation and asset backed conduit funding of the St.George Group (as referred to on page 51 of St.George’s Appendix 4D  for the St.George 2008 Financial Half Year Results); and

(F)                                the amount of the St.George Group’s bank acceptances included in total liabilities (as referred to on page 9 of St.George’s Appendix 4D  for the St.George 2008 Financial Half Year Results);

(iii)                            dispose or agree to dispose of any securities, business, asset, interest in a joint venture, entity or undertaking (excluding trading and liquidity portfolio assets and customer acceptances), the value of which exceeds $5 million, to any person other than another entity in the St.George Group;

(iv)                           acquire or agree to acquire any securities, business, asset, interest in a joint venture, entity or undertaking (excluding trading and liquidity portfolio assets) from a person other than another entity in the St.George Group, excluding any capital expenditure or project expenditure which does not exceed $5 million;

(v)                              either:

(A)                             enter into a new employment contract with an existing or potential employee of the St.George Group; or

(B)                               amend an employment contract with an existing employee of the St.George Group,

in respect of which the total employment costs payable to that existing or potential employee is in excess of $1 million per annum, provided that nothing in this sub-paragraph (v) prevents St.George from exceeding that threshold in respect of any individual existing employee in connection with St.George’s annual performance review process where:

(C)                               St.George has determined the total employment cost for that employee based on the extent to which performance criteria applicable to that employee have been satisfied and consistent with St.George’s usual practices and policies in connection with remuneration reviews; and

(D)                              St.George has first consulted with Westpac;

(vi)                           settle any legal proceedings, claim, investigation, arbitration or other like proceedings where the amount claimed exceeds $20 million;

(vii)                        materially amend any arrangement with its financial advisers in respect of the transactions contemplated by this Agreement;

(viii)                     enter into a joint venture or strategic partnership or alliance with any person; or

(ix)                             authorise, commit or agree to do any of the matters set out above.

(d)                               The obligations of St.George under paragraphs (a), (b) and (c) do not apply to actions undertaken by St.George or any member of the St.George Group:

(i)                                  which are required to be undertaken pursuant to this Agreement or the Transaction or SAINTS Scheme or Option Scheme or are otherwise required by law;

(ii)                               which have been Disclosed by St.George;

(iii)                            without limiting the generality of sub-paragraph (i), in accordance with contractual obligations that exist as at the date of this Agreement, provided such obligations have been Disclosed by St.George; or

(iv)                           which is unanimously approved by the Implementation Committee.

11.2                       Conduct by Westpac

(a)                                From the date of this Agreement until the earlier of the Implementation Date of the Share Scheme, the Sunset Date and the date when this Agreement is terminated, Westpac must, and must cause the members of the Westpac Group to, conduct their respective businesses only in, and not take any action except in, the ordinary course and consistent with past practice or as contemplated by this agreement or otherwise agreed by St.George (such agreement not to be unreasonably withheld or delayed).

(b)                               The obligations of Westpac under paragraph (a) do not apply to actions undertaken by Westpac or any member of the Westpac Group:

(i)                                   which are required to be undertaken pursuant to this Agreement or the Transaction or SAINTS Scheme or Option Scheme or are otherwise required by law;

(ii)                                which have been Disclosed by Westpac;

(iii)                             without limiting the generality of sub-paragraph (i), in accordance with contractual obligations that exist as at the date of this Agreement, provided such obligations have been Disclosed by Westpac; or

(iv)                            which is unanimously approved by the Implementation Committee.

11.3                       St.George securities

If:

(a)                                a regulatory event or tax event occurs under the terms of the SAINTS, SPS, CPS or CPS II and St.George elects to exchange the relevant securities in accordance with their terms of issue; or

(b)                               St.George determines, after consulting with APRA, that St.George should issue additional equity securities for the purpose of maintaining its regulatory capital ratios, then St.George may issue new equity securities for the purpose of maintaining its regulatory capital ratios, provided that it first consults with Westpac.  St.George acknowledges that such exchange or issue of new equity securities may despite anything in this Agreement be treated by Westpac in its absolute discretion as a St.George Prescribed Occurrence.

12.                              Dividends

12.1                       St.George dividends

It is agreed that the declaration, payment or distribution by St.George of any of the following dividends on St.George shares will not constitute a St.George Prescribed Occurrence for the purposes of clause 3.1(j):

(a)                                the payment of the St.George 2008 Interim Dividend;

(b)                               the declaration and/or payment of any St.George 2008 Final Dividend in accordance with clause 12.3(a);

(c)                                the declaration and/or payment of any Special Dividend in accordance with clause 12.4; and

(d)                               the declaration and/or payment of any dividend on SAINTS, SPS, CPS or CPS II in accordance with their respective terms of issue.

12.2                       Westpac dividends

It is agreed that the declaration, payment or distribution by Westpac of any of the following dividends on Westpac shares will not constitute a Westpac Prescribed Occurrence for the purposes of clause 3.1(m):

(a)                                the payment of the Westpac 2008 Interim Dividend;

(b)                               the declaration and/or payment of any Westpac 2008 Final Dividend in accordance with clause 12.3(b); or

(c)                                the declaration and/or payment of any dividend on any Westpac shares (other than Westpac Shares) in accordance with their respective terms of issue.

12.3                       2008 final dividends

(a)                                Any St.George 2008 Final Dividend declared and/or paid by the St.George Board must be declared and paid in accordance with the following:

(i)                                  it will be announced on the date on which St.George releases it financial results for the 2008 Financial Year;

(ii)          it will be for an amount which:

(A)                             does not exceed $0.97 per St.George Share; and

(B)                               is consistent with St.George’s normal dividend payout ratio determined by St. George after discussing the matter in good faith with Westpac, but which may not under any circumstances exceed 85% of St.George’s cash profits for the 2008 Financial Year; and

(C)                               is based on St.George’s cash profits for the 2008 Financial Year as disclosed in the Appendix 4E lodged with ASX for the 2008 Financial Year;

(iii)                            it will have a record date that is the same as the Scheme Record Date;

(iv)                           it will be paid on the following date (as applicable):

(A)                             18 December 2008, in circumstances where the Scheme Record Date is 11 December 2008 or earlier; and

(B)                               the Implementation Date, in circumstances where the Scheme Record Date is 12 December 2008 or later; and

(iv)                           if the Share Scheme becomes Effective by the Sunset Date, the St.George Dividend Reinvestment Plan will be suspended or terminated and will not operate in relation to the St.George 2008 Final Dividend.

(b)                     Any Westpac 2008 Final Dividend that is declared and/or paid by the Westpac Board must be for an amount which:

(i)        does not exceed $0.74 per Westpac Share; and

(ii)                      is consistent with Westpac’s normal dividend payout ratio determined by Westpac after discussing the matter in good faith with St. George, but which may not under any circumstances exceed 80% of Westpac’s cash earnings as disclosed in its Appendix 4E lodged with ASX for the 2008 Financial Year.

12.4                       Special Dividend

The St.George Board may authorise the payment of a Special Dividend in accordance with the following:

(a)                                  it will be announced at the same time as the St.George 2008 Final Dividend is announced;

(b)                               it will be for such amount per St.George Share as is determined by the St.George Board but which when added to the amount of the St.George 2008 Final Dividend, does not exceed $1.25 per St.George Share;

(c)                                it will have a record date that is the same as the Scheme Record Date;

(d)                               it will be paid on the same date as the St.George 2008 Final Dividend is paid; and

(e)                                if the Share Scheme becomes Effective by the Sunset Date, the St.George Dividend Reinvestment Plan will be suspended or terminated and will not operate in relation to the Special Dividend.

12.5                       St.George Dividend Reinvestment Plan

Notwithstanding anything else in this Agreement, St.George is permitted to:

(a)                                establish such arrangements and enter into such agreements as it sees fit to operate and/or underwrite the St.George Dividend Reinvestment Plan in respect of the St.George 2008 Final Dividend in circumstances where this Agreement has been terminated and the St.George 2008 Final Dividend is to be paid after such termination, provided that for so long as this Agreement remains on foot:

(i)                                  no underwriting or other fee is, or becomes, payable by St.George to any person in relation to such arrangements and/or agreements; and

(ii)                               no St.George Shares are issued under the St.George Dividend Reinvestment Plan in respect of the St.George 2008 Final Dividend; and

(b)                               make such amendments to the St.George Dividend Reinvestment Plan as it sees fit, provided that such amendments will not become effective for so long as this Agreement remains on foot.

13.                              Representations and Warranties

13.1                       St.George Warranties

(a)                                  St.George represents and warrants to Westpac that each of the representations and warranties set out in paragraph (b) is true and correct:

(i)                                  as at the date of this Agreement and as at 8.00am on the Court Approval Date; or

(ii)                               where expressed, at the time at which the representation or warranty is expressed to be given.

(b)                                 St.George represents and warrants to Westpac that:

(i)                                   the St.George Information:

(A)                             will be prepared in good faith and on the understanding that each of the Westpac Indemnified Parties will rely on that information for the purposes of considering and approving the Westpac Information in the Scheme Booklet;

(B)                              will be true and correct in all material respects as at the date the Scheme Booklet is despatched to St.George Shareholders, SAINTS Holders and Award Option Holders;

(C)                              will comply with all applicable laws and in particular the Corporations Act, RG 60, RG 142 and the ASX Listing Rules; and

(D)                             as at the date the Scheme Booklet is sent to St.George Shareholders, SAINTS Holders and Award Option Holders, will not contain any statement which is misleading or deceptive in any material respect (whether by omission or otherwise);

(ii)                               it will, as a continuing obligation, provide Westpac with all further or new information which may arise after the Scheme Booklet has been despatched until the date that the last of the Scheme Meetings is to be held which is necessary to ensure that the St.George Information, in the form and context in which that information appears in the version of the Scheme Booklet sent to St.George Shareholders, SAINTS Holders and Award Option Holders, is not misleading or deceptive in any material respect (whether by omission or otherwise);

(iii)                            all information provided by or on behalf of St.George to the Independent Expert to enable the Independent Expert’s Report to be included in the Scheme Booklet to be prepared and completed will be provided in good faith and on the understanding that the Independent Expert will rely upon that information for the purpose of preparing the Independent Expert’s report for inclusion in the Scheme Booklet;

(iv)                           all of the information provided by or on behalf of St.George to the Investigating Accountant to enable the Investigating Accountant’s Report to be included in the Scheme Booklet to be prepared and completed will be provided in good faith and on the understanding that the Investigating Accountant will rely on that information for the purpose of preparing the Investigating Accountant’s report for inclusion in the Scheme Booklet;

(v)                              it is a corporation validly existing under the laws of its place of incorporation;

(vi)                           it has the corporate power to enter into and perform its obligations under this Agreement and to carry out the transactions contemplated by this Agreement;

(vii)                        it has taken all necessary corporate action to authorise the entry into of this Agreement and has taken or will take all necessary corporate action to authorise the performance of this Agreement and to carry out the transactions contemplated by this Agreement;

(viii)                     this Agreement is valid and binding upon it and the execution and performance of this Agreement will not result in a breach or default under:

(A)                            the St.George Constitution; or

(B)                              any writ, order or injunction, judgment, law, rule or regulation to which it is party or by which it is bound,

other than such exceptions in the case of sub-paragraph (B) as would not be reasonably expected to have a material adverse effect on St.George’s ability to perform its obligations under this Agreement;

(ix)                             St.George is solvent and no resolutions have been passed nor has any other step been taken or legal proceedings commenced or threatened against it for its winding up or dissolution or for the appointment of a liquidator, receiver, administrator or similar officers over any or all of its assets;

(x)                                St.George is not in breach of its continuous disclosure obligations under the Corporations Act and the ASX Listing Rules and is not relying on the carve-out in ASX Listing Rule 3.1A to withhold any information from disclosure; and

(xi)                             as at 28 August 2008, there were:

(A)                             566,529,267 St.George Shares on issue;

(B)                               3,500,000 SAINTS on issue;

(C)                               1,500,000 SPS on issue;

(D)                              3,250,000 CPS on issue;

(E)                                4,000,000 CPS II on issue;

(F)                                194,700 redeemable preference depositor shares on issue;

(G)                               2,247 redeemable preference borrower shares on issue;

(H)                              329,713 Options; and

(I)                                   1,390,403 Other Options.

13.2                       Westpac Warranties

(a)                                  Westpac represents and warrants to St.George that each of the representations and warranties set out in paragraphs (b) and (c) is true and correct:

(i)                                    as at the date of this Agreement and as at 8.00am on the Court Approval Date; or

(ii)                                 where expressed, at the time at which the representation or warranty is expressed to be given.

(b)                                 Westpac represents and warrants to St.George that:

(i)                                   the Westpac Information:

(A)                             will be prepared in good faith and on the understanding that each of the St.George Indemnified Parties will rely on that information to prepare the Scheme Booklet and to propose and implement the Schemes in accordance with the Corporations Act;

(B)                               will be true and correct in all material respects as at the date the Scheme Booklet is despatched to St.George Shareholders, SAINTS Holders and Award Option Holders;

(C)                               will comply with all applicable laws and in particular the Corporations Act, RG 60, RG 142 and the ASX Listing Rules, having regard to clause 6.3(b); and

(D)                              as at the date the Scheme Booklet is sent to St.George Shareholders, SAINTS Holders and Award Option Holders, will not contain any statement which is misleading or deceptive in any material respect (whether by omission or otherwise);

(ii)                               it will, as a continuing obligation, provide St.George with all further or new information which may arise after the Scheme Booklet has been despatched until the date that the Scheme Meetings is to be held which is necessary to ensure that the Westpac Information, in the form and context in which that information appears in the version of the Scheme Booklet sent to St.George Shareholders, SAINTS Holders and Award Option Holders, is not misleading or deceptive in any material respect (whether by omission or otherwise);

(iii)                            all information provided by or on behalf of Westpac to the Independent Expert to enable the Independent Expert’s Report to be included in the Scheme Booklet to be prepared and completed will be provided in good faith and on the understanding that the Independent Expert will rely upon that information for the purpose of preparing the Independent Expert’s Report for inclusion in the Scheme Booklet;

(iv)                           all of the information provided by or on behalf of Westpac to the Investigating Accountant to enable the Investigating Accountant’s Report to be included in the Scheme Booklet to be prepared and completed will be provided in good faith and on the understanding that the Investigating Accountant will rely on that information for the purpose of preparing the Investigating Accountant’s report for inclusion in the Scheme Booklet;

(v)                              it is a corporation validly existing under the laws of its place of incorporation;

(vi)                           it has the corporate power to enter into and perform its obligations under this Agreement and to carry out the transactions contemplated by this Agreement;

(vii)                        it has taken all necessary corporate action to authorise the entry into of this Agreement and has taken or will take all necessary corporate action to authorise the performance of this Agreement and to carry out the transactions contemplated by this Agreement;

(viii)                     this Agreement is valid and binding upon it and the execution and performance of this Agreement will not result in a breach or default under:

(A)                            Westpac’s constitution; or

(B)                              any writ, order or injunction, judgment, law, rule or regulation to which it is party or by which it is bound,

other than such exceptions in the case of sub-paragraph (B) as would not be reasonably expected to have a material adverse effect on Westpac’s ability to perform its obligations under this Agreement;

(ix)                             Westpac is solvent and no resolutions have been passed nor has any other step been taken or legal proceedings commenced or threatened against it for its winding up or dissolution or for the appointment of a liquidator, receiver, administrator or similar officers over any or all of its assets; and

(x)                                Westpac is not in breach of its continuous disclosure obligations under the Corporations Act and the ASX Listing Rules and is not relying on the carve-out in ASX Listing Rule 3.1A to withhold any information from disclosure.

(c)                                Westpac represents and warrants in favour of St.George (in its own right and on behalf of the Share Scheme Participants and Option Scheme Participants) that:

(i)                                  upon issue:

(A)                             the New Westpac Shares will rank equally in all respects with all existing Westpac Shares, other than in respect of the Westpac 2008 Final Dividend to which holders of New Westpac Shares will not be entitled; and

(B)                               each New Westpac Share will be fully paid and free from any mortgage, charge, lien, encumbrance or other security interest (except that the Westpac Restricted Shares to be issued or transferred under the Option Scheme will be subject to such disposal restrictions as are imposed under or pursuant to the Westpac Restricted Share Plan and the Option Scheme); and

(ii)                               it will not make any election under any applicable tax legislation or rulings made by a Government Agency (including the Australian Tax Office) pursuant to such legislation to prevent a capital gains tax (CGT) scrip-for-scrip rollover from being available to Share Scheme Participants who exchange St.George Shares for New Westpac Shares under the Share Scheme.

13.3                       Reliance by parties

Each party (the Representor) acknowledges that:

(a)                                in entering into this Agreement the other party has relied on the representations and warranties provided by the Representor in clause 13.1 or 13.2 (as applicable); and

(b)                               any breach of the representations and warranties provided by the Representor in clause 13.1 or 13.2 (as applicable) after the Share Scheme becomes Effective may only give rise to a claim in damages and cannot result in a termination of this Agreement.

13.4                       Survival of representations

Each St.George Warranty and Westpac Warranty:

(a)                                  is severable;

(b)                                 will survive the termination of this Agreement; and

(c)                                  is given with the intent that liability under it will not be confined to breaches which are discovered prior to the time of termination of this Agreement.

13.5                       Notification

A party (the Notifying Party) will promptly advise the other in writing of:

(a)                                  a representation or warranty provided in this Agreement by the Notifying Party becoming false; or

(b)                                 a breach of this Agreement by the Notifying Party.

14.                              No Reliance on Due Diligence Information

14.1                       Due diligence investigations

(a)                                  Westpac acknowledges and agrees, both on its own behalf and on behalf of each of its Representatives, that:

(i)                                   prior to 26 May 2008, it and its Representatives have undertaken and concluded their own due diligence investigations in relation to the St.George Group, including access to data rooms, site visits, management presentations, interviews and discussions and access to St.George Group external auditors and advisers; and

(ii)                                in the course of those investigations and the negotiations and discussions between the parties prior to 26 May 2008, St.George and its Representatives have provided to Westpac and its Representatives information in various forms in connection with the Transaction or relating to the St.George Group’s past, present or future operations, affairs, business and/or strategic plans,

(the St.George Due Diligence Information).

(b)                                 St.George acknowledges and agrees, both on its own behalf and on behalf of each of its Representatives, that:

(i)                                   prior to 26 May 2008, it and its Representatives have undertaken and concluded their own due diligence investigations in relation to the Westpac Group, including access to data rooms, site visits, management presentations, interviews and discussions and access to Westpac Group external auditors and advisers; and

(ii)                                in the course of those investigations and the negotiations and discussions between the parties prior to 26 May 2008, Westpac and its Representatives have provided to St.George and its Representatives information in various forms in connection with the Transaction or relating to the Westpac Group’s past, present or future operations, affairs, business and/or strategic plans,

(the Westpac Due Diligence Information).

14.2                       No warranty by St.George or Westpac

(a)                                  Subject to clauses 13.1 and 17.1, each of St.George and its Representatives:

(i)                                   makes no representation or warranty:

(A)                            as to the accuracy, completeness or relevance of any of the St.George Due Diligence Information;

(B)                              that any of the St.George Due Diligence Information has been audited, verified or prepared with reasonable care; or

(C)                               that the St.George Due Diligence Information is the totality of the information that a person would require or expect to find in order to consider or evaluate the Transaction, except that the St.George Due Diligence Information has been disclosed in good faith;

(ii)                                accepts no responsibility to Westpac, its Representatives or any other person for any false, inaccurate or misleading St.George Due Diligence Information or for any opinion formed or conclusion drawn by Westpac or its Representatives as a result of examining the St.George Due Diligence Information;

(iii)                             accepts no responsibility to inform Westpac of any matter arising or coming to the notice of St.George which may affect or qualify any St.George Due Diligence Information; and

(iv)                            is not liable for any loss of any kind (including, without limitation, any consequential or economic loss) arising from any inaccuracy, incompleteness or similar defect in the St.George Due Diligence Information or any default, negligence or lack of care in relation to the preparation or provision of the St.George Due Diligence Information.

(b)                                 Subject to clauses 13.2 and 17.2, each of Westpac and its Representatives:

(i)                                   makes no representation or warranty:

(A)                            as to the accuracy, completeness or relevance of any of the Westpac Due Diligence Information;

(B)                              that any of the Westpac Due Diligence Information has been audited, verified or prepared with reasonable care; or

(C)                              that the Westpac Due Diligence Information is the totality of the information that a person would require or expect to find in order to consider or evaluate the Transaction, except that the Westpac Due Diligence Information has been disclosed in good faith;

(ii)                                accepts no responsibility to St.George, its Representatives or any other person for any false, inaccurate or misleading Westpac Due Diligence Information or for any opinion formed or conclusion drawn by St.George or its Representatives as a result of examining the Westpac Due Diligence Information;

(iii)                             accepts no responsibility to inform St.George of any matter arising or coming to the notice of St.George which may affect or qualify any Westpac Due Diligence Information; and

(iv)                            is not liable for any loss of any kind (including, without limitation, any consequential or economic loss) arising from any inaccuracy, incompleteness or similar defect in the Westpac Due Diligence Information or any default, negligence or lack of care in relation to the preparation or provision of the Westpac Due Diligence Information.

14.3                       Own enquiries

(a)                                  Without limiting clauses 14.1(a) and 14.2(a), Westpac hereby acknowledges and agrees that it has:

(i)                                  made its own independent assessment of all St.George Due Diligence Information;

(ii)                               carried out, and relied solely on, its own investigation and analysis of the St.George Due Diligence Information and the Transaction; and

(iii)                            entered into this Agreement utilising the St.George Due Diligence Information solely at its own risk.

(b)                               Without limiting clauses 14.1(b) and 14.2(b), St.George hereby acknowledges and agrees that it has:

(i)                                  made its own independent assessment of all Westpac Due Diligence Information;

(ii)                               carried out, and relied solely on, its own investigation and analysis of the Westpac Due Diligence Information and the Transaction; and

(iii)                            entered into this Agreement utilising the Westpac Due Diligence Information solely at its own risk.

14.4                       Benefit

(a)                                The acknowledgements, confirmations and agreements given and made by Westpac in this clause 14 are given to St.George on its own behalf and separately as trustee for each of the St.George Indemnified Parties.

(b)                               The acknowledgements, confirmations and agreements given and made by St.George in this clause 14 are given to Westpac on its own behalf and separately as trustee for each of the Westpac Indemnified Parties.

15.                              Releases

15.1                       Westpac directors and officers

(a)                                St.George releases its rights against, and agrees with Westpac that it will not make a Claim against, any Westpac Indemnified Party in connection with:

(i)                                   any breach of any representations, covenants and warranties of Westpac or any entity within the Westpac Group in this Agreement; or

(ii)                                any disclosures containing any statement which is false or misleading whether in content or by omission,

to the extent that the Westpac Indemnified Party has acted in good faith and has not engaged in wilful misconduct.

(b)                               This clause 15.1 is subject to any Corporations Act restriction and will be read down accordingly.  Westpac receives and holds the benefit of this clause to the extent it relates to each Westpac Indemnified Party as trustee for them.

15.2                       St.George directors and officers

(a)                                Westpac releases its rights against, and agrees with St.George that it will not make a Claim against, any St.George indemnified Party in connection with:

(i)                                   any breach of any representations, covenants and warranties of St.George or any entity within the St.George Group in this Agreement; or

(ii)                                any disclosures containing any statement which is false or misleading whether in content or by omission,

to the extent that the St.George Indemnified Party has acted in good faith and has not engaged in wilful misconduct.

(b)                                 Subject to the Share Scheme becoming Effective, Westpac undertakes that it will:

(i)                                   for a period of 7 years from the Implementation Date of the Share Scheme, ensure that:

(A)                             the constitution of each St.George Group entity which is in existence as at the Implementation Date of the Share Scheme continues, for so long as the entity continues to exist, to contain such rules as at the date of this Agreement which provide for each of them to indemnify each of their officers against any liability incurred by that officer in his or her capacity and to any person other than St.George or a Related Body Corporate of St.George; or

(B)                               to the extent that any St.George Group entity ceases to exist after the Implementation Date of the Share Scheme, the officers of that St.George Group entity have the benefit of an indemnity on terms no less favourable than those contained in the constitution of the St.George Group entity as at the Implementation Date of the Share Scheme; and

(ii)                                 in respect of the deeds of indemnity, access and insurance made by  St.George and each entity within the St.George Group in favour of their respective directors and officers from time to time:

(A)                             procure that St.George and each entity within the St.George Group, for so long as the entity continues to exist, complies with the relevant deed(s); and

(B)                               to the extent that any St.George Group entity ceases to exist after the Implementation Date of the Share Scheme, the officers of that St.George Group entity have the benefit of an indemnity on terms no less favourable than those contained in the relevant deed(s) as at the Implementation Date of the Share Scheme.

(c)                                This clause 15.2 is subject to any Corporations Act restriction and will be read down accordingly, St.George receives and holds the benefit of this clause 15.2 to the extent it relates to each St.George Indemnified Party as trustee for them.

(d)                               Subject to the Share Scheme becoming Effective, St.George undertakes that it will in respect of all directors and officers of St.George and each entity within the St.George Group immediately prior to the Share Scheme becoming Effective (the Retired Directors), prepay directors and officers insurance for a period of 7 years from the retirement date of each Retired Director and for the benefit of each Retired Director, provided it is on commercially reasonably terms with a reputable insurer at current coverage levels as disclosed to Westpac prior to entry into this Agreement.  Such policy shall include a term that the policy cannot be cancelled unless the insured consents to the cancellation.

16.                              Termination

16.1                       Termination for material breach

A party (the Terminating Party) may terminate this Agreement at any time prior to the commencement of the Court hearing on the Court Approval Date if:

(a)                                the other party is in breach of a material term of this Agreement (including without limitation clauses 11 and 12.4 of this Agreement) other than as a result of a breach by the Terminating Party;

(b)                               the Terminating Party has given notice to the other party setting out the material breach and stating an intention to terminate this Agreement; and

(c)                                the material breach has continued to exist for five Business Days (or any shorter period ending immediately prior to the commencement of the Court hearing on the Court Approval Date) from the time such notice is given.

16.2                       Termination due to change or withdrawal of St.George Board recommendation

(a)                                Westpac may terminate this Agreement at any time prior to the commencement of the Court hearing on the Court Approval Date if the St.George Board (or a majority of the St.George Directors):

(i)                                    withdraw their recommendation that St.George Shareholders vote in favour of the Share Scheme; or

(ii)                                 make a public statement indicating that they no longer support the Share Scheme or that they support a Competing Transaction.

(b)                               St.George may terminate this Agreement at any time prior to the commencement of the Court hearing on the Court Approval Date if, in accordance with clause 9.2, the St.George Board (or a majority of the St.George Directors) withdraw or change their recommendation described in clause 9.1 in relation to the Share Scheme.

16.3                       Other termination events

A party may terminate this agreement at any time prior to the commencement of the Court hearing on the Court Approval Date:

(a)                                if the Court fails to make orders in accordance with section 411(1) of the Corporations Act to convene the Share Scheme Meeting and either all appeals from such failure are unsuccessful or the parties, in accordance with clause 8.1, determine not to initiate an appeal;

(b)                               if a Court or other Government Agency has issued an order, decree or ruling or taken other action that permanently restrains or prohibits the Share Scheme, or has refused to do any thing necessary to permit the Transaction, and such order, decree, ruling or other action has become final and cannot be appealed;

(c)                                in accordance with clause 3.6; or

(d)                               if the Share Scheme has not become Effective on or before the Sunset Date.

16.4                       Method of termination

Where a party has the right to terminate this Agreement under this clause 16, that right for all purposes will be validly exercised if that party gives a notice in writing to the other party stating to the other party that it terminates this Agreement.

16.5                       Effect of termination

In the event of termination of this Agreement by either party pursuant to clauses 16.1, 16.2 or 16.3, this Agreement will have no further force or effect and the parties will have no further obligations under this Agreement, other than in respect of any accrued rights or remedies including (without limitation) in respect of any liability for an antecedent breach of this Agreement or pursuant to clause 20 and provided that this clause 16 and clauses 13, 14, 15, 17, 21 and clauses 23.4 to 23.12 survive termination.

17.                              Indemnities

17.1                       Indemnity by St.George

Subject to clause 15.2, St.George agrees with Westpac (on Westpac’s own behalf and separately as trustee or nominee for each of the other Westpac Indemnified Parties) to indemnify and keep indemnified the Westpac Indemnified Parties from and against all claims, actions, proceedings, liabilities, obligations, damages, loss, harm, charges, costs, expenses, duties and other outgoings of whatever nature and however arising which any of the Westpac Indemnified Parties may suffer or incur by reason of any breach of any of the St.George Warranties.

17.2                       Indemnity by Westpac

Subject to clause 15.1, Westpac agrees with St.George (on St.George’s own behalf and separately as trustee or nominee for each of the other St.George Indemnified Parties) to indemnify and keep indemnified the St.George Indemnified Parties from and against all claims, actions, proceedings, liabilities, obligations, damages, loss, harm, charges, costs, expenses, duties and other outgoings of whatever nature and however arising which any of the St.George Indemnified Parties may suffer or incur by reason of any breach of any of the Westpac Warranties.

17.3                       Survival of indemnities

Each indemnity in clauses 17.1 and 17.2:

(a)                                is severable;

(b)                               is a continuing obligation;

(c)                                constitutes a separate and independent obligation of the party giving the indemnity from any other obligations of that party under this Agreement; and

(d)                               survives the termination of this Agreement.

18.          Public Announcements and Communications

18.1        Public announcements

(a)           As soon as reasonably practicable after the execution of this Agreement, each party must release to the ASX the form of announcement regarding this Agreement which has been agreed and initialled by the parties prior to entering into this Agreement.

(b)           Subject to paragraph (c), each party must use its best endeavours to consult with the other prior to making any public announcements (other than those referred to in paragraph (a) and clause 6.4(b)(i) above) in connection with the Transaction.

(c)           Where a party is required by applicable law, the ASX Listing Rules or any other applicable stock exchange regulation to make any announcement or make any disclosure relating to matters the subject of the Transaction, it may do so only after it has given the other party as much notice as is reasonably practicable in the context of any deadlines imposed by law or a Government Agency and has consulted with the other party as to the content of that announcement of disclosure.

18.2        Agreement on Communications

Except in relation to Communications regulated by clause 18.1 and to the extent permitted by applicable law:

(a)           the parties must use all reasonable endeavours to consult in good faith with each other on all aspects (including the timing, form, content and manner) of any Communications with:

(i)            any Government Agency, including the ACCC, ASIC, ASX, Australian Taxation Office, APRA, the Commonwealth Treasurer and any Commonwealth, State or Territory government department or member of parliament;

(ii)           any rating agency or any other third party (other than tis Representatives) including the media; or

(iii)          the respective employees of the Westpac Group and St.George Group,

in relation to the implementation of the Transaction, whether or not such Communications are for the purposes of satisfying a Share Scheme Condition, SAINTS Scheme Condition or Option Scheme Condition;

(b)           each party must provide copies to the other party of any written Communications sent to or received from a person referred to in sub-paragraphs (i), (ii) or (iii) of paragraph (a) promptly upon despatch or receipt (as the case may be); and

(c)           each party shall have the right to be present and make submissions at or in relation to any proposed meeting with any Government Agency in relation to the Transaction, SAINTS Scheme or Option Scheme.

18.3        Shareholder communications

Following the despatch of the Scheme Booklet to St.George Shareholders, St.George will co-operate and work with Westpac in good faith to ensure that there is effective communication with all St.George Shareholders in relation to all aspects of the Transaction, including the merits of the Transaction.

19.          Exclusivity

19.1        No-shop restriction

(a)           During the Exclusivity Period, St.George must ensure that neither it nor any of its Representatives directly or indirectly solicits, invites, facilitates, encourages or initiates any enquiries, negotiations or discussions, or communicates any intention to do any of these things, with a view to obtaining any expression of interest, offer or proposal from any person in relation to a Competing Transaction.

(b)           Nothing in paragraph (a) prevents St.George from continuing to make normal presentations to, and to respond to, enquiries from, brokers, portfolio investors and analysts in the ordinary course in relation to the Scheme or its business generally.

19.2        No-talk restriction

Subject always to clause 19.5, during the Exclusivity Period, St.George must ensure that neither it nor any of its Representatives negotiates or enters into, continues or participates in negotiations or discussions with any other person regarding a Competing Transaction, even if:

(a)           that person’s Competing Transaction was not directly or indirectly solicited, initiated, or encouraged by St.George or any of its Representatives; or

(b)           that person has publicly announced their Competing Transaction.

19.3        No due diligence

Without limiting the general nature of clause 19.2 but subject always to clause 19.5, during the Exclusivity Period, St.George must not:

(a)                                solicit, invite, facilitate or encourage any party (other than Westpac or its Representatives) to undertake a due diligence investigation on St.George or any of its Related Bodies Corporate; or

(b)                               make available to any person (other than Westpac or its Representatives) or permit any such person to receive any non-public information relating to St.George or any of its Related Bodies Corporate.

This clause 19.3 does not prevent St.George providing information to the ASX or St.George’s auditors and advisers acting in that capacity in the ordinary course of business or to otherwise effect the Transaction, SAINTS Scheme or Option Scheme.

19.4        Notification

Subject always to clause 19.5, during the Exclusivity Period, St.George must immediately inform Westpac if St.George is approached by any person to engage in any activity that would breach its obligations in clauses 19.1, 19.2 or 19.3 (or would breach its obligations in clauses 19.1, 19.2 or 19.3 if it were not for clause 19.5) and as soon as reasonably practicable provide in writing to Westpac:

(a)           the identity of that person; and

(b)           details of the expression of interest and/or proposal or proposed Competing Transaction made by the person making the approach.

19.5        Exceptions

The restrictions in clauses 19.2 and 19.3 and the notification obligations in clause 19.4 do not apply to the extent that they restrict St.George or the St.George Board from taking or refusing to take any action with respect to a bona fide Competing Transaction (which was not encouraged, solicited, invited, facilitated or initiated by St.George or the St.George Board in contravention of clause 19.1), or to the extent that they require St.George to provide the notification referred to in clause 19.4, provided that the St.George Board has determined, in good faith and acting reasonably, after having obtained written advice from its legal and, if appropriate, its financial advisers, that:

(a)           the Competing Transaction is a superior proposal to the Scheme, or would be a superior proposal to the Share Scheme if it is proposed; and

(b)           failing to respond to such bona fide Competing Transaction or providing the notification referred to in clause 19.4 (as applicable) would be likely to constitute a breach of the St.George Directors’ fiduciary or statutory obligations.

20.          Reimbursement of Westpac Costs

20.1        Acknowledgement

St.George acknowledges that the Westpac Group has incurred and will continue to incur significant costs in relation to the Transaction (Westpac Costs).

20.2        Reimbursement

(a)           Subject to clause 20.3, St.George agrees to reimburse Westpac $100 million (plus GST, if applicable) for the Westpac Costs if at any time after 8 September 2008 and before the Sunset Date any of the following occur and Westpac does not proceed to acquire 100% of the St.George Shares by the Sunset Date:

(i)            a Competing Transaction offering superior consideration (having regard to price, timing and conditionality) to that offered by Westpac under the Share Scheme (Competing Bid) is announced or open for acceptance and, whether before or within 12 months after the Sunset Date:

(A)          pursuant to that Competing Bid, the bidder acquires a relevant interest in more than 50% of all St.George Shares; and

(B)          the Competing Bid is free or becomes free from any defeating conditions;

(ii)           a person other than Westpac (or a Related Body Corporate) acquires, or agrees to acquire (whether or not that agreement is conditional) the whole or a substantial part of St.George’s assets, business or property, where an agreement in relation to that acquisition is entered into prior to the Sunset Date;

(iii)          the St.George Directors (or any one or more of them) fails to make, or withdraws, a recommendation to St.George Shareholders in favour of the Share Scheme;

(iv)          the St.George Directors (or any one or more of them) endorses or otherwise supports a proposal or offer to acquire the St.George Shares (whether by way of takeover bid, scheme of arrangement or otherwise) or to acquire the whole or a substantial part of St.George’s assets, business or property, made by a person other than Westpac (or a Related Body Corporate); or

(v)           Westpac terminates this Agreement pursuant to clause 16.1, provided that the prevention of the breach of the relevant term of this Agreement was within the control of St.George.

(b)           The reimbursement of Westpac Costs by St.George to Westpac provided for in this clause 20 must be made within two Business Days after the receipt by St.George of a written demand for payment from Westpac.  The demand may only be made after the occurrence of an event referred to in clause 20.2(a).  The obligation to reimburse under this clause 20 cannot be triggered more than once.

(c)           For the purposes of clause 20.2(a) above, qualifications and explanations contained in the Scheme Booklet in relation to a recommendation to vote in favour of the Share Scheme shall not be regarded as a failure to make or a withdrawal of a recommendation in favour of the Share Scheme.

20.3        Compliance with law

The reimbursement of Westpac Costs by St.George under this clause 20 is not required, or is refundable, to the extent that such reimbursement would be unlawful.

20.4        No other liability

St.George shall have no liability whatsoever for any breach of this Agreement which arises out of, or which relates to, an event or occurrence referred to in clause 20.2(a), other than for its liability to reimburse Westpac for costs under clause 20.2(a) (where that clause applies).

20.5        Termination by St.George

For the avoidance of doubt, no liability to reimburse Westpac for costs under clause 20.2(a) arises if St.George, being so entitled, terminates this Agreement under clause 16.1 or 16.3(c) because of a material breach by Westpac or the failure of a Share Scheme Condition in clause 3.1(m), 3.1(n) or 3.1(o).

21.          Confidentiality Deed

Subject to clause 22, each party acknowledges and agrees that it remains bound by the Confidentiality Deed and accepts that, for so long as this Agreement remains on foot, the terms of this Agreement will prevail over the Confidentiality Deed to the extent of any inconsistency.

22.          Co-operation

22.1        St.George consent and assistance

(a)           Notwithstanding any provision of the Confidentiality Deed, St.George authorises and consents to the inclusion of the information described in clause 22.1(b) below in any:

(i)            disclosure document or securities or product offering document prepared by the Westpac Group, whether issued in this jurisdiction or otherwise; and

(ii)           lodgement or filing that an entity in the Westpac Group makes with a Government Agency, to the extent such disclosure is required by law or the rules of any securities exchange or is requested by any dealer, adviser or underwriter in relation to a proposed offering of Westpac securities or a Westpac funding program.

(b)           Clause 22.1(a) applies to the following information:

(i)            the information in relation to the Merged Entity prepared by Westpac (including without limitation any Merged Entity financial information) in the form such information is included in the Scheme Booklet or such other form agreed by the parties;

(ii)           St.George’s audited accounts and the Independent Auditor’s Report for the financial years ended 30 September 2005, 30 September 2006, 30 September 2007 and 30 September 2008 (as disclosed in St.George’s Annual Report for each of those financial years);

(iii)          St.George’s accounts for the half year ended 31 March 2008 (as disclosed in St.George’s Appendix 4D released to ASX on 6 May 2008 or St.George’s Consolidated Interim Financial Report for the half year ended 31 March 2008) and the review undertaken by St.George’s auditors in respect of those accounts; and

(iv)          any other standalone financial information or other information in relation to St.George in the form such information is included in the Scheme Booklet or such other form agreed by the parties.

(c)           St.George must use commercially reasonable efforts to procure that its accounting advisers and auditors provide, at Westpac’s expense, Westpac with all assistance and information reasonably required by Westpac for the purpose of verifying any information which is disclosed in accordance with clause 22.1(a).  Further, St. George must itself provide, and must procure that its other Representatives also provide, Westpac with all assistance and information reasonably required by Westpac for the purpose of verifying any information which is disclosed in accordance with clause 22.1(a).

(d)           Without limiting clause 22.1(c), St. George must do everything reasonably required to procure that:

(i)            St.George’s auditors consent to the disclosure of any of the information disclosed in accordance with clause 22.1(a); and

(ii)           St.George’s auditors issue any comfort letters requested by Westpac in relation to St.George’s accounts, including without limitation procuring the issue of any management representation letters which may be required by St.George’s auditors in connection with such letters of comfort.

22.2        Westpac consent and assistance

(a)           Notwithstanding any provision of the Confidentiality Agreement, Westpac authorises and consents to the inclusion of the information described in clause 22.2(b) below in any:

(i)            disclosure document or securities or product offering document prepared by the St.George Group, whether issued in this jurisdiction or otherwise; and

(ii)           lodgement or filing that an entity in the St.George Group makes with a Government Agency, to the extent such disclosure is required by law or the rules of any securities exchange or is requested by any dealer, adviser or underwriter in relation to a proposed offering of St.George securities or a St.George funding program.

(b)           Clause 22.2(a) applies to the following information:

(i)            the information in relation to the Merged Entity prepared by Westpac (including without limitation any Merged Entity financial information)  in the form such information is included in the Scheme Booklet or such other form as agreed by the parties;

(ii)           Westpac’s audited accounts and Independent Auditor’s Report for the financial years ended 30 September 2005, 30 September 2006, 30 September 2007 and 30 September 2008 (as disclosed in Westpac’s Annual Report for each of those financial years);

(iii)          Westpac’s accounts for the half year ended 31 March 2008 (as disclosed in Westpac’s interim results for the 6 months ended 31 march 2008 released to ASX on 1 May 2008 or Westpac’s Consolidated Interim Financial Report for the half year ended 31 March 2008) and the review undertaken by Westpac’s auditors in respect of those accounts; and

(iv)          any other standalone financial information or other information in relation to Westpac in the form such information is included in the Scheme Booklet or such other form as agreed by the parties.

(c)           Westpac must use commercially reasonable efforts to procure that its accounting advisers and auditors provide, at St.George’s expense, St.George with all assistance and information reasonably required by St.George for the purpose of verifying any information which is disclosed in accordance with clause 22.2(a).  Further, Westpac must itself provide, and must procure that its other Representatives also provide, St.George with all assistance and information reasonably required by St.George for the purpose of verifying any information which is disclosed in accordance with clause 22.2(a).

(d)           Without limiting clause 22.2(c), Westpac must do everything reasonably required to procure that:

(i)            Westpac’s auditors consent to the disclosure of any of the information disclosed in accordance with clause 22.2(a); and

(ii)           Westpac’s auditors issue any comfort letters requested by St. George in relation to Westpac’s accounts, including without limitation procuring the issue of any management representation letters which may be required by Westpac’s auditors in connection with such letters of comfort.

22.3        Indemnities

(a)           Subject to clause 15.2, Westpac agrees with St.George (on St.George’s own behalf and separately as trustee or nominee for each of the other St.George Indemnified Parties) to indemnify and keep indemnified the St.George Indemnified Parties from and against all claims, actions, preceding, liabilities, obligations, damages, loss, harm, charges, costs, expenses, duties and other outgoings of whatever nature and however arising which any of the St.George Indemnified Parties may suffer or incur by reason of:

(i)            the inclusion or disclosure of any information referred to in clause 22.1(b) in accordance with clause 22.1(a); or

(ii)           the performance of any obligation, the provision of any assistance or information or the undertaking of any obligation or act required or undertaken pursuant to clause 22.1.

(b)           Subject to clause 15.1, St.George agrees with Westpac (on Westpac’s own behalf and separately as trustee or nominee for each of the other Westpac Indemnified Parties) to indemnify and keep indemnified the Westpac Indemnified Parties from and against all claims, actions, preceding, liabilities, obligations, damages, loss, harm, charges, costs, expenses, duties and other outgoings of whatever nature and however arising which any of the Westpac Indemnified Parties may suffer or incur by reason of:

(i)            the inclusion or disclosure of any information referred to in clause 22.2(b) in accordance with clause 22.2(a); or

(ii)           the performance of any obligation, the provision of any assistance or information or the undertaking of any obligation or act required or undertaken pursuant to clause 22.2.

23.          General

23.1        Entire agreement

In relation to the subject matter of this Agreement, this Agreement:

(a)           embodies the entire understanding of the parties and constitutes the entire terms agreed upon between the parties; and

(b)           supersedes any prior agreement (whether or not in writing) between the parties,

except as otherwise provided in clause 21 or as otherwise agreed by the parties.

23.2        Further acts

Each party will promptly do and perform all further acts and execute and deliver all further documents (in form and content reasonably satisfactory to that party) required by law or reasonably requested by any other party to give effect to this Agreement.

23.3        Severability

A term or part of a term of this Agreement that is illegal or unenforceable may be severed from this Agreement and the remaining terms or parts of the term of this Agreement continue in force.

23.4        Notices

Any communication under or in connection with this Agreement:

(a)           must be in writing;

(b)           must be addressed as shown below:

Westpac
Address:	Level 20, 275 Kent Street, Sydney NSW 2000
Attention:	Richard Willcock, Group Secretary and General Counsel
Fax:	+61 2 8253 3550

St.George
Address:	182 George Street, Sydney NSW 2000
Attention:	Michael Bowan, General Counsel & Secretary
Fax:	+61 2 9236 1126

(or as otherwise notified by that party to the other party from time to time);

(c)           must be signed by the party making the communication or by a person duly authorised by that party;

(d)           must be delivered or sent by fax to the number, of the addressee, in accordance with clause 23.4(b); and

(e)           will be deemed to be received by the addressee:

(i)                                  (in the case of prepaid post) on the third Business Day after the date of posting to an address within Australia, and on the fifth Business Day after the date of posting to an address outside Australia;

(ii)                               (in the case of fax) at the local time (in the place of receipt of that fax) which then equates to the time at which that fax is sent as shown on the transmission report which is produced by the machine from which that fax is sent and which confirms transmission of that fax in its entirety, unless that local time is not a Business Day, or is after 5.00 pm on a Business Day, when that communication will be deemed to be received at 9.00 am on the next Business Day; and

(iii)                            (in the case of delivery by hand) on delivery at the address of the addressee as provided in clause 23.4(b) unless that delivery is not made on a Business Day, or after 5.00 pm on a Business Day, when that communication will be deemed to be received at 9.00 am on the next Business Day.

23.5        Expenses and stamp duties

(a)           Except as otherwise provided in this Agreement, each party will pay its own costs and expenses in connection with the negotiation, preparation, execution, and performance of this Agreement and the proposed, attempted or actual implementation of this Agreement and the Schemes.

(b)           Westpac must pay all stamp duties (if any) and any fines and penalties with respect to stamp duty in respect of this Agreement and the Scheme, and in respect of any agreement or document contemplated by this Agreement.

23.6        Amendments

This Agreement may only be varied by a document signed by or on behalf of each of the parties.

23.7        Assignment

A party cannot assign, novate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party.

23.8        Governing law

(a)           This Agreement is governed by and will be construed according to the laws of New South Wales.

(b)           Each party irrevocably submits to the non-exclusive jurisdiction of the courts of New South Wales and of the courts competent to determine appeals from those courts.

23.9        Waiver

(a)           Failure to exercise or enforce or a delay in exercising or enforcing or the partial exercise or enforcement of any right, power or remedy provided by law or under this Agreement by any party will not in any way preclude, or operate as a waiver of, any exercise or enforcement, or further exercise or enforcement of that or any other right, power or remedy provided by law or under this Agreement.

(b)           Any waiver or consent given by any party under this Agreement will only be effective and binding on that party if it is given or confirmed in writing by that party.

(c)           No waiver of a breach of any term of this Agreement will operate as a waiver of another breach of that term or of a breach of any other term of this Agreement.

23.10     No representation or reliance

(a)           Each party acknowledges that no party (nor any person acting on its behalf) has made any representation or other inducement to it to enter into this Agreement, except for representations or inducements expressly set out in this Agreement.

(b)           Each party acknowledges and confirms that it does not enter into this Agreement in reliance on any representation or other inducement by or on behalf of any other party, except for any representation or inducement expressly set out in this Agreement.

23.11     No merger

The rights and obligations of the parties will not merge on completion of any transaction under this Agreement.  They will survive the execution and delivery of any assignment or other document entered into for the purpose of implementing any transaction.

23.12     GST

(a)           Unless otherwise expressly stated, all amounts payable under this Agreement are expressed to be exclusive of GST.  If GST is payable on a Taxable Supply made under or in connection with this Agreement, the recipient of the supply must pay the supplier an additional amount equal to the GST payable on that supply provided that the supplier first issues a tax invoice for that supply.

(b)           Without limiting clause 23.12(a), if an amount payable under this Agreement is calculated by reference to a liability incurred by a party, then the amount of the liability must be reduced by the amount of any Input Tax Credit to which that party is entitled in respect of the acquisition of the supply to which that liability relates.  A party will be assumed to be entitled to a full Input Tax Credit unless it demonstrates that its entitlement is otherwise prior to the date on which payment must be made.

(c)           Words and expressions used in this clause 23.12 have the same meaning as in A New Tax System (Goods and Services) Tax Act 1999 (Cth).

23.13     Counterparts

This Agreement may be executed in any number of counterparts.  All counterparts together will be taken to constitute one agreement.

Annexure 1 – Timetable

Date	Event

By Fri 29 Aug 2008	Regulatory approvals obtained

By Thu 11 Sep 2008	Westpac signs Deed Poll

By Thu 11 Sep 2008	Lodge ASIC Review Draft of Scheme Booklet with ASIC

By Tue 30 Sep 2008	First Court hearing to obtain orders to convene the Scheme Meetings

By Tue 30 Sep 2008	Scheme Booklet registered by ASIC and lodged with ASX

By Mon 13 Oct 2008	Completion of printing and mailing of Scheme Booklet and accompanying forms to St.George Shareholders, SAINTS Holders and Award Option Holders

Wed 29 Oct 2008	St.George announces results for 2008 Financial Year and St.George 2008 Final Dividend

Thu 30 Oct 2008	Westpac announces results for 2008 Financial Year and Westpac 2008 Final Dividend

Tue 11 Nov 2008	Westpac 2008 Final Dividend record date

Tue 11 Nov 2008	Last date for lodgement of proxy forms for St.George EGM and Scheme Meetings

Thu 13 Nov 2008	St.George EGM and Scheme Meetings

Mon 17 Nov 2008	Court Approval Date: Court approves Schemes Effective Date: lodge with ASIC copies of Court orders approving the Schemes Final day of ASX trading in St.George Shares and SAINTS

Tue 18 Nov 2008	New Westpac Shares commence trading on ASX on a deferred settlement basis

Mon 24 Nov 2008

Scheme Record Date: determine entitlements to Share Scheme Consideration, SAINTS Scheme Consideration and Option Scheme Consideration by reference to the Share Register, SAINTS Register and Award Option Register.

St.George 2008 Final Dividend record date: determine entitlements to St.George 2008 Final Dividend by reference to the Share Register

Mon 1 Dec 2008

Implementation Date: issue of New Westpac Shares to Share Scheme Participants, issue of New Westpac Shares, and issue and/or transfer of Westpac Restricted Shares, to Option Scheme Participants, and payment of SAINTS Scheme Consideration and Stub Dividend to SAINTS Scheme Participants

Date	Event

Tue 2 Dec 2008	New Westpac Shares commence trading on ASX on a normal settlement basis

The parties acknowledge that the above timetable has been prepared on the basis of the parties’ best estimate of the timing of key events for the Schemes, and that certain events may be delayed for reasons outside of the control of the parties, such as:

•              the period of consideration by ASIC of the draft Scheme Booklet;

•              the Court hearing to obtain orders to convene the Scheme Meetings may occur after the time specified in the above timetable; and

•              the Court hearing to obtain orders approving the Schemes may occur after the time specified in the above timetable.

In the case of any delay, the parties will endeavour in good faith to agree to a substitute timetable (to the extent possible, with the same relative timing between events), while having regard to (amongst other things) the desire of each party to complete the Transaction as soon as is practicable.

Annexure 2 – Share Scheme

Share Scheme

Scheme of Arrangement

Pursuant to section 411 of the Corporations Act 2001 (Cth)

Parties

Between:	St.George Bank Limited (ACN 055 513 070) of Level 15, 182 George Street, Sydney, NSW 2000 (St.George)

And:	The holders of fully paid ordinary shares in the capital of St.George (other than Excluded Shareholders) as at the Scheme Record Date

1.            Definitions and Interpretation

1.1          Definitions

The following definitions apply unless the context requires otherwise.

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited (ACN 008 624 691) or, as the context requires, the financial market operated by it.

Business Day means a week day on which trading banks are open for business in Sydney, Australia.

CHESS means the clearing house electronic sub-register system operated by ASX Settlement and Transfer Corporation Pty Limited (ACN 008 504 532).

Corporations Act means the Corporations Act 2001 (Cth).

Court means the Federal Court of Australia.

Court Approval Date means the first day on which an application made to the Court for an order approving this Share Scheme pursuant to section 411(4)(b) of the Corporations Act is heard or, if the application is adjourned for any reason, the first day on which the adjourned application is heard.

Deed Poll means the deed poll dated [*] 2008 executed by Westpac in favour of Share Scheme Participants.

Effective means the coming into effect, pursuant to section 411(10) of the Corporations Act, of the order of the Court made under section 411(4)(b) in relation to this Share Scheme.

Effective Date means the date on which this Share Scheme becomes Effective.

Excluded Shareholder means any St.George Shareholder who is Westpac or a Related Body Corporate of Westpac. However, such a St.George Shareholder will not be an Excluded Shareholder if that St.George Shareholder has no beneficial interest in any St.George Shares held. Where such a St.George Shareholder has a beneficial interest in

1

some, but not all, of the St.George Shares held, that person will be an Excluded Shareholder, but only in respect of those St.George Shares in which a beneficial interest is held.

Implementation Date means the fifth Business Day after the Scheme Record Date, or such other date as St.George and Westpac may agree.

Ineligible Foreign Shareholder means a Share Scheme Participant whose address shown in the St.George Share Register as at the Scheme Record Date is a place outside Australia and its external territories, New Zealand, the UK, US, Hong Kong and Singapore, unless Westpac and St.George agree in writing that it is lawful and not unduly onerous or impracticable to issue that Share Scheme Participant with New Westpac Shares when this Share Scheme becomes Effective.

Merger Implementation Agreement means the Merger Implementation Agreement between Westpac and St.George dated 26 May 2008 (as amended and restated on 8 September 2008) under which each party undertakes specific obligations to give effect to this Share Scheme, among other things.

New Westpac Shares means Westpac Shares to be issued pursuant to this Share Scheme as Share Scheme Consideration.

Related Body Corporate has the meaning given in the Corporations Act.

Scheme Record Date means 7.00pm (Sydney time) on the fifth Business Day after the Effective Date or such earlier date (after the Effective Date) as Westpac and St.George may agree in writing.

Scheme Share means a St.George Share held by a Share Scheme Participant as at the Scheme Record Date.

Share Scheme means this scheme of arrangement under Part 5.1 of the Corporations Act, subject to any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and agreed or consented to by St.George and Westpac.

Share Scheme Consideration means 1.31 New Westpac Shares for each St.George Share held by a Share Scheme Participant as at the Scheme Record Date.

Share Scheme Participant means a person who is a St.George Shareholder (other than an Excluded Shareholder) as at the Scheme Record Date.

St.George Constitution means the constitution of St.George from time to time.

St.George Share means a fully paid ordinary share issued in the capital of St.George.

St.George Share Register means the register of members of St.George maintained in accordance with the Corporations Act.

St.George Share Registry means Computershare Investor Services Pty Limited, or such other person that provides share registry services to St.George from time to time.

St.George Shareholder means a person who is registered in the register of members of St.George as the holder of one or more St.George Shares from time to time.

Westpac means Westpac Banking Corporation (ACN 007 457 141).

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Westpac Constitution means the constitution of Westpac as amended from time to time.

Westpac Share means a fully paid ordinary share issued in the capital of Westpac.

1.2          Interpretation

Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.

(a)           The singular includes the plural and conversely.

(b)          A gender includes all genders.

(c)           If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(d)          A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

(e)           A reference to a clause, schedule or annexure is a reference to a clause of, or schedule or annexure to, this Share Scheme.

(f)           A reference to an agreement or document (including a reference to this Share Scheme) is to the agreement or document as amended, varied, supplemented, novated or replaced, except to the extent prohibited by this Share Scheme or that other agreement or document.

(g)          A reference to a person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns.

(h)           A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

(i)            A reference to $ is to the lawful currency of Australia.

(j)            Words and phrases not specifically defined in this Share Scheme have the same meanings (if any) given to them in the Corporations Act.

(k)           A reference to time is a reference to time in Sydney, Australia.

(l)            If the day on which any act, matter or thing is to be done is a day other than a Business Day, such act, matter or thing must be done on the immediately succeeding Business Day.

(m)          The meaning of general words is not limited by specific examples introduced by including, or for example, or similar expressions.

2.            Preliminary

2.1          St.George

(a)           St.George is a public company incorporated in Australia and registered in New South Wales and a company limited by shares.

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(b)          St.George is admitted to the official list of ASX.

(c)           As at 28 August 2008, St.George had on issue:

(i)            566,529,267 St.George Shares which are officially quoted on the ASX;

(ii)           3,500,000 subordinated adjustable income non-refundable Tier 1 securities (known as “SAINTS”) which are officially quoted on the ASX;

(iii)          1,500,000 non-cumulative unsecured preference shares (known as “SPS”) which are officially quoted on the ASX;

(iv)          3,250,000 non-cumulative, unsecured, converting preference shares (known as “CPS”) which are officially quoted on the ASX;

(v)           4,000,000 non-cumulative, unsecured converting preference shares (known as “CPS II”) which are officially quoted on the ASX;

(vi)          2,247 redeemable preference borrower shares which are not quoted on any stock exchange;

(vii)         194,700 redeemable preference depositor shares which are not quoted on any stock exchange; and

(viii)        1,720,116 options to acquire St.George Shares which are not quoted on any stock exchange.

2.2          Westpac

(a)           Westpac is a public company incorporated in Australia and registered in New South Wales and a company limited by shares.

(b)          Westpac is admitted to the official list of ASX and Westpac Shares are officially quoted on the ASX.

2.3          Consequence of Share Scheme becoming Effective

(a)           To facilitate this Share Scheme, St.George and Westpac have entered into the Merger Implementation Agreement. If this Share Scheme becomes Effective, then:

(i)            all the Scheme Shares will be transferred to Westpac, and St.George will enter the name and address of Westpac in the St.George Share Register as the holder of the Scheme Shares;

(ii)           each Share Scheme Participant will be entitled to receive the Share Scheme Consideration in respect of each of their Scheme Shares;

(iii)          the Share Scheme Consideration will be provided to Share Scheme Participants in accordance with the provisions of this Share Scheme; and

(iv)         it will bind St.George and all Share Scheme Participants, including those who do not attend the meeting of St.George Shareholders to vote on this Share Scheme, those who do not vote at that meeting and those who vote against this Share Scheme at that meeting.

(b)          Westpac has executed the Deed Poll in favour of the Share Scheme Participants pursuant to which it has covenanted to provide to each Share Scheme

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Participant the Share Scheme Consideration to which such Share Scheme Participant is entitled under this Share Scheme and to carry out its other obligations under this Share Scheme.

2.4          End date

This Share Scheme will lapse and be of no further force or effect if:

(a)           the Effective Date does not occur on or before 31 December 2008; or

(b)          the Merger Implementation Agreement is terminated in accordance with its terms,

unless Westpac and St.George otherwise agree.

3.            Conditions Precedent

3.1          Conditions precedent to Share Scheme

This Share Scheme is conditional upon, and will have no force or effect until, satisfaction of each of the following conditions:

(a)           all of the conditions in clause 3.1 of the Merger Implementation Agreement (including, without limitation, the Court approving this Share Scheme pursuant to section 411(4)(b) of the Corporations Act) being satisfied or waived in accordance with the terms of the Merger Implementation Agreement;

(b)          the Merger Implementation Agreement not having been terminated as at 8.00am on the Court Approval Date;

(c)           such other conditions imposed by the Court under section 411(6) of the Corporations Act as are acceptable to Westpac and St.George having been satisfied; and

(d)          the coming into effect, pursuant to section 411(10) of the Corporations Act, of the orders of the Court made under section 411(4)(b) (and, if applicable, section 411(6)) of the Corporations Act in relation to this Share Scheme.

3.2          Satisfaction of conditions

The fulfilment of clause 3.1 is a condition precedent to the operation of the provisions of clauses 4.2, 4.3, 5.1, 5.2, 5.3 and 5.4 of this Share Scheme.

3.3          Certificates

At the hearing on the Court Approval Date, St.George and Westpac must each provide to the Court a certificate confirming (in respect of matters within their knowledge) whether or not all of the conditions precedent in clause 3.1 of the Merger Implementation Agreement (other than the condition relating to Court approval of this Share Scheme) have been satisfied or waived. The certificate constitutes conclusive evidence that such conditions precedent are satisfied, waived or taken to be waived.

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4.            Implementation of Share Scheme

4.1          Lodgement of Court order

As soon as practicable following approval of this Share Scheme by the Court in accordance with section 411(4)(b) of the Corporations Act, and in any event by no later than 10.00 am on the Business Day following the date of the Court approval, St.George will lodge with ASIC an office copy of the Court order under section 411(10) of the Corporations Act approving this Share Scheme. This Share Scheme will come into effect on the Effective Date.

4.2          Transfer of Scheme Shares

On the Implementation Date, subject to the provision by Westpac of the Share Scheme Consideration in the manner contemplated by clause 5:

(a)           all of the Scheme Shares (together with all rights and entitlements attaching to the Scheme Shares as at the Implementation Date) will be transferred to Westpac without the need for any further act by any Share Scheme Participant (other than acts performed by St.George or its directors or officers as attorney and agent for the Share Scheme Participants under clause 8.1) and the transfer will be deemed to be effective on the Implementation Date;

(b)          St.George will deliver to Westpac duly completed and executed share transfer forms (or a master transfer form) executed by St.George on behalf of each Share Scheme Participant to transfer all of the Scheme Shares to Westpac; and

(c)           subject to the execution of the share transfer forms (or master transfer form) by Westpac as transferee and delivery thereof to St.George, St.George will enter the name and address of Westpac in the St.George Share Register in respect of all the Scheme Shares transferred to Westpac in accordance with the terms of this Share Scheme.

4.3          Entitlement to Share Scheme Consideration

On the Implementation Date, in consideration for the transfer to Westpac of each Scheme Share, each Share Scheme Participant will be entitled to receive the Share Scheme Consideration in accordance with clause 5.

4.4          Agreement by Share Scheme Participants

(a)           The Share Scheme Participants agree to the transfer of their Scheme Shares to Westpac in accordance with the terms of this Share Scheme.

(b)          The Share Scheme Participants who receive New Westpac Shares as Share Scheme Consideration accept those New Westpac Shares and agree to:

(i)            become a member of Westpac for the purposes of section 231 of the Corporations Act; and

(ii)           be bound by the Westpac Constitution.

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(c)           Except for a Share Scheme Participant’s tax file number and any elections made in relation to participation in any dividend reinvestment plan, all binding instructions or notifications between a Share Scheme Participant and St.George relating to St.George Shares or a St.George Shareholder’s status as a St.George Shareholder (including, without limitation, any instructions relating to communications from St.George, whether dividends are to be paid by cheque or into a specific bank account, provision of annual reports, notices of meeting or to other communications from St.George) will from the Implementation Date be deemed (except to the extent determined otherwise by Westpac in its sole discretion), by reason of this Share Scheme, to be a similarly binding instruction or notification to and accepted by Westpac in respect of the New Westpac Shares issued to Share Scheme Participants until that instruction or notification is revoked or amended in writing addressed to Westpac at its share registry.

4.5          Warranties by Share Scheme Participants

The Share Scheme Participants are deemed to have warranted to St.George, in its own right and for the benefit of Westpac, that:

(a)           all their St.George Shares (including any rights and entitlements attaching to those shares) which are transferred to Westpac under this Share Scheme will, at the date of the transfer of them to Westpac, be fully paid and free from all mortgages, charges, liens, encumbrances and interests of third parties of any kind, whether legal or otherwise, and restrictions on transfer of any kind; and

(b)          they have full power and capacity to sell and to transfer their St.George Shares together with any rights attaching to such shares.

4.6          Beneficial entitlement by Westpac

Westpac shall be beneficially entitled to the Scheme Shares transferred to it under this Share Scheme pending registration by St.George of Westpac in the St.George Share Register as the holder of the Scheme Shares.

4.7          Appointment of Westpac as sole proxy

From the Effective Date until St.George registers Westpac as the holder of all St.George Shares in the St.George Share Register, each Share Scheme Participant:

(a)           is deemed to have irrevocably appointed Westpac as attorney and agent (and directed Westpac in such capacity) to appoint an officer or agent nominated by Westpac as its sole proxy and, where applicable, corporate representative to attend shareholders’ meetings, exercise the votes attaching to the Scheme Shares registered in their name and sign any shareholders’ resolutions, whether in person, by proxy or by corporate representative;

(b)          undertakes not to otherwise attend shareholders’ meetings, exercise the votes attaching to the Scheme Shares registered in their name and sign any shareholders’ resolutions, whether in person, by proxy or corporate representative;

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(c)           must take all other actions in the capacity of a registered holder of Scheme Shares as Westpac reasonably directs; and

(d)          acknowledges and agrees that in exercising the powers referred to in clause 4.7(a), Westpac and any officer or agent nominated by Westpac under clause 4.7(a) may act in the best interests of Westpac as the intended registered holder of the Scheme Shares.

5.            Share Scheme Consideration

5.1          Provision of Share Scheme Consideration

Subject to clause 5.2, on the Implementation Date, Westpac will issue to each Share Scheme Participant 1.31 New Westpac Shares as Share Scheme Consideration for the transfer to Westpac of each Scheme Share.

5.2          Ineligible Foreign Shareholders

(a)           Westpac will be under no obligation to issue any New Westpac Shares to any Ineligible Foreign Shareholder as Share Scheme Consideration, and instead Westpac will issue the New Westpac Shares to which that Ineligible Foreign Shareholder would otherwise have become entitled (Sale Shares) to a nominee agent appointed by Westpac with the prior approval of St.George, acting reasonably (the Sale Nominee).

(b)          Westpac must procure that on, or as soon as reasonably practicable and in any event not more than 20 Business Days after, the Implementation Date, the Sale Nominee:

(i)            sells on the ASX all Sale Shares it holds; and

(ii)           pays the net proceeds received after deducting any applicable brokerage, stamp duty and other taxes and charges to that Ineligible Foreign Shareholder.

(c)           Ineligible Foreign Shareholders agree that the amount referred to in paragraph (b) may be paid by the Sale Nominee doing any of the following at the Sale Nominee’s election:

(i)            sending by pre-paid post (or pre-paid airmail if the address is outside Australia) the proceeds to the Ineligible Foreign Shareholder’s address as shown in the St.George Share Register on the Scheme Record Date (the Registered Address);

(ii)           depositing or procuring the St.George Share Registry to deposit it into account with any Australian bank notified to St.George (or St.George’s agent who manager the St.George Share Register) by an appropriate authority from the Ineligible Foreign Shareholder; or

(iii)          in the event that an Ineligible Foreign Shareholder does not have a Registered Address or the Sale Nominee believes an Ineligible Foreign Shareholder is not known at its Registered Address, and no account has

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been notified in accordance with sub-paragraph (ii) or a deposit into such an account is rejected or refunded, the Sale Nominee may credit the amount payable to that Ineligible Foreign Shareholder to a separate bank account of St.George to be held until the Ineligible Foreign Shareholder claims the amount or the amount is dealt with in accordance with unclaimed money legislation. St.George must hold the amount on trust, but any benefit accruing from the amount will be to the benefit of St.George. An amount credited to the account is to be treated as having been paid to the Ineligible Foreign Shareholder. St.George must maintain records of the amounts paid, the people who are entitled to the amounts and any transfers of the amounts.

(d)           Payment by the Sale Nominee to an Ineligible Foreign Shareholder in accordance with this clause 5.2 satisfies in full the Ineligible Foreign Shareholder’s right to Share Scheme Consideration.

(e)           Each Ineligible Foreign Shareholder appoints St.George as its agent to receive on its behalf any financial services guide or other notices which may be given by the Sale Nominee appointed by Westpac to that Ineligible Foreign Shareholder.

5.3          Fractional Entitlements

If the number of Scheme Shares held by a Share Scheme Participant is such that an entitlement of that Share Scheme Participant to New Westpac Shares is not a whole number then:

(a)           any fractional entitlement to New Westpac Shares which is 0.5 or greater will be rounded up to the nearest whole number of New Westpac Shares; and

(b)          any fractional entitlement to New Westpac Shares which is less than 0.5 will be rounded down to the nearest whole number of New Westpac Shares.

5.4          Provision of New Westpac Shares as Share Scheme Consideration

Subject to clause 5.2, the obligation of Westpac to provide New Westpac Shares pursuant to clause 5.1 will be satisfied by Westpac as follows:

(a)           on the Implementation Date, entering the name of each Share Scheme Participant in the Westpac share register in respect of the New Westpac Shares which that Share Scheme Participant is entitled to receive under this Share Scheme; and

(b)          within 5 Business Days after the Implementation Date, sending or procuring the despatch by pre-paid ordinary post (or, if the address of the Share Scheme Participant in the St.George Share Register is outside Australia, by pre-paid airmail post) to each Share Scheme Participant to their address recorded in the St.George Share Register on the Scheme Record Date, a holding statement for the New Westpac Shares issued to that Share Scheme Participant in accordance with this Share Scheme. In the case of Scheme Shares held in joint names, holding statements for New Westpac Shares must be issued in the names of the joint holders and sent to the holder whose name appears first in the St.George Share Register on the Scheme Record Date.

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5.5          Status of New Westpac Shares

Upon issue:

(a)           the New Westpac Shares will rank equally with all existing Westpac Shares, other than with respect to Westpac’s dividend for the financial year ending 30 September 2008 to which holders of New Westpac Shares will not be entitled; and

(b)           each New Westpac Share will be fully paid and free from any mortgage, charge, lien, encumbrance or other security interest.

6.            Dealings in St.George Shares

6.1          Dealings

For the purpose of establishing who are Share Scheme Participants, dealings in St.George Shares will only be recognised if:

(a)           in the case of dealings of the type to be effected using CHESS, the transferee is registered in the St.George Share Register as the holder of the relevant St.George Shares on or before the Scheme Record Date; and

(b)           in all other cases, registrable transmission applications or transfers in respect of those dealings are received on or before the Scheme Record Date at the place where the St.George Share Register is kept.

6.2          St.George Share Register

(a)           St.George must register registrable transmission applications or transfers of St.George Shares received in accordance with clause 6.1(b) by the Scheme Record Date.

(b)           St.George will not accept for registration or recognise for any purpose any transmission application or transfer in respect of St.George Shares received after the Scheme Record Date, except a transfer to Westpac pursuant to this Share Scheme and any subsequent transfer by Westpac.

(c)           For the purpose of determining entitlements to the Share Scheme Consideration, St.George will, until the Share Scheme Consideration has been provided, maintain the St.George Share Register in accordance with the provisions of this clause 6 and the St.George Share Register in this form will solely determine entitlements to the Share Scheme Consideration.

(d)           St.George must procure that, on or before 9.00am on the Business Day following the Scheme Record Date, details of the names, registered addresses and holdings of St.George Shares of every Share Scheme Participant as shown in the St.George Share Register at the Scheme Record Date are available to Westpac in such form as Westpac may reasonably require.

(e)           As from the Scheme Record Date (and other than for Westpac, or its successors in title), all share certificates and holding statements for the St.George Shares will cease to have effect as documents of title, and each entry on the St.George Share

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Register at that date will cease to have any effect other than as evidence of entitlement to the Share Scheme Consideration.

7.            Quotation of St.George Shares

On a date after the Implementation Date to be determined by Westpac, St.George will apply for termination of the official quotation on the ASX of St.George Shares and will apply to have itself removed from the official list of the ASX.

8.            General

8.1          Appointment of attorney

Each Share Scheme Participant, without the need for any further act, irrevocably appoints St.George and all its directors and officers (jointly and severally) as its attorney and agent for the purposes of:

(a)           executing any document or doing any other act necessary to give effect to this Share Scheme and the transactions contemplated by it including, without limitation, executing a proper instrument of transfer of its St.George Shares for the purposes of section 1071B of the Corporations Act, which may be a master transfer of all the St.George Shares held by Share Scheme Participants; and

(b)           enforcing the Deed Poll against Westpac (and St.George undertakes in favour of each Share Scheme Participant that it will enforce the Deed Poll against Westpac on behalf of and as attorney and agent for the Share Scheme Participants).

8.2          St.George and all Share Scheme Participants bound

This Share Scheme binds St.George and all Share Scheme Participants and, to the extent of any inconsistency and to the extent permitted by law, overrides the St.George Constitution.

8.3          Amendments to Share Scheme

If the Court proposes to approve this Share Scheme subject to any variations, alterations or conditions, St.George may by its counsel or solicitor consent on behalf of all persons concerned to those variations, alterations or conditions to which Westpac has consented.

8.4          Notices

Where a notice, transfer, transmission application, direction or other communication referred to in this Share Scheme is sent by post to St.George, it shall not be deemed to be received in the ordinary course of post or on a date other than the date (if any) on which it is actually received at St.George’s registered office or at the address of the St.George Share Registry.

8.5          Share Scheme Participants’ consent

The Share Scheme Participants consent to St.George doing all things necessary, expedient or incidental to the implementation of this Share Scheme, including (to the extent

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permitted by law) the provision of any information held by St George in relation to the Share Scheme Participants to Westpac.

8.6          Costs and stamp duty

St.George will pay the costs of this Share Scheme, except that Westpac will pay all stamp duties (if any) and any related fines and penalties on the transfer by Share Scheme Participants of the Scheme Shares to Westpac.

8.7          Further acts

St.George will execute all documents and do all acts and things necessary for the implementation and performance of its obligations under this Share Scheme.

8.8          Governing law

The proper law of this Share Scheme is the law of the State of New South Wales. The parties submit to the non-exclusive jurisdiction of the courts exercising jurisdiction in New South Wales.

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Annexure 3 – SAINTS Scheme

SAINTS Scheme

Scheme of Arrangement

Pursuant to section 411 of the Corporations Act 2001 (Cth)

Parties

Between:	St.George Bank Limited (ACN 055 513 070) of Level 15, 182 George Street, Sydney, NSW 2000 (St.George)

And:	The holders as at the Scheme Record Date of fully paid non-cumulative, redeemable and convertible preference shares known as SAINTS (other than Excluded SAINTS Holders)

1.                                     Definitions and Interpretation

1.1                              Definitions

The following definitions apply unless the context requires otherwise.

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited (ACN 008 624 691) or, as the context requires, the financial market operated by it.

Business Day means a week day on which trading banks are open for business in Sydney, Australia.

CHESS means the clearing house electronic sub-register system operated by ASX Settlement and Transfer Corporation Pty Limited (ACN 008 504 532).

Corporations Act means the Corporations Act 2001 (Cth).

Court means the Federal Court of Australia.

Court Approval Date means the first day on which an application made to the Court for an order approving this SAINTS Scheme pursuant to section 411(4)(b) of the Corporations Act is heard or, if the application is adjourned for any reason, the first day on which the adjourned application is heard.

Deed Poll means the deed poll dated [*] 2008 executed by Westpac in favour of SAINTS Scheme Participants.

Effective means the coming into effect, pursuant to section 411(10) of the Corporations Act, of the order of the Court made under section 411(4)(b) in relation to this SAINTS Scheme.

Effective Date means the date on which this SAINTS Scheme becomes Effective.

Excluded SAINTS Holder means any SAINTS Holder who is Westpac or a Related Body Corporate of Westpac. However, such a SAINTS Holder will not be an Excluded SAINTS Holder if that SAINTS Holder has no beneficial interest in any SAINTS held. Where such a

1

SAINTS Holder has a beneficial interest in some, but not all, of the SAINTS held, that person will be an Excluded SAINTS Holder, but only in respect of those SAINTS in which a beneficial interest is held.

Governmental Agency means a government or a governmental, semi-governmental or judicial entity or authority. It also includes a self-regulatory organisation established under statute or a stock exchange.

Implementation Date means the fifth Business Day after the Scheme Record Date, or such other date as St.George and Westpac may agree.

Merger Implementation Agreement means the Merger Implementation Agreement between Westpac and St.George dated 26 May 2008 (as amended and restated on 8 September 2008) under which each party undertakes specific obligations to give effect to this SAINTS Scheme, among other things.

Registered Address means, in relation to a SAINTS Holder, the address as shown in the SAINTS Register on the Scheme Record Date.

Related Body Corporate has the meaning given in the Corporations Act.

SAINTS means the non-cumulative, redeemable and convertible preference shares issued under Article 6B of the St.George Constitution on the terms set out in the terms of issue contained in the replacement prospectus for SAINTS dated 12 July 2004.

SAINTS Holder means a person who is registered in the SAINTS Register as the holder of one or more SAINTS from time to time.

SAINTS Register means the register of SAINTS kept by St.George.

SAINTS Scheme means this scheme of arrangement under Part 5.1 of the Corporations Act, subject to any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and agreed or consented to by St.George and Westpac.

SAINTS Scheme Consideration means $100 for each SAINTS held by a SAINTS Scheme Participant as at the Scheme Record Date.

SAINTS Scheme Participant means a person who is a SAINTS Holder as at the Scheme Record Date (other than an Excluded SAINTS Holder), except that for the purpose of clause 6 it includes each Excluded SAINTS Holder.

Scheme Record Date means 7.00pm (Sydney time) on the fifth Business Day after the Effective Date or such earlier date (after the Effective Date) as Westpac and St.George may agree in writing.

Scheme SAINTS means a SAINTS held by a SAINTS Scheme Participant as at the Scheme Record Date.

Share Scheme means the scheme of arrangement under Part 5.1 of the Corporations Act between St.George and the St.George Shareholders (other than any person holding St.George Shares on behalf of, or for the benefit of, Westpac or any of its related entities), subject to any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and agreed or consented to by St.George and Westpac.

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St.George Constitution means the constitution of St.George from time to time.

St.George Share means a fully paid ordinary share issued in the capital of St.George.

St.George Shareholder means a person who is registered in the St.George Share register as the holder of one or more St.George Shares from time to time.

St.George Share Registry means Computershare Investor Services Pty Limited, or such other person that provides share registry services to St.George from time to time.

Stub Dividend has the meaning given in clause 6.1.

Tax Act means:

(a)                                the Income Tax Assessment Act 1936 (Cth) or the Income Tax Assessment Act 1997 (Cth) as the case may be, as amended, and a reference to any section of the Income Tax Assessment Act 1936 (Cth) includes a reference to that section as rewritten in the Income Tax Assessment Act 1997 (Cth); and

(b)                               any other Act setting the rate of income tax payable and any regulation promulgated thereunder.

Trustee means St.George as trustee for the SAINTS Scheme Participants.

Westpac means Westpac Banking Corporation (ACN 007 457 141).

Westpac Constitution means the constitution of Westpac as amended from time to time.

Westpac Share means a fully paid ordinary share issued in the capital of Westpac.

1.2                              Interpretation

Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.

(a)                                The singular includes the plural and conversely.

(b)                               A gender includes all genders.

(c)                                If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(d)                               A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

(e)                                A reference to a clause, schedule or annexure is a reference to a clause of, or schedule or annexure to, this SAINTS Scheme.

(f)                                  A reference to an agreement or document (including a reference to this SAINTS Scheme) is to the agreement or document as amended, varied, supplemented, novated or replaced, except to the extent prohibited by this SAINTS Scheme or that other agreement or document.

(g)                               A reference to a person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns.

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(h)                               A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

(i)                                   A reference to $ is to the lawful currency of Australia.

(j)                                   Words and phrases not specifically defined in this SAINTS Scheme have the same meanings (if any) given to them in the Corporations Act.

(k)                                A reference to time is a reference to time in Sydney, Australia.

(l)                                   If the day on which any act, matter or thing is to be done is a day other than a Business Day, such act, matter or thing must be done on the immediately succeeding Business Day.

(m)                             The meaning of general words is not limited by specific examples introduced by including, or for example, or similar expressions.

2.                                     Preliminary

2.1                              St.George

(a)                                St.George is a public company incorporated in Australia and registered in New South Wales and a company limited by shares.

(b)                               St.George is admitted to the official list of ASX.

(c)                                As at 28 August 2008, St.George had on issue:

(i)                                  566,529,267 St.George Shares which are officially quoted on the ASX;

(ii)                               3,500,000 SAINTS which are officially quoted on the ASX;

(iii)                            1,500,000 non-cumulative unsecured preference shares (known as “SPS”) which are officially quoted on the ASX;

(iv)                           3,250,000 non-cumulative, unsecured, converting preference shares (known as “CPS”) which are officially quoted on the ASX;

(v)                              4,000,000 non-cumulative, unsecured converting preference shares (known as “CPS II”) which are officially quoted on the ASX;

(vi)                           2,247 redeemable preference borrower shares which are not quoted on any stock exchange;

(vii)                        194,700 redeemable preference depositor shares which are not quoted on any stock exchange; and

(viii)                     1,720,116 options to acquire St.George Shares which are not quoted on any stock exchange.

2.2                              Westpac

(a)                                Westpac is a public company incorporated in Australia and registered in New South Wales and a company limited by shares.

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(b)                               Westpac is admitted to the official list of ASX and Westpac Shares are officially quoted on the ASX.

2.3                              Consequence of SAINTS Scheme becoming Effective

(a)                                  To facilitate this SAINTS Scheme, St.George and Westpac have entered into the Merger Implementation Agreement. If this SAINTS Scheme becomes Effective, then:

(i)                                  all the Scheme SAINTS will be transferred to Westpac, and St.George will enter the name and address of Westpac in the SAINTS Register as the holder of the Scheme SAINTS;

(ii)                               each SAINTS Scheme Participant will be entitled to receive the SAINTS Scheme Consideration in respect of each of their Scheme SAINTS.

(iii)                            if a Stub Dividend is payable in accordance with clause 6, each SAINTS Scheme Participant will be entitled to receive the Stub Dividend in respect of each of their Scheme SAINTS;

(iv)                           the SAINTS Scheme Consideration and any Stub Dividend will be provided to the relevant SAINTS Scheme Participants in accordance with the provisions of this SAINTS Scheme; and

(v)                              it will bind St.George and all SAINTS Scheme Participants, including those who do not attend the meeting of SAINTS Holders to vote on this SAINTS Scheme, those who do not vote at that meeting and those who vote against this SAINTS Scheme at that meeting.

(b)                                 Westpac has executed the Deed Poll in favour of the SAINTS Scheme Participants pursuant to which it has covenanted to provide to each SAINTS Scheme Participant the SAINTS Scheme Consideration to which such SAINTS Scheme Participant is entitled under this SAINTS Scheme and to carry out its other obligations under this SAINTS Scheme.

2.4                              End date

This SAINTS Scheme will lapse and be of no further force or effect if:

(a)                                the Effective Date of the Share Scheme (as defined in the Merger Implementation Agreement) does not occur on or before 31 December 2008; or

(b)                               the Merger Implementation Agreement is terminated in accordance with its terms,

unless Westpac and St.George otherwise agree.

3.                                     Conditions Precedent

3.1                              Conditions precedent to SAINTS Scheme

This SAINTS Scheme is conditional upon, and will have no force or effect until, satisfaction of each of the following conditions:

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(a)                                all of the conditions precedent in clause 5.1(b)(i) of the Merger Implementation Agreement (including, without limitation, the Court approving this SAINTS Scheme pursuant to section 411(4)(b) of the Corporations Act and the coming into effect, pursuant to section 411(10) of the Corporations Act, of the orders of the Court made under section 411(4)(b) (and, if applicable, section 411(6) of the Corporations Act) in relation to the Share Scheme) being satisfied or waived in accordance with the terms of the Merger Implementation Agreement;

(b)                               the Merger Implementation Agreement not having been terminated as at 8.00am on the Court Approval Date;

(c)                                such other conditions imposed by the Court under section 411(6) of the Corporations Act as are acceptable to Westpac and St.George having been satisfied; and

(d)                               the coming into effect, pursuant to section 411(10) of the Corporations Act, of the orders of the Court made under section 411(4)(b) (and, if applicable, section 411(6)) of the Corporations Act in relation to this SAINTS Scheme.

3.2                              Satisfaction of conditions

The fulfilment of clause 3.1 is a condition precedent to the operation of the provisions of clauses 4.2, 4.3, 5 and 6 of this SAINTS Scheme.

3.3                              Certificates

At the hearing on the Court Approval Date, St.George must provide to the Court a certificate confirming (in respect of matters within its knowledge) whether or not as at 8.00am on the Court Approval Date the conditions precedent in clause 5.1(b)(i) of the Merger Implementation Agreement (other than the conditions relating to the Court approving this SAINTS Scheme pursuant to section 411(4)(b) of the Corporations Act and the coming into effect, pursuant to section 411(10) of the Corporations Act, of the orders of the Court made under section 411(4)(b) (and, if applicable, section 411(6) of the Corporations Act) in relation to the Share Scheme) have been satisfied. The certificate constitutes conclusive evidence that such conditions precedent have been satisfied.

4.                                     Implementation of SAINTS Scheme

4.1                              Lodgement of Court order

As soon as practicable following approval of this SAINTS Scheme by the Court in accordance with section 411(4)(b) of the Corporations Act, and in any event by no later than 10.00 am on the Business Day following the date of the Court approval, St.George will lodge with ASIC an office copy of the Court order under section 411(10) of the Corporations Act approving this SAINTS Scheme. This SAINTS Scheme will come into effect on the Effective Date.

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4.2                              Transfer of Scheme SAINTS

On the Implementation Date, subject to the provision by Westpac of the SAINTS Scheme Consideration in the manner contemplated by clause 5.1:

(a)                                all of the Scheme SAINTS (together with all rights and entitlements attaching to the Scheme SAINTS as at the Implementation Date) will be transferred to Westpac without the need for any further act by any SAINTS Scheme Participant (other than acts performed by St.George or its directors or officers as attorney and agent for the SAINTS Scheme Participants under clause 9.1) and the transfer will be deemed to be effective on the Implementation Date;

(b)                               St.George will deliver to Westpac duly completed and executed share transfer forms (or a master transfer form) executed by St.George on behalf of each SAINTS Scheme Participant to transfer all of the Scheme SAINTS to Westpac; and

(c)                                subject to the execution of the share transfer forms (or master transfer form) by Westpac as transferee and delivery thereof to St.George, St.George will enter the name and address of Westpac in the SAINTS Register in respect of all the Scheme SAINTS transferred to Westpac in accordance with the terms of this SAINTS Scheme.

4.3                              Entitlement to SAINTS Scheme Consideration

On the Implementation Date, in consideration for the transfer to Westpac of each Scheme SAINTS, each SAINTS Scheme Participant will be entitled to receive the SAINTS Scheme Consideration in accordance with clause 5.

4.4                              Agreement by SAINTS Scheme Participants

The SAINTS Scheme Participants agree to the transfer of their Scheme SAINTS to Westpac in accordance with the terms of this SAINTS Scheme.

4.5                              Warranties by SAINTS Scheme Participants

The SAINTS Scheme Participants are deemed to have warranted to St.George, in its own right and for the benefit of Westpac, that:

(a)                                all their SAINTS (including any rights and entitlements attaching to those shares) which are transferred to Westpac under this SAINTS Scheme will, at the date of the transfer of them to Westpac, be fully paid and free from all mortgages, charges, liens, encumbrances and interests of third parties of any kind, whether legal or otherwise, and restrictions on transfer of any kind; and

(b)                               they have full power and capacity to sell and to transfer their SAINTS together with any rights attaching to such SAINTS.

4.6                              Beneficial entitlement by Westpac

Westpac shall be beneficially entitled to the Scheme SAINTS transferred to it under this SAINTS Scheme pending registration by St.George of Westpac in the SAINTS Register as the holder of the Scheme SAINTS.

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4.7          Appointment of Westpac as sole proxy

From the Effective Date until St.George registers Westpac as the holder of all SAINTS in the SAINTS Register, each SAINTS Scheme Participant:

(a)           is deemed to have irrevocably appointed Westpac as attorney and agent (and directed Westpac in such capacity) to appoint an officer or agent nominated by Westpac as its sole proxy and, where applicable, corporate representative to attend shareholders’ meetings, exercise the votes attaching to the Scheme SAINTS registered in their name and sign any shareholders’ resolutions, whether in person, by proxy or by corporate representative;

(b)           undertakes not to otherwise attend shareholders’ meetings, exercise the votes attaching to the Scheme SAINTS registered in their name and sign any shareholders’ resolutions, whether in person, by proxy or corporate representative;

(c)           must take all other actions in the capacity of a registered holder of Scheme SAINTS as Westpac reasonably directs; and

(d)           acknowledges and agrees that in exercising the powers referred to in clause 4.7(a), Westpac and any officer or agent nominated by Westpac under clause 4.7(a) may act in the best interests of Westpac as the intended registered holder of the Scheme SAINTS.

5.            SAINTS Scheme Consideration

5.1          Provision of SAINTS Scheme Consideration

(a)           Before 11.00am on the Implementation Date, St.George must procure Westpac to deposit an amount equal to the aggregate amount of SAINTS Scheme Consideration payable to all SAINTS Scheme Participants in cleared funds in a trust account operated by the Trustee, such amount to be held on trust for those SAINTS Scheme Participants, except that any interest (less bank fees and other charges) on the amount deposited by Westpac in respect of the SAINTS Scheme Consideration shall be for the account of Westpac;

(b)           On the Implementation Date, subject to St.George having complied with paragraph (a), the Trustee must pay from the trust account referred to in paragraph (a) to each SAINTS Scheme Participant such amount of cash as is due to that SAINTS Scheme Participant as SAINTS Scheme Consideration in respect of all that SAINTS Scheme Participant’s Scheme SAINTS.

(c)           Unless paragraph (d) applies, the amount referred to in paragraph (b) may be paid by the Trustee doing any of the following at its election:

(i)            sending the amount to the SAINTS Scheme Participant’s Registered Address by cheque in Australian currency drawn out of the trust account established in accordance with paragraph (a); or

(ii)           depositing or procuring the St.George Share Registry to deposit the amount into an account with any Australian ADI (as defined in the

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Corporations Act) notified to St.George by an appropriate authority from the SAINTS Scheme Participants.

(d)           In the event that:

(i)            a SAINTS Scheme Participant does not have a Registered Address; or

(ii)           the Trustee believes that a SAINTS Scheme Participant is not known at the SAINTS Holder’s Registered Address,

and no account has been notified to St.George in accordance with paragraph (c)(ii), or a deposit into such an account is rejected or refunded, the Trustee may credit the amount payable to the relevant SAINTS Scheme Participant to a separate bank account of St.George to be held until the SAINTS Scheme Participant claims the amount or the amount is dealt with in accordance with unclaimed money legislation. St.George must hold the amount on trust, but any benefit accruing from the amount will be to the benefit of St.George. An amount credited to this account is to be treated as having been paid to the SAINTS Scheme Participant when credited to the account. St.George must maintain records of the amounts paid, the people who are entitled to the amounts and any transfers of the amounts.

(e)           To the extent that there is a surplus in the amount held by the Trustee in the trust accounts established under this clause 5.1, that surplus may be paid by the Trustee to Westpac following the satisfaction of the Trustee’s obligations under this clause 5.1.

5.2          Joint Holders

In the case of SAINTS held in joint names, any SAINTS Scheme Consideration shall be payable to and be forwarded to the holder whose name appears first in the SAINTS Register as at the Scheme Record Date.

6.            Stub Dividend

6.1          Stub Dividend

If the Implementation Date occurs after 20 November 2008, then St.George must procure that its Directors declare a dividend, in an amount calculated in accordance with clause 6.2, as may be adjusted in accordance with clause 6.3, which will:

(a)           have the Scheme Record Date as the record date; and

(b)           be payable on the Implementation Date to each SAINTS Scheme Participant,

(the Stub Dividend).

6.2          Calculation of Stub Dividend

(a)           The amount of any Stub Dividend will be calculated in accordance with the following formula:

Stub Dividend = (Dividend Rate x Face Vale x N) / 365

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where:

Face Value is $100;

N is the number of days from (and including) 20 November 2008 until (but not including) the Implementation Date; and

Dividend Rate expressed as a percentage per annum is calculated in accordance with the following formula:

(Market Rate + Margin) x (1 - T)

where:

Market Rate means the Bank Bill Swap Rate for 90 day bills applying on 20 November 2008 expressed as a percentage per annum;

Bank Bill Swap Rate means the rate, expressed as a percentage per annum, calculated as the average mid rate for bills of a term of 90 days which average rate is displayed on the Reuters page designated BBSW (or any page which replaces that page) on 20 November 2008, or if there is a manifest error in the calculation of that average rate or that average rate is not displayed by 10.30am on that date, the rate specified in good faith by St.George at or around that time on that date having regard, to the extent possible, to:

(i)            the rate otherwise bid and offered for bills of that term or for funds of that tenor displayed on that page BBSW (or any page which replaces that page) at that time on the date; and

(ii)           if bid and offer rates for bills of that term are not otherwise available, the rates otherwise bid and offered for funds of that tenor at or around that time;

Margin is 1.35%; and

T means the Australian corporate tax rate applicable on the allotment date of the SAINTS, being 0.30.

(b)           All calculations of Stub Dividends will be rounded to four decimal places. For the purposes of making any Stub Dividend payment in respect of a SAINTS Scheme Participant’s total holding of SAINTS, any fraction of a cent will be disregarded.

6.3          Franking adjustment

(a)           If, on the Implementation Date, the Australian corporate tax rate applicable to the franking account of St.George from which the Stub Dividend will be franked (Ti) differs from the Australian corporate tax rate on the allotment date of the SAINTS (T), the Stub Dividend will be adjusted in accordance with the following formula (rounded to the nearest four decimal places):

Stub Dividend x	(1 - Ti)
(1 - T)

where:

Stub Dividend is the amount calculated under clause 6.2;

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Ti is the Australian corporate tax rate applicable to the franking account of St.George from which the Stub Dividend will be franked, expressed as a decimal; and

T means 0.30.

(b)           If the Stub Dividend is not franked to 100% under Part 3-6 of the Tax Act (or any provisions that revise or replace that part), the Stub Dividend will be adjusted in accordance with the following formula:

D
1– (Ti x (1 - F))

where:

D is the Stub Dividend calculated under paragraph (a), or clause 6.2 where there has been no application of paragraph (a);

Ti has the same meaning as in paragraph (a); and

F is the franking percentage (within the meaning of Part 3-6 of the Tax Act or any part that replaces or revises that part) of the Stub Dividend, expressed as a decimal to four decimal places.

6.4          Payment of Stub Dividend

(a)           If a Stub Dividend is payable, St.George must on the Implementation Date pay each SAINTS Scheme Participant such amount of cash as is due to that SAINTS Scheme Participant as a Stub Dividend in respect of all the SAINTS held by the SAINTS Scheme Participant on the Scheme Record Date.

(b)           Unless paragraph (c) applies, the amount referred to in paragraph (a) may be paid by St.George doing any of the following at its election:

(i)            sending the amount to the SAINTS Scheme Participant’s Registered Address by cheque in Australian currency; or

(ii)           depositing or procuring the St.George Share Registry to deposit the amount into an account with any Australian ADI (as defined in the Corporations Act) notified to St.George by an appropriate authority from the SAINTS Scheme Participants.

(c)           In the event that:

(i)            a SAINTS Scheme Participant does not have a Registered Address; or

(ii)           St.George believes that a SAINTS Scheme Participant is not known at the SAINTS Holder’s Registered Address,

and no account has been notified to St.George in accordance with paragraph (b)(ii), or a deposit into such an account is rejected or refunded, St.George may credit the amount payable to the relevant SAINTS Scheme Participant to a separate bank account of St.George to be held until the SAINTS Scheme Participant claims the amount of the amount is dealt with in accordance with unclaimed money legislation. St.George must hold the amount on trust, but any

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benefit accruing from the amount will be to the benefit of St.George. An amount credited to this account is to be treated as having been paid to the SAINTS Scheme Participant when credited to the account. St.George must maintain records of the amounts paid, the people who are entitled to the amounts and any transfers of the amounts.

(d)           To the extent that there is a surplus in the amount held by St.George in the trust account, that surplus may be paid by St.George to Westpac following the satisfaction of St.George’s obligations under this clause 6.4.

(e)           In the case of SAINTS held in joint names, any Stub Dividend shall be payable to and be forwarded to the holder whose name appears first in the SAINTS Register as at the Scheme Record Date.

6.5          Withholding obligations

Despite anything else in this clause 6, St.George will be entitled to deduct from any Stub Dividend payable to a SAINTS Scheme Participant the amount of any withholding or other tax, duty or levy required by law to be deducted in respect of such amount. If any such deduction has been made and the amount of the deduction accounted for by St.George to the relevant revenue authority and the balance of the amount payable has been paid to the SAINTS Scheme Participant concerned, then the full amount payable to such SAINTS Scheme Participant shall be deemed to have been duly paid and satisfied by St.George. St.George will pay the full amount required to be deducted to the relevant revenue authority within the time allowed for such payment.

6.6          Future dividends

Following transfer of the Scheme SAINTS to Westpac, the SAINTS will be governed by their terms of issue except that “N” in clause 2.1 of the terms of issue will be the number of days from (and including) the Implementation Date (as defined in this SAINTS Scheme) until (but not including) the relevant Dividend Payment Date (as defined in the terms of issue).

7.            Dealings in SAINTS

7.1          Dealings

For the purpose of establishing who are SAINTS Scheme Participants, dealings in SAINTS will only be recognised if:

(a)           in the case of dealings of the type to be effected using CHESS, the transferee is registered in the SAINTS Register as the holder of the relevant SAINTS on or before the Scheme Record Date; and

(b)           in all other cases, registrable transmission applications or transfers in respect of those dealings are received on or before the Scheme Record Date at the place where the SAINTS Register is kept.

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7.2          SAINTS Register

(a)           St.George must register registrable transmission applications or transfers of SAINTS received in accordance with clause 7.1(b) by the Scheme Record Date.

(b)           St.George will not accept for registration or recognise for any purpose any transmission application or transfer in respect of SAINTS received after the Scheme Record Date, except a transfer to Westpac pursuant to this SAINTS Scheme and any subsequent transfer by Westpac.

(c)           For the purpose of determining entitlements to the SAINTS Scheme Consideration, St.George will, until the SAINTS Scheme Consideration has been provided, maintain the SAINTS Register in accordance with the provisions of this clause 7 and the SAINTS Register in this form will solely determine entitlements to the SAINTS Scheme Consideration and any Stub Dividend.

(d)           St.George must procure that, on or before 9.00am on the Business Day following the Scheme Record Date, details of the names, registered addresses and holdings of SAINTS of every SAINTS Scheme Participant as shown in the SAINTS Register at the Scheme Record Date are available to Westpac in such form as Westpac may reasonably require.

(e)           As from the Scheme Record Date (and other than for Westpac, or its successors in title), all share certificates and holding statements for the SAINTS will cease to have effect as documents of title, and each entry on the SAINTS Register at that date will cease to have any effect other than as evidence of entitlement to the SAINTS Scheme Consideration and any Stub Dividend.

8.            Quotation of SAINTS

On a date after the Implementation Date to be determined by Westpac, St.George will apply for termination of the official quotation on the ASX of SAINTS.

9.            General

9.1          Appointment of attorney

Each SAINTS Scheme Participant, without the need for any further act, irrevocably appoints St.George and all its directors and officers (jointly and severally) as its attorney and agent for the purposes of:

(a)           executing any document or doing any other act necessary to give effect to this SAINTS Scheme and the transactions contemplated by it including, without limitation, executing a proper instrument of transfer of its SAINTS for the purposes of section 1071B of the Corporations Act, which may be a master transfer of all the SAINTS held by SAINTS Scheme Participants; and

(b)           enforcing the Deed Poll against Westpac (and St.George undertakes in favour of each SAINTS Scheme Participant that it will enforce the Deed Poll against

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Westpac on behalf of and as attorney and agent for the SAINTS Scheme Participants).

9.2          St.George and all SAINTS Scheme Participants bound

This SAINTS Scheme binds St.George and all SAINTS Scheme Participants and, to the extent of any inconsistency and to the extent permitted by law, overrides the St.George Constitution and the terms of issue of the SAINTS.

9.3          Amendments to SAINTS Scheme

If the Court proposes to approve this SAINTS Scheme subject to any variations, alterations or conditions, St.George may by its counsel or solicitor consent on behalf of all persons concerned to those variations, alterations or conditions to which Westpac has consented.

9.4          Notices

Where a notice, transfer, transmission application, direction or other communication referred to in this SAINTS Scheme is sent by post to St.George, it shall not be deemed to be received in the ordinary course of post or on a date other than the date (if any) on which it is actually received at St.George’s registered office or at the address of the St.George Share Registry.

9.5          SAINTS Scheme Participants’ consent

The SAINTS Scheme Participants consent to St.George doing all things necessary, expedient or incidental to the implementation of this SAINTS Scheme, including (to the extent permitted by law) the provision of any information held by St.George in relation to the SAINTS Scheme Participants to Westpac.

9.6          Costs and stamp duty

St.George will pay the costs of this SAINTS Scheme, except that Westpac will pay all stamp duties (if any) and any related fines and penalties on the transfer by SAINTS Scheme Participants of the Scheme SAINTS to Westpac.

9.7          Further acts

St.George will execute all documents and do all acts and things necessary for the implementation and performance of its obligations under this SAINTS Scheme.

9.8          Governing law

The proper law of this SAINTS Scheme is the law of the State of New South Wales. The parties submit to the non-exclusive jurisdiction of the courts exercising jurisdiction in New South Wales.

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Annexure 4 – Option Scheme

Annexure 4 – Option Scheme

Scheme of Arrangement

Pursuant to section 411 of the Corporations Act 2001 (Cth)

Parties

Between:	St.George Bank Limited (ACN 055 513 070) of Level 15, 182 George Street, Sydney, NSW 2000 (St.George)

And:	The holders of zero exercise price options granted by St.George pursuant to the Executive Performance Share Plan (other than Excluded Award Option Holders) as at the Scheme Record Date

1.                                     Definitions and Interpretation

1.1                              Definitions

The following definitions apply unless the context requires otherwise.

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited (ACN 008 624 691) or, as the context requires, the financial market operated by it.

Award Option means a zero exercise price option granted by St.George pursuant to the St.George Executive Performance Share Plan.

Award Option Holder means a person who is registered in the Award Option Register as the holder of one or more Award Options from time to time.

Award Option Register means the register of holders of Award Options maintained by St.George in accordance with the Corporations Act.

Board means the board of directors of St.George.

Business Day means a week day on which trading banks are open for business in Sydney, Australia.

CHESS means the clearing house electronic sub-register system operated by ASX Settlement and Transfer Corporation Pty Limited (ACN 008 504 532).

Corporations Act means the Corporations Act 2001 (Cth).

Court means the Federal Court of Australia.

Court Approval Date means the first day on which an application made to the Court for an order approving this Option Scheme pursuant to section 411(4)(b) of the Corporations Act

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is heard or, if the application is adjourned for any reason, the first day on which the adjourned application is heard.

Deed of Cancellation means a deed dated on or around 8 September 2008 between St.George, Westpac and the holder of options granted under the St.George Executive Option Plan.

Deed Poll means the deed poll dated [*] 2008 executed by Westpac in favour of Option Scheme Participants.

Effective means, in relation to the Option Scheme or the Share Scheme, the coming into effect, pursuant to section 411(10) of the Corporations Act, of the order of the Court made under section 411(4)(b) in relation to the Option Scheme or the Share Scheme.

Effective Date means the date on which this Option Scheme becomes Effective.

Excluded Award Option Holder means any Award Option Holder who has entered into a Deed of Cancellation with St.George and Westpac.

Grant Date means, in respect of a Tranche of Award Options, the date on which that Tranche of Award Options was granted, as set out in Schedule 1.

Implementation Date means the fifth Business Day after the Scheme Record Date, or such other date as St.George and Westpac may agree.

Merger Implementation Agreement means the Merger Implementation Agreement between Westpac and St.George dated 26 May 2008 (as amended and restated on 8 September 2008) under which each party undertakes specific obligations to give effect to this Option Scheme, among other things.

Option Scheme means this scheme of arrangement under Part 5.1 of the Corporations Act, subject to any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and agreed or consented to by St.George and Westpac.

Option Scheme Consideration means 1.31 Westpac Shares for each Award Option held by an Option Scheme Participant as at the Scheme Record Date subject, where applicable under clause 5.2, to disposal restrictions applicable under the Westpac Restricted Share Plan.

Option Scheme Participant means a person who is an Award Option Holder as at the Scheme Record Date (other than an Excluded Award Option Holder).

Prescribed Exercise Date means in respect of a Tranche of Award Options, the date set out in Schedule 1 (being the date prescribed on the Grant Date as the date on which it may first become exercisable), or where the performance conditions in respect of an Award Option are to be tested for the financial year ending 30 September 2008 and that testing results in the Award Option being able to be retested on a future prescribed exercise date, 30 September 2009.

Related Body Corporate has the meaning given in the Corporations Act.

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Scheme Record Date means 7.00pm (Sydney time) on the fifth Business Day after the Effective Date or such earlier date (after the Effective Date) as Westpac and St.George may agree in writing.

Scheme Option means an Award Option held by an Option Scheme Participant as at the Scheme Record Date.

Share Scheme means the scheme of arrangement under Part 5.1 of the Corporations Act between St.George and the St.George Shareholders (other than any person holding St.George Shares on behalf of, or for the benefit of, Westpac or any of its related entities).

Share Scheme Record Date means the record date under the Share Scheme, being the relevant time and date for determining the St.George Shareholders entitled to the consideration to be provided under the Share Scheme.

St.George Constitution means the constitution of St.George from time to time.

St.George Executive Performance Share Plan means the award plan approved by St.George shareholders on 3 February 1998 as amended from time to time.

St.George Group means St.George and its Related Bodies Corporate.

St.George Share means a fully paid ordinary share issued in the capital of St.George.

St.George Shareholder means a person who is registered in the St.George Share register as the holder of one or more St.George Shares from time to time.

Tranche means a group of Award Options that are subject to the same terms and conditions.

Westpac means Westpac Banking Corporation (ACN 007 457 141).

Westpac Constitution means the constitution of Westpac as amended from time to time.

Westpac Restricted Share means Westpac Shares allocated under the Westpac Restricted Share Plan

Westpac Restricted Share Plan means the employee share plan that offers Westpac Restricted Shares which was approved by Westpac shareholders on 14 December 2006 as amended from time to time.

Westpac Share means a fully paid ordinary share issued in the capital of Westpac.

1.2                              Interpretation

Headings are for convenience only and do not affect interpretation.  The following rules apply unless the context requires otherwise.

(a)                                 The singular includes the plural and conversely.

(b)                                A gender includes all genders.

(c)                                 If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(d)                                A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

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(e)                                 A reference to a clause, schedule or annexure is a reference to a clause of, or schedule or annexure to, this Option Scheme.

(f)                                   A reference to an agreement or document (including a reference to this Option Scheme) is to the agreement or document as amended, varied, supplemented, novated or replaced, except to the extent prohibited by this Option Scheme or that other agreement or document.

(g)                                A reference to a person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns.

(h)                                A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

(i)                                    A reference to $ is to the lawful currency of Australia.

(j)                                    Words and phrases not specifically defined in this Option Scheme have the same meanings (if any) given to them in the Corporations Act.

(k)                                 A reference to time is a reference to time in Sydney, Australia.

(l)                                    If the day on which any act, matter or thing is to be done is a day other than a Business Day, such act, matter or thing must be done on the immediately succeeding Business Day.

(m)                              The meaning of general words is not limited by specific examples introduced by including, or for example, or similar expressions.

2.                                     Preliminary

2.1                              St.George

(a)                                 St.George is a public company incorporated in Australia and registered in New South Wales and a company limited by shares.

(b)                                St.George is admitted to the official list of ASX.

(c)                                 As at 28 August 2008, St.George had on issue:

(i)                                    566,529,267 St.George Shares which are officially quoted on the ASX;

(ii)                                 3,500,000 subordinated adjustable income non-refundable Tier 1 securities (known as “SAINTS”) which are officially quoted on the ASX;

(iii)                              1,500,000 non-cumulative unsecured preference shares (known as “SPS”) which are officially quoted on the ASX;

(iv)                             3,250,000 non-cumulative, unsecured, converting preference shares (known as “CPS”) which are officially quoted on the ASX;

(v)                                4,000,000 non-cumulative, unsecured converting preference shares (known as “CPS II”) which are officially quoted on the ASX;

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(vi)                             2,247 redeemable preference borrower shares which are not quoted on any stock exchange;

(vii)                          194,700 redeemable preference depositor shares which are not quoted on any stock exchange; and

(viii)                       1,720,116 options (including Award Options) to acquire St.George Shares which are not quoted on any stock exchange.

2.2                              Westpac

(a)                                 Westpac is a public company incorporated in Australia and registered in New South Wales and a company limited by shares.

(b)                                Westpac is admitted to the official list of ASX and Westpac Shares are officially quoted on the ASX.

2.3                              Consequence of Option Scheme becoming Effective

(a)                                 To facilitate this Option Scheme, St.George and Westpac have entered into the Merger Implementation Agreement.  If this Option Scheme becomes Effective, then:

(i)                                    all the Scheme Options will be cancelled;

(ii)                                 each Option Scheme Participant will be entitled to receive the Option Scheme Consideration in respect of each of their Scheme Options;

(iii)                              the Option Scheme Consideration will be provided to Option Scheme Participants in accordance with the provisions of this Option Scheme;

(iv)                             the Award Option Register will be updated accordingly to reflect the cancellation of all of the Options; and

(v)                                it will bind St.George and all Option Scheme Participants, including those who do not attend the meeting of Option Scheme Participants to vote on this Option Scheme, those who do not vote at that meeting and those who vote against this Option Scheme at that meeting.

(b)                                Westpac has executed the Deed Poll in favour of the Option Scheme Participants pursuant to which it has covenanted to provide to each Option Scheme Participant the Option Scheme Consideration to which such Option Scheme Participant is entitled under this Option Scheme and to carry out its other obligations under this Option Scheme.

2.4                              End date

This Option Scheme will lapse and be of no further force or effect if:

(a)                                 the Effective Date does not occur on or before 31 December 2008; or

(b)                                the Merger Implementation Agreement is terminated in accordance with its terms,

unless Westpac and St.George otherwise agree.

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3.                                     Conditions Precedent

3.1                              Conditions precedent to Option Scheme

The Option Scheme is conditional upon, and will have no force or effect until, satisfaction of each of the following conditions:

(a)                                 before 8.00am on the Court Approval Date, the Option Scheme being approved by the requisite majorities of Award Option Holders under section 411(4) of the Corporations Act;

(b)                                on the Court Approval Date, the Court approving this Option Scheme, with or without modification, pursuant to section 411(4)(b) of the Corporations Act;

(c)                                 such other conditions imposed by the Court under section 411(6) of the Corporations Act as are acceptable to Westpac and St.George having been satisfied;

(d)                                the Share Scheme becoming Effective; and

(e)                                 the coming into effect, pursuant to section 411(10) of the Corporations Act, of the orders of the Court made under section 411(4)(b) (and, if applicable, section 411(6)) of the Corporations Act in relation to this Option Scheme.

3.2                              Satisfaction of conditions

The fulfilment of clause 3.1 is a condition precedent to the operation of the provisions of clauses 4.2, 4.3, 5.1, 5.2 and 5.3 of this Option Scheme.

3.3                              Certificates

At the hearing on the Court Approval Date, St.George must provide to the Court a certificate confirming (in respect of matters within its knowledge) whether or not as at 8.00am on the Court Approval Date the condition precedent in clause 3.1(a) has been satisfied.  The certificate constitutes conclusive evidence that such condition precedent is satisfied.

4.                                     Implementation of Option Scheme

4.1                              Lodgement of Court order

As soon as practicable following approval of this Option Scheme by the Court in accordance with section 411(4)(b) of the Corporations Act, and in any event by no later than 10.00 am on the Business Day following the date of the Court approval, St.George will lodge with ASIC an office copy of the Court order under section 411(10) of the Corporations Act approving this Option Scheme.  This Option Scheme will come into effect on the Effective Date.

4.2                              Cancellation of Scheme Options

On the Implementation Date, subject to the provision by Westpac of the Option Scheme Consideration in the manner contemplated by clause 5, debts and claims evidenced by,

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and all rights and obligations pertaining to or under, the Scheme Options will be cancelled and extinguished without the need for any further act by any Option Scheme Participant, and the Option Scheme Participant:

(a)                                  releases St.George from all its obligations in relation to those Scheme Options;

(b)                                 releases and waives any and all rights the Option Scheme Participant may have had (including to be issued St.George Shares or Award Options) in relation to those Scheme Options (including under the St.George Executive Performance Share Plan); and

(c)                                  authorises St.George to update the Award Option Register recording the cancellation of the Award Options that make up part of the Scheme Options.

4.3                              Entitlement to Option Scheme Consideration

On the Implementation Date, in consideration for the cancellation of their Scheme Options, each Option Scheme Participant will be entitled to receive the Option Scheme Consideration in accordance with clause 5.

4.4                              Agreement by Option Scheme Participants

(a)                                 The Option Scheme Participants agree to the cancellation of their Scheme Options by St.George in accordance with the terms of this Option Scheme.

(b)                                The Option Scheme Participants who receive Westpac Shares as Option Scheme Consideration accept those Westpac Shares and agree to:

(i)                                    become a member of Westpac for the purposes of section 231 of the Corporations Act; and

(ii)                                 be bound by the Westpac Constitution.

4.5                              Warranties by Option Scheme Participants

The Option Scheme Participants are deemed to have warranted to St.George, in its own right and for the benefit of Westpac, that:

(a)                                  all their Scheme Options (including any rights and entitlements attaching to those Scheme Options) will, at the date of cancellation of those Scheme Options, be free from all mortgages, charges, liens, encumbrances and interests of third parties of any kind, whether legal or otherwise, and restrictions on transfer of any kind; and

(b)                                 they have full power and capacity to deal with their Scheme Options together with any rights attaching to such Scheme Options.

5.                                     Option Scheme Consideration

5.1                              Provision of Option Scheme Consideration

Subject to clauses 3.1, 5.2, 5.3 and 5.6, in consideration for the cancellation of the Scheme Options on the Implementation Date and each Option Scheme Participant giving the releases in clause 4.2, Westpac will issue or transfer to each Option Scheme Participant the Option Scheme Consideration.  :

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5.2                              Restrictions

(a)                                  Where Westpac Shares are to be issued or transferred under clause 5.1 to an Option Scheme Participant as Option Scheme Consideration on the Implementation Date in respect of a Scheme Option that is part of a Tranche of Award Options where the Prescribed Exercise Date for that Tranche is after the Scheme Record Date then:

(i)                                    the Westpac Shares to be issued or transferred in respect of those Scheme Options will be allocated as Westpac Restricted Shares on the following basis:

(A)                             the Grant Date set out in Schedule 1 in respect of those Scheme Options will be the “Vesting Period Commencement Date” as defined in and for the purposes of the Westpac Restricted Share Plan;

(B)                               the Prescribed Exercise Date in respect of those Scheme Options will be the “Vesting Date” as defined in and for the purposes of the Westpac Restricted Share Plan;

(C)                               the “Vesting Period” for the purposes of the Westpac Restricted Share Plan means the period from the Vesting Period Commencement Date until the Vesting Date, each as defined above; and

(D)                              the Westpac Restricted Shares will be subject to a “Holding Lock” for the “Holding Lock Period” (as those terms are defined in the Westpac Restricted Share Plan) in accordance with the terms of the Westpac Restricted Share Plan; and

(ii)                                Westpac shall be deemed to have made an offer to issue or transfer those Westpac Shares under the Westpac Restricted Share Plan immediately following the transfer of all the St.George Shares to Westpac under the Share Scheme and the Option Scheme Participant shall be deemed to have:

(A)                             accepted that offer; and

(B)                               agreed to be bound by the rules of the Westpac Restricted Share Plan on the basis set out in this Option Scheme,

as evidenced by Westpac recording in the register of holders of Westpac Shares the issue or transfer of Westpac Restricted Shares in the name of the Option Scheme Participant.

(b)                                 Each Option Scheme Participant acknowledges that any such Westpac Restricted Shares they receive may not be sold or transferred, and are subject to forfeiture under the terms of the Westpac Restricted Share Plan, until the Prescribed Exercise Date set out in Schedule 1 which applied to the corresponding Scheme Option has passed.

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5.3                              Fractional Entitlements

If the number of Scheme Options held by an Option Scheme Participant is such that an entitlement of that Option Scheme Participant to Westpac Shares in respect of a Tranche is not a whole number then:

(a)                                 any fractional entitlement to Westpac Shares which is 0.5 or greater will be rounded up to the nearest whole number of Westpac Shares in respect of that Tranche; and

(b)                                any fractional entitlement to Westpac Shares which is less than 0.5 will be rounded down to the nearest whole number of Westpac Shares in respect of that Tranche.

5.4                              Provision of Westpac Shares as Option Scheme Consideration

The obligation of Westpac to provide Westpac Shares pursuant to clause 5.1 will be satisfied by Westpac as follows:

(a)                                 on the Implementation Date, entering the name of each Option Scheme Participant in the Westpac share register in respect of the Westpac Shares which that Option Scheme Participant is entitled to receive under this Option Scheme; and

(b)                                within 5 Business Days after the Implementation Date, sending or procuring the despatch by pre-paid ordinary post to each Option Scheme Participant to their address recorded in the Award Option Register on the Scheme Record Date, a holding statement for the Westpac Shares issued or transferred to that Option Scheme Participant in accordance with this Option Scheme.

5.5                              Status of Westpac Shares

Westpac Shares that are issued or transferred to Option Scheme Participants as Option Scheme Consideration will:

(a)                                 rank equally with all existing Westpac Shares, other than with respect to Westpac’s dividend for the financial year ending 30 September 2008 to which Option Scheme Participants will not be entitled; and

(b)                                be fully paid and free from any mortgage, charge, lien, encumbrance or other security interest (except that the Westpac Restricted Shares to be issued under the Option Scheme will be subject to such disposal restrictions as are imposed under or pursuant to the Westpac Restricted Share Plan and this Option Scheme).

5.6                              Cessation of employment

If an Award Option Holder ceases employment with St.George before the Implementation Date and subject to the Share Scheme becoming Effective:

(a)                                  except as set out in this clause 5.6, the Award Option Holder’s Award Options will be dealt with in accordance with the terms of the St.George Executive

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Performance Share Plan and the terms of the Award Option Holder’s contract of employment with St.George;

(b)                                 if the date on which the Award Option Holder ceases employment (Cessation Date) is on or before 30 September 2008:

(i)                                    the performance conditions for each Tranche of Award Options will be tested for the financial year ended 30 September 2008; and

(ii)                                 on the Implementation Date, any Award Options that did not vest on 30 September 2008 will be cancelled and extinguished in accordance with clause 4.2 and the Award Option Holder will not be entitled to receive any Westpac Shares in respect of those Award Options under clause 4.3; or

(c)                                  if the Cessation Date is after 30 September 2008, on the Implementation Date:

(i)                                    any Award Options with a first Prescribed Exercise Date on 30 September 2009 or any Award Options that did not vest on 30 September 2008  because the performance conditions were not satisfied but which are subject to retesting on 30 September 2009 will be cancelled and extinguished in accordance with clause 4.2 in consideration for the issue or transfer of Westpac Shares under clause 5.1, and clause 5.2 will not apply; and.

(ii)                                 any Award Options with a first Prescribed Exercise Date after 30 September 2009 will be cancelled and extinguished in accordance with clause 4.2 and the Award Option Holder will not be entitled to receive any Westpac Shares in respect of those Award Options under clause 4.3.

6.                                     Dealings in Award Options

6.1                              Exercise prior to Share Scheme Record Date

For the purpose of establishing who are Option Scheme Participants, St.George will not accept as valid, nor recognise for any purpose, any notice of exercise of an Award Option registered in the name of an Award Option Holder:

(a)                                  received after 5.00pm on the day which is two Business Days immediately before the Share Scheme Record Date; or

(b)                                 which is not in accordance with the terms of grant of the Award Options.

6.2                              Registration as holder of ordinary shares

St.George will issue, and register the Award Option Holder as the holder of, a St.George Share in respect of the exercise of an Award Option registered in the name of the Award Option Holder permitted by clause 6.1 and in accordance with the terms of grant of the Award Option, and the Award Option Holder acknowledges and agrees that, if the Share Scheme becomes Effective, the Award Option Holder will be bound by the terms of the Share Scheme in respect of each such St.George Share and, accordingly, each such St.George Share will be transferred to Westpac in accordance with the Share Scheme on the Implementation Date.

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6.3                              St.George Award Option Register

(a)                                 For the purpose of determining entitlements to the Option Scheme Consideration, St.George will, until the Option Scheme Consideration has been provided, maintain the Award Option Register in accordance with the provisions of this clause 6 and the Award Option Register in this form will solely determine entitlements to the Option Scheme Consideration.

(b)                                St.George must procure that, on or before 9.00am on the Business Day following the Scheme Record Date, details of the names, registered addresses and holdings of Award Options of every Option Scheme Participant as shown in the Award Option Register at the Scheme Record Date are available to Westpac in such form as Westpac may reasonable require.

(c)                                 As from the Scheme Record Date, all Award Option certificates will cease to have effect and each entry on the Award Option Register at that date will cease to have any effect other than as evidence of entitlement to the Option Scheme Consideration.

7.                                     General

7.1                              Appointment of attorney

Each Option Scheme Participant, without the need for any further act, irrevocably appoints St.George and all its directors and officers (jointly and severally) as its attorney and agent for the purposes of:

(a)                                 executing any document or doing any other act necessary to give effect to this Option Scheme and the transactions contemplated by it; and

(b)                                enforcing the Deed Poll against Westpac (and St.George undertakes in favour of each Option Scheme Participant that it will enforce the Deed Poll against Westpac on behalf of and as attorney and agent for the Option Scheme Participants).

7.2                              St.George and all Option Scheme Participants bound

This Option Scheme binds St.George and all Option Scheme Participants and, to the extent of any inconsistency and to the extent permitted by law, overrides the St.George Constitution.

7.3                              Amendments to Option Scheme

If the Court proposes to approve this Option Scheme subject to any variations, alterations or conditions, St.George may by its counsel or solicitor consent on behalf of all persons concerned to those variations, alterations or conditions to which Westpac has consented.

7.4                              Notices

Where a notice, transfer, transmission application, direction or other communication referred to in this Option Scheme is sent by post to St.George, it shall not be deemed to be

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received in the ordinary course of post or on a date other than the date (if any) on which it is actually received at St.George’s registered office.

7.5                              Option Scheme Participants’ consent

The Option Scheme Participants consent to St.George doing all things necessary, expedient or incidental to the implementation of this Option Scheme, including the provision of any information held by St George in relation to the Option Scheme Participants to Westpac.

7.6                              Costs

St.George will pay the costs of this Option Scheme.

7.7                              Further acts

St.George will execute all documents and do all acts and things necessary for the implementation and performance of its obligations under this Option Scheme.

7.8                              Inconsistency

This Option Scheme binds St.George and all Option Scheme Participants and, to the extent of any inconsistency, overrides the terms and conditions of the St.George Executive Performance Share Plan.

7.9                              Governing law

The proper law of this Option Scheme is the law of the State of New South Wales.  The parties submit to the non-exclusive jurisdiction of the courts exercising jurisdiction in New South Wales.

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Schedule 1

St.George Award Options

Grant Date	Tranche	Prescribed Exercise Date* (or “Vesting Date” as applying to Westpac Restricted Shares)

[*]	[*]	[*]

[*]	[*]	[*]

*Where the performance conditions in respect of an Award Option are to be tested for the financial year ending 30 September 2008 (and where that date appears in the third column of the table above) and that testing results in the Award Option being able to be retested on a future prescribed exercise date, the Prescribed Exercise Date will be 30 September 2009 (notwithstanding the notation in the table above).

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Annexure 5 – Deed Poll

Deed Poll

Date                    [*] 2008

Parties

1.             Westpac Banking Corporation (ACN 007 457 141) of Level 20, 275 Kent Street, Sydney, NSW 2000 (Westpac)

In favour of:

•      each person who is registered as the holder of one or more fully paid ordinary shares in St.George Bank Limited (ACN 055 513 070) (St.George) as at the Scheme Record Date of the Share Scheme other than Excluded Shareholders (Share Scheme Participants);

•      each person who is registered as the holder of one or more SAINTS as at the Scheme Record Date of the SAINTS Scheme other than Excluded SAINTS Holders (SAINTS Scheme Participants); and

•      each person who is registered as the holder of one or more Award Options as at the Scheme Record Date of the Option Scheme other than Excluded Award Option Holders (Option Scheme Participants).

Recitals

A             Westpac and St.George have entered into the Merger Implementation Agreement.

B             Westpac is entering into this Deed Poll to covenant in favour of Share Scheme Participants, SAINTS Scheme Participants and Option Scheme Participants that it will observe and perform all obligations under the Schemes which are attributed to Westpac.

Operative provisions.

1.             Definitions and Interpretation

1.1          Definitions

In this Deed Poll the following definitions apply unless the context otherwise requires:

(a)           Government Agency means any government or representative of a government or any governmental, semi-governmental, administrative, fiscal, regulatory or judicial body, department, commission, authority, tribunal, agency, competition authority or entity in any part of the world;

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(b)           Merger Implementation Agreement means the Merger Implementation Agreement dated 26 May 2008 between Westpac and St.George, as amended and restated on 8 September 2008;

(c)           Option Scheme means the scheme of arrangement under Part 5.1 of the Corporations Act between St.George and Option Scheme Participants, the form of which is included in the Scheme Booklet, subject to any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and agreed or consented to by St.George and Westpac;

(d)           SAINTS Scheme means the scheme of arrangement under Part 5.1 of the Corporations Act between St.George and SAINTS Scheme Participants, the form of which is included in the Scheme Booklet, subject to any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and agreed or consented to by St.George and Westpac;

(e)           Scheme Participants means the Share Scheme Participants, SAINTS Scheme Participants and Option Scheme Participants, and Scheme Participant means any of them as the context requires;

(f)            Schemes means the Share Scheme, SAINTS Scheme and Option Scheme, and Scheme means any one of them as the context requires;

(g)           Share Scheme means the scheme of arrangement under Part 5.1 of the Corporations Act between St.George and Share Scheme Participants, the form of which is included in the Scheme Booklet, subject to any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and agreed or consented to by St.George and Westpac;

(h)           other capitalised words and phrases have the same meaning as given to them in the relevant Scheme.

1.2          Interpretation

Headings are for convenience only and do not affect interpretation.  The following rules apply unless the context requires otherwise.

(a)           The singular includes the plural and conversely.

(b)           A gender includes all genders.

(c)           If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(d)           A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

(e)           A reference to a clause, schedule or annexure is a reference to a clause of, or schedule or annexure to, this Deed Poll.

(f)            A reference to an agreement or document (including a reference to this Deed Poll) is to the agreement or document as amended, varied, supplemented, novated or replaced, except to the extent prohibited by this Deed Poll or that other agreement or document.

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(g)           A reference to a person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns.

(h)           A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

(i)            A reference to $ is to the lawful currency of Australia.

(j)            Words and phrases not specifically defined in this Deed Poll have the same meanings (if any) given to them in the Corporations Act.

(k)           A reference to time is a reference to time in Sydney, Australia.

(l)            If the day on which any act, matter or thing is to be done is a day other than a Business Day, such act, matter or thing must be done on the immediately succeeding Business Day.

(m)          The meaning of general words is not limited by specific examples introduced by including, or for example, or similar expressions.

1.3          Nature of Deed Poll

Westpac acknowledges that:

(a)           this Deed Poll may be relied on and enforced by any Scheme Participant in accordance with its terms, even though the Scheme Participants are not party to it; and

(b)           under each Scheme, each Scheme Participant irrevocably appoints St.George and all of its directors, secretaries and officers (joint and severally) as its agent and attorney for the purposes of, among other things, enforcing this Deed Poll against Westpac.

2.             Conditions and Termination

2.1          Conditions

(a)           The obligations of Westpac under clause 3.1 are subject to the Share Scheme becoming Effective.

(b)           The obligations of Westpac under clause 3.2 are subject to the SAINTS Scheme becoming Effective.

(c)           The obligations of Westpac under clause 3.3 are subject to the Option Scheme becoming Effective.

2.2          Termination

The obligations of Westpac under this Deed Poll will automatically terminate, and the terms of this Deed Poll will be of no further force or effect, if:

(a)           the Effective Date of the Share Scheme does not occur on or before 31 December 2008; or

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(b)           the Merger Implementation Agreement is terminated in accordance with its terms, unless Westpac and St.George otherwise agree.

2.3          Consequences of termination

If this Deed Poll is terminated under clause 2.2, in addition and without prejudice to any other rights, powers or remedies available to them:

(a)           Westpac is released from its obligation to further perform this Deed Poll except those obligations contained in clause 6; and

(b)           Scheme Participants retain the rights they have against Westpac in respect of any breach of this Deed Poll which occurs before it is terminated.

3.             Consideration under the Schemes

3.1          Share Scheme Consideration

Subject to clause 2.1(a), in consideration for the transfer to Westpac of each St.George Share held by a Share Scheme Participant on the Scheme Record Date, Westpac will provide the Share Scheme Consideration to be provided to Share Scheme Participants in accordance with clause 5 of the Share Scheme.

3.2          SAINTS Scheme Consideration

Subject to clause 2.1(b), in consideration for the transfer to Westpac of each SAINTS held by a SAINTS Scheme Participant on the Scheme Record Date, Westpac will provide the SAINTS Scheme Consideration to be provided to those SAINTS Scheme Participants in accordance with clause 5 of the SAINTS Scheme.

3.3          Option Scheme Consideration

Subject to clause 2.1(c), in consideration for the cancellation and extinguishment of the debts and claims evidenced by, and the rights and obligations pertaining to, all of the Award Options held by Option Scheme Participants on the Scheme Record Date, Westpac will provide the Option Scheme Consideration to be provided to Option Scheme Participants in accordance with clause 5 of the Option Scheme.

4.             Warranties

4.1          Warranties in favour of Share Scheme Participants and Option Scheme Participants

Westpac represents and warrants in favour of each Share Scheme Participant and Option Scheme Participant that:

(a)           upon issue or transfer (as applicable):

(i)            the New Westpac Shares will rank equally in all respects with all existing Westpac Shares, other than with respect to the Westpac 2008 Final Dividend (as defined in the Merger Implementation Agreement) to which holders of New Westpac Shares will not be entitled; and

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(ii)           each New Westpac Share will be fully paid and free from any mortgage, charge, lien, encumbrance or other security interest (except that the Westpac Restricted Shares (as defined in the Merger Implementation Agreement) to be issued or transferred under the Option Scheme will be subject to such disposal restrictions as are imposed under or pursuant to the Westpac Restricted Share Plan (as defined in the Merger Implementation Agreement) and the Option Scheme); and

(b)           it will not make any election under any applicable tax legislation or rulings made by a Government Agency (including the Australian Tax Office) pursuant to such legislation to prevent a capital gains tax (CGT) scrip-for-scrip rollover from being available to Scheme Participants who exchange St.George Shares for New Westpac Shares under the Share Scheme.

4.2          Warranties in favour of all Scheme Participants

Westpac represents and warrants in favour of each Scheme Participant that:

(a)           it is a body corporate duly incorporated under the laws of its jurisdiction of incorporation or formation;

(b)           it has the corporate power to enter into and perform its obligations under this Deed Poll and to carry out the transactions contemplated by this Deed Poll;

(c)           it has taken all necessary corporate action to authorise its entry into this Deed Poll and has taken or will take all necessary corporate action to authorise the performance of this Deed Poll and to carry out the transactions contemplated by this Deed Poll; and

(d)           this Deed Poll is valid and binding on it.

5.             Continuing Obligations

This Deed Poll is irrevocable and remains in full force and effect until:

(a)           Westpac has fully performed its obligations under this Deed Poll; or

(b)           this Deed Poll is terminated under clause 2.2,

whichever occurs first.

6.             Stamp Duty

Westpac will:

(a)           pay, or procure the payment of, all stamp duties and any related fines and penalties (if any) in respect of this Deed Poll, the performance of this Deed Poll and each transaction effected by or made under this Deed Poll; and

(b)           indemnify each Scheme Participant against any liability arising from failure to comply with paragraph (a).

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7.             General

7.1          Notices

Any notice or other communication to Westpac in respect of this Deed Poll must be in legible writing and in English and:

(a)           must be addressed as shown below:

Attention: Company Secretary

Westpac Banking Corporation

Level 20, 275 Kent Street

Sydney, NSW 2000

Fax:  +61 2 8253 3550

(b)           must be signed by the person making the communication or by a person duly authorised by that person;

(c)           must be delivered or posted by prepaid post to the address of Westpac in accordance with clause 7.1(a) or sent by facsimile to the facsimile number of Westpac specified above;

(d)           will be regarded as received by the addressee:

(i)            if by delivery, on delivery at the address of Westpac as provided in clause 7.1(a), unless that delivery is not made on a Business Day or after 5.00pm on a Business Day, when that communication will be regarded as received at 9.00am on the next Business Day;

(ii)           if sent by prepaid post, three Business Days after posting (or seven Business Days), if posted to or from a place outside Australia; and

(iii)          if a facsimile, at the time of which that fax is sent or shown on the transmission report which is produced by the machine from which that fax is sent and which confirms transmission of that fax in its entirety, unless that local time is not a Business Day or is after 5.00pm on a business Day when that communication will be regarded as received at 9.00am on the next Business Day.

7.2          Governing law and jurisdiction

This Deed Poll is governed by the laws of New South Wales.  Westpac irrevocably submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in New South Wales.

7.3          No waiver

No failure to exercise, nor any delay in exercising any right, power or remedy by Westpac or a Scheme Participant operates as a waiver.  A single or partial exercise of any right, power or remedy does not preclude any other or further exercise of that or any other right, power or remedy.  A waiver is not valid or binding on the person granting that waiver unless made in writing.

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7.4          Variation

A provision of this Deed Poll may not be varied unless the variation is agreed to in writing by St.George, in which event Westpac will enter into a further Deed Poll in favour of the Scheme Participants giving effect to the variation.

7.5          Cumulative rights

The rights, powers and remedies of Westpac and the Scheme Participants under this Deed Poll are cumulative and do not exclude any other rights, powers or remedies provided by law independently of this Deed Poll.

7.6          Assignment

The rights and obligations of Westpac and each Scheme Participant under this Deed Poll are personal and must not be assigned, charged or otherwise dealt with at law or in equity.

7.7          Further action

Westpac will promptly do all things and execute and deliver all further documents required by law or reasonably requested by St.George, a Scheme Participant or any other person to give full force and effect to this Deed Poll.

Executed as a Deed Poll in Sydney, New South Wales.

Executed as a Deed Poll by Westpac Banking Corporation under power of attorney in the presence of:

Signature of witness	Signature of attorney

Name of witness (print)	Name of attorney (print)

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Signing Page

Executed as an agreement.

Each attorney executing this Agreement states that he or she has no notice of revocation or suspension of his or her power of attorney.

Signed by Westpac Banking Corporation:

/s/ Robert John Whitfield	/s/ Richard Willcock
Attorney Signature	Attorney Signature

Robert John Whitfield	Richard Willcock
Print Name	Print Name
/s/ G.P.D. Rennie
G.P.D. Rennie (Witness)

Signed for St.George Bank Limited by its attorneys under power of attorney dated 20 January 2006 Book 4479 No 307 in the presence of:

/s/ Michael Harold See Bowan	/s/ John Simon Curtis
Witness Signature	Attorney Signature

Michael Harold See Bowan	John Simon Curtis
Print Name	Print Name

/s/ Paul Anthony Fegan
Attorney Signature

Paul Anthony Fegan
Print Name